UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻ Preliminary Proxy Statement
◻ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧ Definitive Proxy Statement
◻ Definitive Additional Materials
◻ Soliciting Material under §240.14a-12

Hilltop Holdings Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Hilltop Holdings Inc. 6565 Hillcrest Avenue Dallas, Texas 75205 Tel: 214.855.2177 Fax: 214.855.2173 www.hilltop-holdings.com NYSE: HTH

NOTICE OF 2022 ANNUAL MEETING

AND PROXY STATEMENT

April 29, 2022

You are cordially invited to attend our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., Dallas, Texas, local time, on July 21, 2022. The meeting will be held at the offices of Hilltop Holdings at 6565 Hillcrest Avenue, 5th Floor, Dallas, Texas 75205. Although we currently intend to hold the Annual Meeting in person, we are actively monitoring the impact that the coronavirus (COVID-19) may have on the meeting. We are committed to maintaining a safe and healthy environment at the Annual Meeting and, as a result, may determine that it is necessary or appropriate to hold the meeting solely by means of remote communication. If we take this step, details about how to participate in the Annual Meeting will be announced in advance via press release, posted on our website at http://ir.hillop-holdings.com and filed with the Securities and Exchange Commission as additional proxy material.

This booklet includes the formal notice of the meeting and our Proxy Statement. The Proxy Statement tells you about the matters to be addressed, and the procedures for voting, at the meeting.

YOUR VOTE IS VERY IMPORTANT. Even if you only have a few shares, we want your shares to be represented. If your shares are held in a brokerage account, your broker does not have discretion to vote on your behalf with respect to electing directors or certain other non-routine matters. Accordingly, you must provide specific voting instructions to your broker in order to vote. Please vote promptly in order to ensure that your shares are represented at the meeting.

The Notice of Internet Availability of Proxy Materials or this Proxy Statement and the accompanying proxy card, as applicable, Notice of 2022 Annual Meeting of Stockholders and annual report for the year ended December 31, 2021 will be provided to stockholders of record on or about May 18, 2022.

We look forward to seeing you at the meeting.

Very truly yours,

Jeremy B. Ford
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 21, 2022.

Our Proxy Statement and our annual report for the fiscal year ended December 31, 2021 are both available at www.proxyvote.com.

Notice of 2022 Annual Meeting of Stockholders

To Be Held on July 21, 2022

2023
WHEN:	Thursday, July 21, 2022, at 10:00 a.m., Dallas, Texas local time

WHERE:	6565 Hillcrest Avenue, 5th Floor
Dallas, Texas 75205

WHY:	At this meeting, you will be asked to:
	1.	Elect eighteen directors to serve on our Board of Directors until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;
	2.	Conduct a non-binding advisory vote to approve executive compensation;
	3.	Approval of amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan;
	4.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022; and
	5.	Transact any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

WHO MAY VOTE:	Stockholders of record at the close of business on May 5, 2022.

ANNUAL REPORT:	Our 2021 Annual Report is enclosed.

Pursuant to rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials, including this proxy statement and our annual report for the year ended December 31, 2021, over the Internet. As a result, we are providing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who are not sent a notice will be sent a paper copy of our proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

Your vote is very important. Please read the Proxy Statement and voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, please vote by Internet, telephone or by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States. Please see “General Information – What should I do if I want to attend the Annual Meeting in person?” for information on how to obtain directions to be able to attend the meeting and vote in person.

By Order of the Board of Directors,

Corey G. Prestidge
Executive Vice President, General Counsel & Secretary

April 29, 2022

Dallas, Texas

Although we currently intend to hold the Annual Meeting in person, we are actively monitoring the impact that the coronavirus (COVID-19) may have on the meeting. We are committed to maintaining a safe and healthy environment at the Annual Meeting and, as a result, may determine that it is necessary or appropriate to hold the meeting solely by means of remote communication. If we take this step, details about how to participate in the Annual Meeting will be announced in advance via press release, posted on our website at http://ir.hilltop-holdings.com and filed with the SEC as additional proxy material.

PROXY STATEMENT

i

HILLTOP HOLDINGS INC.

6565 Hillcrest Avenue

Dallas, Texas 75205

PROXY STATEMENT

2022 Annual Meeting of Stockholders

To be Held on July 21, 2022

GENERAL INFORMATION

The Notice of Internet Availability of Proxy Materials, or this Proxy Statement and the accompanying proxy card, as applicable, Notice of 2022 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2021 will be provided to stockholders of record on or about May 18, 2022.

Unless the context otherwise indicates, all references in this Proxy Statement to the “Company,” “we,” “us,” “our” or “ours” or similar words are to Hilltop Holdings Inc. and its direct and indirect wholly owned subsidiaries, references to “Hilltop” refer solely to Hilltop Holdings Inc., references to “PlainsCapital” refer to PlainsCapital Corporation (a wholly owned subsidiary of Hilltop), references to “Securities Holdings” refer to Hilltop Securities Holdings LLC (a wholly owned subsidiary of Hilltop), references to “Hilltop Securities” refer to Hilltop Securities Inc. (a wholly owned subsidiary of Securities Holdings), references to the “Bank” refer to PlainsCapital Bank (a wholly owned subsidiary of PlainsCapital), references to “First Southwest” refer to First Southwest Holdings, LLC (a wholly owned subsidiary of Securities Holdings) and its subsidiaries as a whole, and references to “PrimeLending” refer to PrimeLending, a PlainsCapital Company (a wholly owned subsidiary of the Bank) and its subsidiaries as a whole.

Why am I receiving these proxy materials?

The Board of Directors of Hilltop, or the Board of Directors, has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our 2022 Annual Meeting of Stockholders, or the Annual Meeting, which will take place at 10:00 a.m. (Dallas, Texas local time) on Thursday, July 21, 2022, at 6565 Hillcrest Avenue, 5th Floor, Dallas, Texas 75205. This Proxy Statement describes matters on which you, as a stockholder, are entitled to vote. This Proxy Statement also gives you information on these matters so that you can make an informed decision with respect to your vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of printed proxy materials?

In accordance with rules promulgated by the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet. Accordingly, on or about May 18, 2022, we will provide a Notice of Internet Availability of Proxy Materials, or the Notice, to selected stockholders of record and beneficial owners. These stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the printing and distribution of our proxy materials.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

➢	view our proxy materials for the Annual Meeting on the Internet;
➢	vote your shares after you have viewed our proxy materials;
➢	register to attend the meeting in person;
➢	request a printed copy of the proxy materials; and
➢	instruct us to send our future proxy materials to you electronically by email.

Copies of the proxy materials are available for viewing at www.proxyvote.com.

You may have received proxy materials by email. Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of printing and distributing our proxy materials. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What am I voting on?

At the Annual Meeting, stockholders will be asked to:

➢	Elect eighteen directors to serve on our Board of Directors until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;
➢	Conduct a non-binding advisory vote to approve executive compensation;
➢	Approval of amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan;
➢	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022; and
➢	Transact any other business that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

What are the Board of Directors’ recommendations?

The Board of Directors recommends that you vote your shares:

➢	FOR each of our director candidates;
➢	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers;
➢	FOR the approval of amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan; and
➢	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

Who is entitled to vote?

Holders of record of our common stock at the close of business on May 5, 2022 are entitled to vote at the Annual Meeting. With respect to each matter presented, a stockholder is entitled to cast one vote for each share of common stock owned at the close of business on May 5, 2022. Our stockholders are not entitled to cumulative voting rights, and dissenters’ rights are not applicable to the matters being voted upon.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

➢	In Person. You may vote in person at the Annual Meeting. Bring your printed proxy card if you received one by mail. Otherwise, we will provide stockholders of record with a ballot at the Annual Meeting. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You always can change your vote at the Annual Meeting.

➢	Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com. Have your proxy card or Notice in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

➢	Via Telephone. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

➢	Via Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by marking, signing and dating the proxy card and sending it back in the envelope provided.

If you are the beneficial owner of shares held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides to you. New York Stock Exchange, or NYSE, rules prohibit your broker from voting for the election of directors, the approval of executive compensation and the approval of the amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan on your behalf without specific voting instructions from you. Many brokers allow stockholders to provide voting instructions by mail, telephone and the Internet.

How do proxies work?

Our Board of Directors is asking for your proxy. Giving your proxy to the persons named by us means you authorize them to vote your shares at the Annual Meeting in the manner you direct. You may vote for all of our director candidates or withhold your vote as to one or more director candidates, and you may vote for or against, or abstain from voting on, executive compensation, approval of the amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

If you are a stockholder of record and (a) you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors or (b) you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted FOR the election of all of our director candidates, FOR the approval, on a non-binding advisory basis, of our executive compensation, FOR the approval of the amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.

If you are the beneficial owner of shares held by a broker or other nominee, also referred to as held in “street name,” and you do not provide such broker or nominee with specific voting instructions, under the rules promulgated by the NYSE, the broker or nominee that holds your shares may generally vote on “routine” matters at its discretion, but cannot vote on “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that broker or nominee will inform the inspector of election that it does not have the authority to vote on such matters with respect to your shares, which is generally referred to as a “broker non-vote.”

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you also may receive materials from them asking how you want those shares voted. To be sure that all of your shares are voted, we encourage you to respond to each request you receive.

Which matters are considered “routine” or “non-routine”?

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022 is considered a “routine” matter. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist with respect to this matter. All other matters set forth in this Proxy Statement are matters that we believe will be designated “non-routine” matters. A broker or other nominee cannot vote without instructions on non-routine matters and, therefore, there may be broker non-votes on all matters other than the ratification of the appointment of PricewaterhouseCoopers LLP.

Can I change my vote or revoke my proxy after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting (or before any earlier deadline specified in the Notice or the proxy card) by (a) voting again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), (b) signing and returning a new proxy card with a later date or creating a new electronic voting instruction form with a later date or (c) attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting, however, will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering, prior to the Annual Meeting, a written notice of revocation to the corporate Secretary at the address listed under “Questions” on page 73.

Will my shares be voted if I don’t sign a proxy?

If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or attend the Annual Meeting and vote in person. Under certain conditions, shares that you own that are held by a broker or nominee may be voted even if you do not provide voting instructions to the broker or nominee. As discussed above under “General Information— How do proxies work?”, brokerage firms have the authority under applicable rules to vote on certain “routine” matters, including the ratification of the appointment of auditors.

What constitutes a quorum?

In order to carry on the business of the Annual Meeting, a quorum must be present. This means that the holders of at least a majority of the outstanding shares eligible to be cast must be represented at the Annual Meeting, either in person or by proxy. Any shares that we hold for our own benefit may not be voted and are not counted in the total number of outstanding shares eligible to be voted. Both abstentions and broker non-votes (described above) are counted as present for purposes of determining the presence of a quorum. On April 28, 2022, we had 79,439,118 shares of common stock outstanding.

How many votes are needed for approval?

Election of Directors

The eighteen director candidates receiving the highest number of affirmative votes, or a plurality, will be elected as directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Stockholders may not cumulate votes in the election of directors.

Advisory Vote to Approve Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required to approve, on a non-binding advisory basis, our executive compensation. The Compensation Committee of the Board of Directors will review the results of this advisory vote and will take the results into account in making future determinations concerning executive compensation. For purposes of the advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Approval of the Amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan

Approval of the amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan, which increases the number of shares authorized under such plan, requires the affirmative vote of the holders of at least a majority of the votes cast on the proposal. For purposes of the approval of the amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

Ratification of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022 will be ratified if this proposal receives the affirmative vote of a majority of the votes cast on the matter. Brokers have the authority to vote on this proposal in the absence of contrary instructions from a beneficial owner. If this appointment is not ratified by our stockholders, the Audit Committee may reconsider its selection of PricewaterhouseCoopers LLP. With respect to this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Because it is a routine matter, we do not expect any broker non-votes with respect to this proposal.

Who conducts the proxy solicitation?

Our Board of Directors is soliciting the proxies, and we will bear all costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the Notice. Copies of proxy materials will be furnished to banks, brokerage houses and other agents and nominees holding shares in their names that are beneficially owned by others so that they may forward the proxy materials to those beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the proxy materials to the beneficial owners. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all proxy materials to the beneficial owners of the shares that they hold of record. Certain of our officers and employees also may solicit proxies on our behalf by mail, email, phone or fax or in person.

What should I do if I want to attend the Annual Meeting in person?

You will need an admission ticket to attend the Annual Meeting. Attendance at the Annual Meeting will be limited to stockholders of record at the close of business on May 5, 2022 (or their authorized representatives) having an admission ticket or proof of their share ownership, and guests of the Company. If you plan to attend the Annual Meeting, please indicate that you intend to do so when you are voting by telephone or Internet or follow the instructions on your proxy card, and we will promptly mail an admission ticket to you.

If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the corporate Secretary at the address listed under “Questions” on page 73. If you do not have an admission ticket, you must show proof of your ownership of the common stock of the Company at the registration table at the door.

PROPOSAL ONE — ELECTION OF DIRECTORS

General

At the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the director candidates named under “— Nominees for Election as Directors” below.

Our Board of Directors oversees our management on your behalf. The Board of Directors reviews our long-term strategic plans and exercises direct decision-making authority on key issues, such as the approval of business combination transactions, the authorization of dividends, the selection of the Chief Executive Officer, setting the scope of executives’ authority to manage our day-to-day operations and the evaluation of executives’ performance.

Our Board of Directors is not classified; thus, all of our directors are elected annually. The Nominating and Corporate Governance Committee has recommended, and our Board of Directors has nominated, for re-election eighteen persons currently serving as directors whose terms are expiring at the Annual Meeting. Mr. Cummings notified the Board of Directors that he will not stand for reelection at the Annual Meeting.

We also evaluated the service of Mr. Sherman and determined that he devotes adequate time and effort in his board and committee responsibilities. Accordingly, we do not believe that he is over-boarded given there was no change in his duties as a result of Tectonic Financial Inc.’s preferred stock (as opposed to common stock) becoming quoted on the Nasdaq Global Markets. Mr. Sherman brings considerable and unique expertise to our Board of Directors as outlined below in “Director Qualifications for Service.”

If elected, each of the persons nominated as a director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. Biographical information on each of our nominees is given below.

Nominees for Election as Directors

=
Rhodes R. Bobbitt Age 76

Mr. Bobbitt has served as a director of Hilltop since November 2005. Mr. Bobbitt is retired. From 1987 until June 2004, he served as a Managing Director and the Regional Office Manager of the Private Client Service Group of Credit Suisse First Boston/Donaldson, Lufkin & Jenrette. Mr. Bobbitt was formerly Vice President of Security Sales in the Dallas office of Goldman, Sachs & Company from 1969 until 1987. He also serves on the Board of Directors of First Acceptance Corporation.

Tracy A. Bolt Age 58

Mr. Bolt has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from September 2009 to November 2012. In 1994, Mr. Bolt co-founded Hartman Leito & Bolt, LLP, an accounting and consulting firm based in Fort Worth, Texas, where he served as a partner and a member of the firm’s leadership committees until its sale in June 2014. Mr. Bolt holds a Bachelor of Science and Master of Science from the University of North Texas, and he is a certified public accountant. He currently serves as a business advisor to numerous management teams, public and private company boards, not for profit organizations and trusts.

J. Taylor Crandall Age 68

Mr. Crandall has served as a director of Hilltop since April 2015. Mr. Crandall is a founding Managing Partner of Oak Hill Capital Management, LLC, or OHCM, and currently serves as its Chairman Emeritus. Mr. Crandall has also served as Chief Operating Officer of Keystone, Inc., the primary investment vehicle for Robert M. Bass. Prior to joining OHCM, Mr. Crandall was a Vice President with the First National Bank of Boston. Mr. Crandall serves on the board of directors of Intermedia.net, Inc., Wave Division Holdings, LLC, Omada International, Pulsant Limited, Berlin Packaging LLC and Powdr Corporation. Mr. Crandall is the secretary-treasurer of the Anne T. and Robert M. Bass Foundation, the trustee of the Lucile Packard Foundation for Children’s Health and currently serves on the boards of trustees of The Park City Foundation and the U.S. Ski and Snowboard Team Foundation.

Hill A. Feinberg Age 75

Mr. Feinberg serves as Chairman Emeritus of Hilltop Securities, a transition from Mr. Feinberg’s previous role as Chairman of Hilltop Securities until June 30, 2019. Until February 20, 2019, he served as Chief Executive Officer of Hilltop Securities, a position he had held since 1991 with First Southwest. He has also served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from December 31, 2008 (in conjunction with PlainsCapital’s acquisition of First Southwest) to November 2012. Prior to joining First Southwest, Mr. Feinberg was a senior managing director at Bear Stearns & Co. Mr. Feinberg is a past chairman of the Municipal Securities Rulemaking Board, the self-regulatory organization with responsibility for authoring the rules that govern the municipal securities activities of registered brokers. Mr. Feinberg was a member of the board of directors of Energy XXI (Bermuda) Limited, a public company that filed bankruptcy in 2016. Mr. Feinberg also formerly served as a member of the board of directors of Compass Bancshares, Inc. and Texas Regional Bancshares, Inc., as an advisory director of Hall Phoenix Energy, LLC and as the non-executive chairman of the board of directors of General Cryogenics, Inc.

Gerald J. Ford Age 77

Mr. Gerald J. Ford has served as Chairman of the Board of Hilltop since August 2007, and has served as a director of Hilltop since June 2005. Mr. Gerald J. Ford served as interim Chief Executive Officer of Hilltop from January 1, 2010 until March 11, 2010. Mr. Gerald J. Ford is a banking and financial institutions entrepreneur who has been involved in numerous mergers and acquisitions of private and public sector financial institutions, primarily in the Southwestern United States, for more than 45 years. In that capacity, he acquired and consolidated 30 commercial banks from 1975 to 1993, forming First United Bank Group, Inc., a multi-bank holding company for which he functioned as Chairman of the Board and Chief Executive Officer until its sale in 1994. During this period, he also led investment consortiums that acquired numerous financial institutions, forming in succession, First Gibraltar Bank, FSB, First Madison Bank, FSB and First Nationwide Bank. Mr. Gerald J. Ford also served as Chairman of the Board of Directors and Chief Executive Officer of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from 1998 to 2002. He currently serves as a director of Mechanics Bank. Mr. Gerald J. Ford previously served as Chairman of Freeport McMoRan Copper and Gold Inc. and Pacific Capital Bancorp and a director of Scientific Games Corporation, First Acceptance Corporation, SWS Group, Inc. and McMoRan Exploration Co. Mr. Gerald J. Ford also currently serves on the Board of Trustees of Southern Methodist University, is the Co-Managing Partner of Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., private equity funds. Hilltop’s President and Chief Executive Officer, Jeremy B. Ford, is the son of Mr. Gerald J. Ford, and Hilltop’s Executive Vice President, General Counsel and Secretary, Corey G. Prestidge, is the son-in-law of Mr. Gerald J. Ford.

Jeremy B. Ford Age 47

Mr. Jeremy B. Ford is the Chief Executive Officer of Hilltop and has served as the Chief Executive Officer or Co-Chief Executive Officer of Hilltop since March 2010. He also has served as President and a director of Hilltop since 2010. Mr. Jeremy B. Ford has worked in the financial services industry for over 24 years, primarily focused on operating and acquiring depository institutions and financial services companies. Mr. Jeremy B. Ford also is currently Chairman of the Board of First Acceptance Corporation. Prior to becoming President and Chief Executive Officer of Hilltop, he worked at Ford Financial Fund, L.P., a private equity fund, Diamond A-Ford Corporation, Liberté Investors Inc., California Federal Bank, FSB, and Salomon Smith Barney. Jeremy B. Ford is the son of Gerald J. Ford, Hilltop’s Chairman of the Board, and the brother-in-law of Corey G. Prestidge, Hilltop’s Executive Vice President, General Counsel and Secretary.

J. Markham Green Age 78

Mr. Green has served as a director of Hilltop since February 2004. Mr. Green is a private investor. From 2001 to 2003, he served as Vice Chairman of the Financial Institutions and Governments Group in investment banking at JP Morgan Chase. From 1993 until joining JP Morgan Chase, Mr. Green was involved in the start-up, and served on the boards, of eight companies, including Affordable Residential Communities Inc., the predecessor company to Hilltop. From 1973 to 1992, Mr. Green served in various capacities at Goldman, Sachs & Co. in investment banking. He was a general partner of Goldman, Sachs & Co. and co-head of its Financial Services Industry Group. Mr. Green previously served on the board of directors of MENTOR/The National Mentoring Partnership and as Chairman of the Board of PowerOne Media LLC. He actively supports many academic and philanthropic organizations, primarily in Texas.

William T. Hill, Jr. Age 79

Mr. Hill has served as a director of Hilltop since April 2008. He currently has his own law firm. Prior to 2012, Mr. Hill was of counsel at Fitzpatrick Hagood Smith & Uhl, a criminal defense firm. Prior to that, Mr. Hill served as the Dallas District Attorney and the Chief Prosecuting Attorney of the Dallas District Attorney’s office. During his tenure at the District Attorney’s office, Mr. Hill restructured the office of 250 lawyers and 150 support personnel, including the computerization of the office in 1999. For more than four decades, Mr. Hill has been a strong community leader serving on a number of charitable boards and receiving numerous civic awards, including President of the SMU Mustang Board of Directors and Chairman of the Doak Walker Running Back Award for its first year. Mr. Hill currently serves on the board of directors of Oncor Electric Delivery Company LLC, Oncor Electric Delivery Holdings Company LLC and Baylor Hospital Foundation, and is actively involved in the Mercy Street Mission. Mercy Street is a Christian-based organization serving West Dallas children by placing mentors with the children.

Charlotte Jones Age 55

Ms. Jones has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. She previously served as a director of PlainsCapital from September 2009 to November 2012. She currently serves as Executive Vice President and Chief Brand Officer for the Dallas Cowboys Football Club, Ltd., a National Football League team. She has worked in various capacities for the Dallas Cowboys organization since 1989. Recognized as one of the most powerful women in sports, Ms. Jones is Chairman of the NFL Foundation, and serves on the NFL Conduct Committee, NFL Health and Safety Committee and the NFL Legalized Sports Betting Committee. In the philanthropy space, Ms. Jones served as the first female Chairman of The Salvation Army’s National Advisory Board. She is involved with a number of charitable organizations, including The Boys and Girls Clubs of America, The Rise School, the Southwest Medical Foundation, the Dallas Symphony, The Dallas Center for Performing Arts Foundation, the Shelton School, TACA, and Make-a-Wish North Texas Foundation. Since March 2020, Ms. Jones has served as Chairman of the National Medal of Honor Museum Foundation.

Lee Lewis Age 70

Mr. Lewis has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from 1989 to November 2012. He founded in 1976, and currently serves as the Chief Executive Officer of, Lee Lewis Construction, Inc., a construction firm based in Lubbock, Texas. Mr. Lewis is a member of the American General Contractors Association, West Texas Chapter, Chancellors Council for the Texas Tech University System, and Red Raider Club.

Andrew J. Littlefair Age 61

Mr. Littlefair has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from September 2009 to November 2012. He is a co-founder of Clean Energy Fuels Corp., a provider of compressed and liquefied natural gas in the United States and Canada that is publicly traded on the NASDAQ Global Select Market, and has served as that company’s President, Chief Executive Officer and a director since June 2001. From 1996 to 2001, Mr. Littlefair served as President of Pickens Fuel Corp., and from 1987 to 1996, he served in various management positions at Mesa, Inc., an energy company. From 1983 to 1987, Mr. Littlefair served in the Reagan Administration as a Staff Assistant to the President. He served as the Chairman of NGV America, the leading U.S. advocacy group for natural gas vehicles, from March 1993 to March 2011.

W. Robert Nichols, III Age 77

Mr. W. Robert Nichols, III has served as a director of Hilltop since April 2008. Mr. W. Robert Nichols, III has been a leader in the construction machinery business since 1966. He was the president of Conley Lott Nichols, a dealer for several manufacturers of construction machinery, until its sale in 2012. In 2013, he purchased an oilfield services company in Midland, Texas, for which he served as Chairman and President until January 2020. He has served on numerous bank and bank holding company boards, including United New Mexico Bancorp and Ford Bank Group. Mr. W. Robert Nichols, III is active in civic and charitable activities, serving as an active director at M.D. Anderson Hospital, The Nature Conservancy of Texas and Mercy Street.

Thomas C. Nichols Age 74

Mr. Thomas C. Nichols has served as a director of Hilltop since August 2020. Mr. Thomas C. Nichols is the owner and Chief Executive Officer of Carlile Holdings, Inc., a family investment office. He served as Chairman and Chief Executive Officer of Carlile Bancshares, Inc. from March 2008 until its April 2017 acquisition by Independent Bancshares, Inc., for which he served as a director until June 2020. Mr. Nichols has acquired, merged and sold banking organizations and other financial services companies for over 30 years. He began his banking career in 1969 as a bank examiner with the FDIC.

Kenneth D. Russell Age 73

Mr. Russell has served as a director of Hilltop since August 2010. Mr. Russell served as the Chief Executive Officer of First Acceptance Corporation until November 2021. Prior to that, he served as the President and Chief Executive Officer of Mechanics Bank from June 2015 to October 2016. Mr. Russell has been a Principal of Ford Financial Fund II, L.P., a private equity fund based in Dallas, Texas, since 2010. Over a long career at KPMG, he rose from a staff accountant in the U.S. division to become a member of KPMG Germany’s managing Board of Directors. During 20 years in KPMG LLP’s Dallas office, he led the engagement efforts with the firm’s regional banking, thrift and other financial service clients. In 1993, Mr. Russell joined KPMG’s national office in New York and led their financial services advisory unit, which supported many of the nation’s largest banks. In 2001, he joined the Managing Board for KPMG in Germany, where he served as the global lead partner in the firm’s relationship with Deutsche Bank. That position entailed managing and consulting on banking operations in over 50 countries for the multi-national German bank. Mr. Russell retired from the KPMG Germany Managing Board in 2008 in order to lead a new Partner Mentoring Program for KPMG’s offices throughout Europe, working to help young professionals become category and practice leaders. He also serves on the Board of Directors of First Acceptance Corporation and Mechanics Bank.

A. Haag Sherman Age 56

Mr. Sherman has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from September 2009 to November 2012. Mr. Sherman is the Chief Executive Officer of Tectonic Holdings LLC, a financial and bank holding company serving small businesses (e.g. dental practices), and has preferred stock quoted on Nasdaq Global Markets and also owns an energy business. Prior thereto, Mr. Sherman co-founded and served in various executive positions (including Chief Executive Officer and Chief Investment Officer) of Salient Partners, LP, a Houston-based investment firm. In addition, he previously served as an executive officer and partner of The Redstone Companies where he, among other things, managed a private equity portfolio. Mr. Sherman currently serves as a director of CBIZ, Inc. (NYSE: CBZ) and previously served as a director of Miller Energy Resources and ZaZa Energy Corp. Mr. Sherman has served as an adjunct professor of law at The University of Texas School of Law. Mr. Sherman previously practiced corporate law at Akin, Gump, Strauss, Hauer & Feld, LLP and was an auditor at Price Waterhouse, a public accounting firm. Mr. Sherman is an attorney and certified public accountant.

Jonathan S. Sobel Age 55

Mr. Sobel has served as a director of Hilltop since July 2019. In addition, he has served as Non-Executive Chairman of Hilltop Securities Inc. since July 2019. Mr. Sobel serves as a Partner of Ford Management II, L.P. and Ford Management III, L.P., respectively, the general partners of Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., respectively. He also is the Managing Member of DTF Holdings, LLC, which provides consulting and advisory services to the Ford family. Prior to forming DTF Holdings, LLC, Mr. Sobel was an employee of Goldman Sachs & Co. from 1987 to 2008, and was a Partner Managing Director from 1998 to 2008. While at Goldman Sachs, Mr. Sobel was Global Head of the Mortgage Department, Global Head of Money Markets, head of the firm’s Global Bank Group, and the Chief Risk Officer for Goldman Sachs Asset Management. Mr. Sobel also was a member of Goldman Sachs’ Capital, Risk and Finance Committees. He is a trustee of the Hospital for Special Surgery and the Whitney Museum. Mr. Sobel holds a B.A. in Economics from Columbia and is a member of the Executive Committee of the Columbia College Alumni Association.

Robert C. Taylor, Jr. Age 74

Mr. Taylor has served as a director of Hilltop since our acquisition of PlainsCapital in November 2012. He previously served as a director of PlainsCapital from 1997 to November 2012. He has been engaged in the wholesale distribution business in Lubbock, Texas since 1971. Mr. Taylor currently serves on the executive team for United Supermarkets, LLC, a retail grocery business in Texas since 1915, with involvement in government relations, real estate, innovation and special projects. Mr. Taylor retired in March 2021 as Chief Executive Officer for United Supermarkets, LLC, a role held since his appointment in February 2009. He also served on the board of directors of United Supermarkets, LLC from 2010 until March 2021. Prior to that appointment, Mr. Taylor served as the Vice President of Manufacturing and Supply Chain for United Supermarkets since 2007. From 2002 to 2007, Mr. Taylor was the President of R.C. Taylor Distributing, Inc., a business engaged in the distribution of general merchandise, candy and tobacco to retail outlets in West Texas and Eastern New Mexico. He is chairman of the Lubbock Downtown Tax Increment Finance Redevelopment Committee and serves on the Texas Tech Chancellors Advisory and Foundation Boards.

Carl B. Webb Age 72

Mr. Webb has served as a director of Hilltop since June 2005. Mr. Webb is a Co-Managing Member of Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P., private equity funds based in Dallas, Texas. From August 2010 until December 2012, Mr. Webb served as the Chief Executive Officer of Pacific Capital Bancorp and as Chairman of the Board and Chief Executive Officer of Santa Barbara Bank & Trust, N.A. He was a Senior Principal of Ford Financial Fund, L.P., a private equity fund that was the parent company of SB Acquisition Company LLC, the majority stockholder of Pacific Capital Bancorp prior to its sale to UnionBanCal Corporation. In addition, Mr. Webb has served as a consultant to Hunter’s Glen/Ford, Ltd., a private investment partnership, since November 2002. He served as the Co-Chairman of Triad Financial Corporation, a privately held financial services company, from July 2007 to October 2009, and was the interim President and Chief Executive Officer from August 2005 to June 2007. Previously, Mr. Webb was the President and Chief Operating Officer and a Director of Golden State Bancorp Inc. and its subsidiary, California Federal Bank, FSB, from September 1994 to November 2002. Prior to his affiliation with California Federal Bank, FSB, Mr. Webb was the President and Chief Executive Officer of First Madison Bank, FSB (1993 to 1994) and First Gibraltar Bank, FSB (1988 to 1993), as well as President and a Director of First National Bank at Lubbock (1983 to 1988). Mr. Webb also is the Chairman of Mechanics Bank and a director of Prologis, Inc. He is a former director of Pacific Capital Bancorp, M&F Worldwide Corp. and Plum Creek Timber Company.

Director Independence

Our Board of Directors has affirmatively determined that eleven of the eighteen nominees for election as directors at the Annual Meeting have no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and are independent within the meaning of the director independence requirements of the listing standards of the NYSE. The independent directors are Rhodes Bobbitt, Tracy A. Bolt, J. Taylor Crandall, J. Markham Green, William T. Hill, Jr., Charlotte Jones, Andrew J. Littlefair, W. Robert Nichols, III, Thomas C. Nichols, A. Haag Sherman and Robert C. Taylor, Jr.

In conducting its annual review of director independence, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and the Company.

The Board of Directors also considered the lease transactions and relationships between companies affiliated with Ms. Jones, a director of the Company, and the Company. The Audit Committee of the Board of Directors reviewed and approved each of these leases and determined such leases were on an arms-length basis. Accordingly, the Board of Directors determined that Ms. Jones is, and continues to be, an independent director of the Company given, among other things, the arrangement and the immaterial nature of the leases to Ms. Jones and the Company.

Meeting Attendance

Our Board of Directors met six times during 2021. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served, if applicable, during 2021. Our Board of Directors has not adopted a formal policy with regard to director attendance at the annual meetings of stockholders. We, however, encourage members of the Board of Directors to attend annual meetings. Nineteen directors, Ms. Jones and Messrs. Bobbitt, Bolt, Crandall, Cummings, Feinberg, Gerald J. Ford, Jeremy B. Ford, Green, Hill, Lewis, Littlefair, W. Robert Nichols, III, Thomas C. Nichols, Russell, Sherman, Sobel, Taylor and Webb, attended the 2021 annual meeting of stockholders in person or virtually.

Vote Necessary to Elect Directors

The eighteen director candidates receiving the highest number of affirmative votes, or a plurality, will be elected as directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Under applicable NYSE rules, a broker or other nominee does not have the authority to vote for the director nominees in the absence of instructions from the beneficial owner of the relevant shares. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

Director Compensation

General

Members of our Board of Directors who also are full-time employees do not receive any compensation for their service on the Board of Directors or any committee of the Board of Directors. During 2021, the Chairman of the Board of Directors and all other directors received the following compensation for their service on the Board of Directors:

	Annual Fee	Annual Fee
Committee	for Chairperson ($)	for Other Members ($)
Board of Directors	210,000	48,000
Audit Committee	70,000	8,000
Nominating and Corporate Governance Committee	15,000	5,000
Compensation Committee	15,000	5,000
Investment Committee	30,000	5,000
Risk Committee	50,000	8,000
Merger and Acquisition Committee	15,000	5,000
Executive Committee (a)	—	5,000

(a)	Jeremy B. Ford, President and Chief Executive Officer of the Company, is chairman of the Executive Committee. Because he is a full-time employee of the Company, no fee is or was paid to the chairman of the Executive Committee.

Members of our Board of Directors may elect to receive their aggregate Board of Directors and board committee compensation:

●	entirely in the form of cash;
●	entirely in the form of common stock; or
●	one-half in cash and one-half in common stock.

Any elections, or changes in elections, by directors regarding the form of compensation to be received may only occur during a “trading window” and only become effective at the “trading window” immediately following such election or change in election. Cash and shares of common stock are paid and issued, respectively, on a calendar quarterly basis, with no vesting requirements. Customarily, these payments and issuances occur by the fifth day of the month following the applicable calendar quarter-end. The value of the common stock awarded is based upon the average closing price per share of our common stock for the last ten consecutive trading days of the applicable calendar quarter. In lieu of fractional shares of common stock that would otherwise be issuable to a director, we pay cash to the director based upon the value of those fractional shares at the value of the shares awarded to the director. If a director does not serve for the entire calendar quarter, that director is compensated based upon the time of service during the applicable calendar quarter.

Under our stock ownership policy, directors are expected to own shares with a value greater than five times their annual retainer for serving on the Board of Directors of the Company, unless they are subject to certain restrictions on receiving director fees or on receiving fees in the form of stock.

Each member of our Board of Directors is reimbursed for out-of-pocket expenses associated with his or her service on, and attendance at, Board of Directors or board committee meetings. Other than as described above, members of our Board of Directors receive no additional compensation for their service on the Board of Directors or board committees.

Compensation of Our Non-Executive Chairman of the Board

Gerald J. Ford, Chairman of the Board of Directors, provides us with significant value given his experience in the financial services industry, including mergers and acquisitions, capital and liquidity management and other operating matters, such as key personnel hires. On a very frequent basis, our Chairman and Chief Executive Officer discuss matters relating to the Company. Our Chairman also meets with the executive management of the Company to discuss matters related to the Company in scheduled meetings generally occurring each week. In addition, our Chairman is instrumental in the sourcing, negotiation and completion of acquisitions and dispositions. Accordingly, our Chairman, in addition to his strategic input, spends considerable time and efforts in guiding our business and executive management in creating value for shareholders.

In addition to the fees paid to our Chairman of the Board of Directors described above, we also grant the Chairman of the Board of Directors a restricted stock unit, or RSU, award representing 30,000 shares each year. This RSU award cliff vests on the third anniversary of the date of grant. The RSU award agreement also provides for pro rata vesting upon termination without cause, death or disability. Commencing in 2019, all equity award agreements, including the RSU awards granted to the Chairman of the Board of Directors, contain “double trigger” provisions, which require termination without cause within the six months preceding or the twelve months following a change in control in order for the equity awards to vest in connection with a change in control.

The Compensation Committee evaluates the compensation of directors annually, including grants of RSUs to the Chairman of the Board of Directors. Given the experience and involvement of the Chairman of the Board of Directors, the Compensation Committee believes that the compensation paid to the Chairman of the Board of Directors is considerably less than the cost that we would incur to employ or retain someone else of his caliber to provide guidance and advice to us as frequently as he does.

Political Action Committee Matching Program

The Hilltop Holdings Inc. PAC, or the PAC, is a separate segregated fund that was formed to make political contributions. To encourage participation in the PAC by eligible participants, for each contribution made to the PAC by an eligible individual contributor, Hilltop makes a matching contribution to any Section 501(c)(3) organization of the contributor’s choice, dollar for dollar, up to the maximum amount an eligible individual can contribute to the PAC in a given calendar year. Under this program, no contributor to the PAC receives any financial, tax or other tangible benefit or premium from either the recipient charities or us. This program is completely voluntary.

2021 Director Compensation

Director Compensation Table for 2021

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation		Total
Name	($)(a)	($)(a)	($)		($)
Rhodes R. Bobbitt	88,000	—	—		88,000
Tracy A. Bolt	40	124,293	—		124,333
J. Taylor Crandall	68,000	—	—		68,000
Charles R. Cummings (b)	81,667	—	—		81,667
Hill A. Feinberg	—	—	—		—
Gerald J. Ford (c)	73	214,927	983,400	(d)	1,198,400
Jeremy B. Ford	—	—	—		—
J. Markham Green	69,000	—	—		69,000
William T. Hill, Jr.	31,576	31,424	—		63,000
Charlotte Jones	29,079	28,921	—		58,000
Lee Lewis	53,000	—	—		53,000
Andrew J. Littlefair	26,547	26,453	—		53,000
W. Robert Nichols, III	68,000	—	—		68,000
Thomas C. Nichols	89,000	—	—		89,000
Kenneth D. Russell	56,000	—	—		56,000
A. Haag Sherman	77	67,923	—		68,000
Jonathan S. Sobel (e)	26,547	26,453	655,600	(f)	708,600
Robert C. Taylor, Jr.	29,079	28,921	—		58,000
Carl B. Webb	58	52,942	—		53,000

(a)	Fees earned for services performed in 2021 include annual retainers and chairperson remuneration. Aggregate fees paid to non-employee directors for annual retainers and committee chairmanships were paid quarterly. Cash was paid in lieu of the issuance of fractional shares. Service for any partial quarter is calculated and paid on the basis of time served during the applicable calendar quarter. Non-employee directors are solely responsible for the payment of taxes payable on remuneration paid by the Company. The number of shares awarded was determined based upon the average closing price per share of our common stock for the last ten consecutive trading days of the calendar quarter during which the stock was earned, and the dollar value reported in the table represents the aggregate dollar amount of cash fees forgone.
(b)	Mr. Cummings will not stand for reelection at the 2022 Annual Meeting of Stockholders; accordingly, Mr. Cummings will no longer be on the Board or its committees following the Annual Meeting on July 21, 2022.
(c)	Mr. Gerald J. Ford held an aggregate 90,000 unvested RSUs as of December 31, 2021.
(d)	Reflects grant date fair value of an equity award calculated in accordance with the provisions of the Stock Compensation Topic of the Accounting Standards Codification (“ASC”). Such award represents a time-based RSU that will cliff vest upon the earlier of February 23, 2024 and a change of control.
(e)	Mr. Sobel held an aggregate 20,000 unvested RSUs as of December 31, 2021.
(f)	Reflects grant date fair value of an equity award calculated in accordance with the provisions of the Stock Compensation Topic of the ASC. Such award represents a time-based RSU that will cliff vest on July 1, 2023.

As described above, the 2021 stock awards were issued to each non-employee director who elected to receive all or part of his or her director compensation in the form of our common stock generally within five days following each applicable calendar quarter-end. All of our personnel, as well as non-employee directors, are subject to trading restrictions with regard to our common stock, and trading may only occur during a “trading window.” Provided that any such party does not possess material, non-public information about us, this trading period commences on the next trading day following two calendar days after the public release of quarterly or annual financial information and continues until the close of business on the 10th calendar day of the last month of the fiscal quarter.

The following numbers of shares of our common stock were issued to our directors as director fees for services performed during 2021:

Number of
Name	Shares
Tracy A. Bolt	3,580
Gerald J. Ford	6,183
William T. Hill, Jr.	904
Charlotte Jones	832
Andrew J. Littlefair	761
A. Haag Sherman	1,954
Jonathan S. Sobel	761
Robert C. Taylor, Jr.	832
Carl B. Webb	1,523

For further information about the stockholdings of these directors and our management, see “Security Ownership of Certain Beneficial Owners and Management” commencing on page 23 of this Proxy Statement.

Board Committees

General

The Board of Directors appoints committees to assist it in carrying out its duties. In particular, committees work on key issues in greater detail than would be practical at a meeting of all the members of the Board of Directors. Each committee reviews the results of its deliberations with the full Board of Directors.

The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Risk Committee, the Investment Committee, the Merger and Acquisition Committee, and the Executive Committee. A more detailed description of these committees is set forth below. Our Board of Directors may, from time to time, establish certain other committees to facilitate our management. The Board of Directors has adopted a written charter for each of these committees. Current copies of the charters for each of the foregoing committees, as well as our Corporate Governance Guidelines, Code of Ethics and Business Conduct, or the General Code of Ethics and Business Conduct, and Code of Ethics for Chief Executive and Senior Financial Officers, or the Senior Officer Code of Ethics, may be found on our website at ir.hilltop-holdings.com, under the heading “Investor Relations — Overview — Governance Documents.” Printed versions also are available to any stockholder who requests them by writing to our corporate Secretary at the address listed under “Questions” on page 73.

Committee Membership

The following table shows the current membership of, and the 2021 fiscal year meeting information for, each of the committees of the Board of Directors.

				Nominating and				Merger and
	Audit		Compensation	Corporate Governance	Risk		Investment	Acquisition	Executive
Name	Committee		Committee	Committee	Committee		Committee	Committee	Committee
Rhodes Bobbitt *			€				Chairman	€
Tracy A. Bolt *	Chairman	†			€			€
J. Taylor Crandall *				€				Chairman
Charles R. Cummings **	€
Hill A. Feinberg
Gerald J. Ford									€
Jeremy B. Ford									Chairman
J. Markham Green *	€				€		€
William T. Hill, Jr. *			€	€				€
Charlotte Jones *				€				€
Lee Lewis							€
Andrew J. Littlefair *			€
W. Robert Nichols, III *				Chairman				€
Thomas C. Nichols *					Chairman	††		€
Kenneth D. Russell					€
A. Haag Sherman *			Chairman				€
Jonathan S. Sobel							€
Robert C. Taylor, Jr.*				€				€
Carl B. Webb									€
Meetings in Fiscal 2021	6		7	4	5		4	0	10

*	Denotes independent director.
**

Mr. Cummings will not stand for reelection at the 2022 Annual Meeting of Stockholders; accordingly, Mr. Cummings will no longer be on the Board or its committees following the Annual Meeting on July 21, 2022.

†	Mr. Bolt became the Chairman of the Audit Committee on April 22, 2021.

††Mr. Thomas C. Nichols became the Chairman of the Risk Committee on April 22, 2021.

Audit Committee

We have a standing Audit Committee established within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee helps our Board of Directors ensure the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. In furtherance of those matters, the Audit Committee assists in the establishment and maintenance of our internal audit controls, selects, meets with and assists the independent registered public accounting firm, oversees each annual audit and quarterly review and prepares the report that federal securities laws require be included in our annual proxy statement, which appears on page 45. Mr. Cummings was Chairman of the Audit Committee until April 22, 2021, at which time Mr. Bolt succeeded him as Chairman. Mr. Cummings will remain a member of the Audit Committee with Mr. Green through the Annual Meeting on July 21, 2022 at which time a replacement for Mr. Cummings will be recommended to the Board of Directors. Our Board of Directors has reviewed the education, experience and other qualifications of each member of the Audit Committee. Based upon that review, our Board of Directors has determined that each of Mr. Cummings and Mr. Bolt qualifies as an “audit committee financial expert,” as defined by the rules of the SEC, and each member of the Audit Committee is independent in accordance with the listing standards of the NYSE. Currently, none of our Audit Committee members serve on the audit committees of three or more public companies.

Compensation Committee

The Compensation Committee reviews and approves the compensation and benefits of our executive officers, administers the Hilltop Holdings Inc. 2012 Annual Incentive Plan, or the Annual Incentive Plan, the Hilltop Holdings Inc. 2012 Equity Incentive Plan and 2020 Equity Incentive Plan, or the Equity Incentive Plans, and produces the annual report on executive compensation for inclusion in our annual proxy statement, which appears on page 45. Each member is independent in accordance with the listing standards of the NYSE.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s purpose is as follows:

●	Identify, screen and recommend to our Board of Directors individuals qualified to serve as members, and on committees, of the Board of Directors;
●	Advise our Board of Directors with respect to the composition, procedures and committees of the Board of Directors;
●	Advise our Board of Directors with respect to the corporate governance principles applicable to the Company;
●	Oversee the evaluation of the Board of Directors and our management; and
●	Oversee our Environmental, Social and Governance Committee and its efforts and initiatives, including the report we produce annually.

Each member of the Nominating and Corporate Governance Committee is independent in accordance with the listing standards of the NYSE.

Risk Committee

The purpose of the Risk Committee is to provide assistance to the Board of Directors in its oversight of:

●	The Company’s risk governance structure;
●	The Company’s risk tolerance;

●	The Company’s risk management and risk assessment guidelines and policies regarding market, credit, operational, liquidity, funding, strategic, regulatory and such other risks as necessary;
●	The Company’s capital and liquidity and funding; and
●	The performance of the Company’s enterprise risk function.

The duties assigned to the Risk Committee are meant to ensure that there is an effective system reasonably designed to evaluate and control risk throughout the Company.

Investment Committee

The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; reviewing the procedures that we utilize in determining that funds are invested in accordance with policies and limits approved by the Investment Committee; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities.

Merger and Acquisition Committee

The purpose of the Merger and Acquisition Committee is to review potential mergers, acquisitions or dispositions of material assets or a material portion of any business proposed by management and to report its findings and conclusions to the Board of Directors. Each member of the Merger and Acquisition Committee is independent in accordance with the listing standards of the NYSE.

Executive Committee

The Executive Committee, with certain exceptions, has the power and authority of the Board of Directors to manage the affairs of the Company between meetings of the Board of Directors.

Corporate Governance

General

We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to maintain our effectiveness. The guidelines govern, among other things, board member qualifications, responsibilities, education and executive sessions. A copy of the corporate governance guidelines may be found at our corporate website at ir.hilltop-holdings.com under the heading “Investor Relations — Overview — Governance Documents.” A copy also may be obtained upon request from our corporate Secretary at the address listed under “Questions” on page 73.

Board Leadership Structure

We have separated the offices of Chief Executive Officer and Chairman of the Board as a means of separating management of the Company from our Board of Director’s oversight of management. Separating these roles also enables an orderly leadership transition when necessary. We believe, at this time, that this structure provides desirable oversight of our management and affairs. We have in the past appointed, and will continue to appoint, lead independent directors as circumstances require. No lead independent director is appointed at this time.

Risk Oversight

Our Board of Directors and the Risk Committee of the Board of Directors oversee an enterprise-wide approach to risk management, including cybersecurity risks, intended to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Our Board of Directors and the Risk Committee are actively involved in establishing and refining our business strategy, including assessing management’s appetite for risk and determining the appropriate level of overall risk for the Company. The Company conducts continual assessments through its enterprise risk function.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors outside of the Risk Committee also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and, from time to time, discusses and evaluates matters of risk, risk assessment and risk management with our management team. The Compensation Committee is responsible for overseeing the management of risk associated with our compensation policies and arrangements. The Nominating and Corporate Governance Committee ensures that the internal processes by which we are governed are consistent with prevailing governance practices and applicable laws and regulations. Finally, the Investment Committee ensures that our funds are invested in accordance with policies and limits approved by it. Our Senior Officer Code of Ethics, General Code of Ethics and Business Conduct, committee charters and other governance documents are reviewed by the appropriate committees annually to confirm continued compliance, ensure that the totality of our risk management processes and procedures are appropriately comprehensive and effective and that those processes and procedures reflect established practices.

Board Performance

Our Board of Directors conducts an evaluation of performance with a view to improving effectiveness of the Board of Directors. In addition, the full Board of Directors reviews annually the qualifications and effectiveness of the Audit Committee and its members.

Director Qualifications for Service

As described below, the Nominating and Corporate Governance Committee considers a variety of factors when evaluating a potential candidate to fill a vacancy on the Board of Directors or when nomination of an incumbent director for re-election is under consideration. The Nominating and Corporate Governance Committee and the Board of Directors strive to balance a diverse mix of experience, perspective, skill and background with the practical requirement that the Board of Directors will operate collegially, with the common purpose of overseeing our business on behalf of our stockholders. All of our directors possess relevant experience, and each of them approaches the business of the Board of Directors and his or her responsibilities with great seriousness of purpose. The following describes, with respect to each director, his or her particular experience, qualifications, attributes and skills that qualify him or her to serve as a director:

Rhodes R. Bobbitt	Mr. Bobbitt has an extensive investment background. This is particularly important given the investment portfolios at our subsidiaries.

Tracy A. Bolt	Mr. Bolt has significant experience concerning accounting and risk matters that is essential to our Audit Committee’s, Risk Committee’s and Board of Directors’ oversight responsibilities.

J. Taylor Crandall	Mr. Crandall has significant experience in finance and management and board governance, including his experience serving on the boards of directors of public and private companies.

Charles R. Cummings

Mr. Cummings has an extensive operational and accounting background. His expertise in these matters brings considerable strength to our Audit Committee and Board of Directors in these areas. Mr. Cummings notified the Board of Directors that he will not stand for reelection at the Annual Meeting.

Hill A. Feinberg

Mr. Feinberg has extensive knowledge and experience concerning the broker-dealer segment and the industry in which it operates through his extended period of service to First Southwest and Hilltop Securities.

Gerald J. Ford

Mr. Gerald J. Ford has been a financial institutions entrepreneur and private investor involved in numerous mergers and acquisitions of private and public sector financial institutions for more than 45 years. His extensive banking industry experience and educational background provide him with significant knowledge in dealing with financial and regulatory matters, making him a valuable member of our Board of Directors. In addition, his previous service experience on the boards of directors and audit and corporate governance committees of a variety of public companies gives him a deep understanding of the role of the Board of Directors.

Jeremy B. Ford

Mr. Jeremy B. Ford has extensive executive officer experience and knowledge of our operations. Additionally, he has been actively involved in numerous acquisitions, including those consummated by Hilltop.

J. Markham Green

Mr. Green has an extensive background in financial services, as well as board service. His investment banking background also provides our Board of Directors with expertise surrounding acquisitions and investments.

William T. Hill, Jr.

Mr. Hill’s experience with legal and compliance matters, along with his management of a large group of highly skilled professionals, have given him considerable knowledge concerning many matters that come before our Board of Directors. Mr. Hill also serves on several civic and charitable boards, which has given him invaluable experience in corporate governance matters.

Charlotte Jones	Ms. Jones has significant managerial and executive officer experience with large entrepreneurial businesses and brand management.

Lee Lewis

Through his service on our Board of Directors and former service on PlainsCapital’s Board of Directors, Mr. Lewis has many years of knowledge of PlainsCapital and the challenges and opportunities that it is presented. The background of Mr. Lewis as an owner and chief executive officer of a Texas-based company also provides unique insight to the Board of Directors.

Andrew J. Littlefair

Mr. Littlefair has significant experience serving as a chief executive officer and as a director of publicly traded companies and provides the Board of Directors with the perspective of one of PlainsCapital’s customers.

W. Robert Nichols III	Mr. W. Robert Nichols III has broad experience in managing and leading enterprises. This significant experience provides our Board of Directors with additional perspectives on our operations.

Thomas C. Nichols

Mr. Thomas C. Nichols has significant experience in managing and leading banking and other financial services enterprises, including merger and acquisition activities. This significant experience provides our Board of Directors with additional perspectives on our operations.

Kenneth D. Russell	Mr. Russell’s extensive background in accounting and operating entities provides valuable insight to our Board of Directors, including merger and acquisition activities.

A. Haag Sherman

Mr. Sherman has significant experience concerning investing, legal and accounting matters that is essential to our Board of Director’s oversight responsibilities. His 25 years of experience in financial services (including asset and wealth management, investment and commercial banking and mortgage origination) and his understanding of our business lines provides valuable input as a member of our Board of Directors and the Chair of the Compensation Committee. Mr. Sherman generally has conducted our stockholder outreach initiatives and his background managing an investment firm and experience on public boards of directors assists in effective communication in such efforts. As noted above, we determined that he devotes adequate time and effort in his board and committee responsibilities. Accordingly, we do not believe that he is over-boarded given there was no change in his duties as a result of Tectonic Financial Inc.’s preferred stock (as opposed to common stock) becoming quoted on the Nasdaq Global Markets.

Jonathan S. Sobel

Mr. Sobel has significant experience in the banking, mortgage and broker-dealer industries, as well as risk management. He also possesses extensive knowledge regarding the Company and its operations, which makes him a valuable member of the Board of Directors.

Robert C. Taylor, Jr.

Through his service on our Board of Directors and former service on PlainsCapital’s Board of Directors, Mr. Taylor has many years of knowledge of PlainsCapital and the challenges and opportunities that it is presented. The background of Mr. Taylor as a manager of a Texas-based company also provides unique insight to the Board of Directors.

Carl B. Webb

Mr. Webb possesses particular knowledge and experience in strategic planning and the financial industry, as well as expertise in finance, that strengthen the Board of Directors’ collective qualifications, skills and experience.

Executive Board Sessions

The current practice of our Board of Directors is to hold an executive session of its non-management directors at least once per quarter. The individual who serves as the chair at these executive sessions is the Chairman of the Board of Directors. Executive sessions of the independent directors of the Board of Directors also are held at least once per fiscal year, and at each executive session the independent directors select the independent director to preside over such executive session.

Communications with Directors

Our Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member or all members of the Board of Directors, the non-management directors or any group or committee of directors by mail. To communicate with our Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. The correspondence should be sent to Hilltop Holdings Inc., c/o Corporate Secretary, 6565 Hillcrest Avenue, Dallas, Texas 75205.

All communications received as set forth in the preceding paragraph will be opened by the corporate Secretary or assistant corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the Board of Directors or any group or committee of directors, the corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, our Board of Directors may consider approving a process for review, organization and screening of the correspondence by the corporate Secretary or other appropriate person.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics for Chief Executive and Senior Financial Officers applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Investment Officer, and Chief Information Officer. We also have adopted a General Code of Ethics and Business Conduct applicable to all officers, directors and employees. Both codes are available on our website at ir.hilltop-holdings.com under the heading “Overview — Governance Documents.” Copies also may be obtained upon request by writing our corporate Secretary at the address listed under “Questions” on page 73. We intend to disclose any amendments to, or waivers from, our Senior Officer Code of Ethics and our General Code of Ethics and Business Conduct at the same website address provided above.

Hedging and Other Securities Transaction Policy

The Company has adopted a written Insider Trading Policy, or the Trading Policy, which sets forth the Company’s policies and procedures. Directors and executive officers are required to receive the permission of the General Counsel prior to entering into any transactions in our securities, including gifts, grants and those involving derivatives. Generally, trading is permitted only during announced trading periods for directors, executive officers and certain employees. Directors, executive officers and employees who are subject to trading restrictions, may enter into a trading plan under Rule 10b5-1 under the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by the General Counsel. We require trading plans to include a waiting period and the trading plans may not be amended during their term. Such director or employee bears full responsibility if he or she violates our policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

All employees, executive officers and directors also are prohibited from entering into hedging, short sale and derivative transactions and are subject to restrictions on pledging our securities. Additionally, all employees, executive officers and directors are prohibited from hedging or pledging unvested RSUs. The Trading Policy is available on our website at ir.hilltop-holdings.com under the heading “Overview — Governance Documents.”

Policies and Procedures for Approval of Related Party Transactions

Transactions with related persons are governed by our General Code of Ethics and Business Conduct, which applies to all officers, directors and employees. This code covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing and related party transactions.

The Company also has adopted a written Related Party Transaction Policy, or the Related Party Policy, which sets forth the Company’s policies and procedures for reviewing and approving transactions with related persons – namely, our directors, executive officers, their respective immediate family members and 5% stockholders. The transactions covered by the Policy include any financial transaction, arrangement or relationship in which the Company is a participant, the related person has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year.

After becoming aware of any transaction which may be subject to the Related Party Policy, the related person is required to report all relevant facts with respect to the transaction to the Chief Executive Officer or General Counsel of Hilltop. Upon determination by the Company’s legal department that a transaction requires review under the Related Party Policy, the material facts of the transaction and the related person’s interest in the transaction are provided to the Audit Committee. The transaction is then reviewed by the disinterested members of the Audit Committee, who determine whether approval of the transaction shall be granted. In reviewing a transaction, the Audit Committee considers facts and circumstances that it deems relevant to its determination, such as: management’s assessment of the commercial reasonableness of the transaction; the materiality of the related person’s direct or indirect interest in the transaction; whether the transaction may involve an actual, or the appearance of, a conflict of interest; and, if the transaction involves a director, the impact of the transaction on the director’s independence.

Certain types of transactions are pre-approved in accordance with the terms of the Related Party Policy. These include transactions in the ordinary course of business involving financial products and services provided by, or to, the Company, including loans, provided that such transactions are in compliance with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations.

Stockholder Rights and Protections

The Company’s Amended and Restated Charter and By-laws provide stockholders with important rights and protections, including:

●	The ability to call a special meeting by stockholders holding at least 15% of the outstanding shares of our common stock, subject to a one-year ownership requirement and certain other requirements.
●	No “poison pill” in effect.
●	No super-majority vote requirements in our Amended and Restated Charter or By-laws (other than for an action by written consent).

The Company’s Amended and Restated Charter and By-laws are available as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with SEC.

Director Nomination Procedures

The Nominating and Corporate Governance Committee believes that, at a minimum, candidates for membership on the Board of Directors should have a demonstrated ability to make a meaningful contribution to the Board of Directors’ oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to the Board of Directors based on, among other things, its evaluation of a candidate’s experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the Board of Directors, the Nominating and Corporate Governance Committee also seeks to have the Board of Directors nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

The Nominating and Corporate Governance Committee expects, in the future, to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above. The Nominating and Corporate Governance Committee also, from time to time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee also will consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee expects to collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, and if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee expects to request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

In addition to formally nominating individuals for election as directors in accordance with our Third Amended and Restated Bylaws, as summarized below on page 72 under “Stockholder Proposals for 2023,” stockholders may send written recommendations of potential director candidates to the Nominating and Corporate Governance Committee for its consideration. Such recommendations should be submitted to the Nominating and Corporate Governance Committee “c/o Corporate Secretary” at Hilltop Holdings Inc., 6565 Hillcrest Avenue, Dallas, Texas 75205. Director recommendations submitted by stockholders should include the following information regarding the stockholder making the recommendation and the individual(s) recommended for nomination:

●	name, age, business address and residence address;
●	the class, series and number of any shares of Hilltop stock or other securities of Hilltop or any affiliate of Hilltop owned, beneficially or of record (including the name of the nominee holder if beneficially owned);
●	the date(s) that shares of Hilltop stock or other securities of Hilltop or any affiliate of Hilltop were acquired and the investment intent of such acquisition;
●	any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any securities of Hilltop or any affiliate of Hilltop;
●	whether and the extent to which such person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the prior six months has engaged in, any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (a) manage risk or benefit of changes in the price of Hilltop securities or any security of any entity listed in the peer group in the stock performance graph included in the materials distributed with this Proxy Statement or (b) increase or decrease the voting power of such person in Hilltop disproportionately to such person’s economic interest in Hilltop securities (or, as applicable, any security of any entity listed in the peer group in the stock performance graph included in the materials distributed with this Proxy Statement);

●	any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with us), by security holdings or otherwise of such person in us or in any of our affiliates, other than an interest arising from the ownership of securities where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
●	the investment strategy or objective, if any, of the stockholder making the recommendation and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors, or potential investors, in such stockholder (if not an individual);
●	to the extent known by the stockholder making the recommendation, the name and address of any other stockholder supporting the nominee for election or reelection as a director;
●	a certificate executed by the proposed nominee that certifies that the proposed nominee is not, and will not, become a party to any agreement, arrangement or understanding with any person or entity other than us in connection with service or action as a director that has not been disclosed to us and that the proposed nominee consents to being named in a proxy statement and will serve as a director if elected;
●	completed proposed nominee questionnaire (which will be provided upon request by writing or telephoning our corporate Secretary at the address or phone number listed under “Questions” on page 73); and
●	all other information that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules promulgated thereunder.

The stockholder recommendation of potential director candidates and information described above must be delivered to the corporate Secretary not earlier than the 120th day and not later than 5:00 p.m., Dallas, Texas local time, on the 90th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the first anniversary of the date of the preceding year’s annual meeting, the stockholder recommendation and information must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Dallas, Texas local time, on the later of the 90th day prior to the date of such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the date on which public announcement of the date of such annual meeting is first made. In the event, however, the number of directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder recommendation also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the corporate Secretary not later than 5:00 p.m., Dallas, Texas local time, on the 10th day following the day on which the public announcement is first made.

The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates for nomination to the Board of Directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

No fee was paid to any third party or parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

The Nominating and Corporate Governance Committee did not receive the name of any stockholder recommendations for director nominees with respect to the Annual Meeting.

The Nominating and Corporate Governance Committee did not receive any recommendations for director nominees from any non-management stockholder or group of stockholders that beneficially owns more than 5% of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth information regarding our common stock beneficially owned as of April 28, 2022 by any person or “group,” as that term is used in Section 13(d)(3) of the Exchange Act, known to us to beneficially own more than five percent of the outstanding shares of our common stock.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class (a)
Gerald J. Ford (b)	15,781,241	19.9%
6565 Hillcrest Avenue, 6th Floor
Dallas, Texas 75205
BlackRock, Inc. (c)	9,407,801	11.8%
55 East 52nd Street
New York, New York 10055
The Vanguard Group (d)	6,441,986	8.1%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

(a)	Based on 79,439,118 shares of common stock outstanding on April 28, 2022. Shares issuable under instruments to purchase our common stock that are exercisable within 60 days of April 28, 2022 are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.
(b)	The shares of common stock beneficially owned by Mr. Gerald J. Ford include 76,546 shares that are owned by Turtle Creek Revocable Trust, a revocable trust for the benefit of the members of Mr. Gerald J. Ford’s family, and indirectly by Mr. Gerald J. Ford as settlor and trustee of the trust. Mr. Gerald J. Ford disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. Also includes 15,544,674 shares owned by Diamond A Financial, LP. Mr. Gerald J. Ford is the sole member of Diamond HTH Stock Company GP, LLC, which is the sole general partner of Diamond HTH Stock Company, LP, which is the sole general partner of Diamond A Financial, LP. Mr. Gerald J. Ford is the sole limited partner of Diamond HTH Stock Company, LP. Each of Mr. Gerald J. Ford, Diamond A Financial, LP, Diamond HTH Stock Company, LP and Diamond HTH Stock Company GP, LLC may be deemed to have shared voting and dispositive power of these shares. Excludes 90,000 RSUs that will not vest within 60 days of April 28, 2022.
(c)	Based on the Schedule 13G (Amendment No. 4) filed with the SEC by BlackRock, Inc. on January 28, 2022. According to the Schedule 13G (Amendment No. 4), BlackRock, Inc. has sole voting power over 9,274,851 shares of our common stock and sole dispositive power over 9,407,801 shares of our common stock. According to the Schedule 13G (Amendment No. 4), BlackRock, Inc. is a parent holding company or control person, and various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock. The Schedule 13G (Amendment No. 4) reports that Blackrock Fund Advisors, a wholly owned subsidiary of Blackrock, Inc., is the beneficial owner of 5% or greater of the outstanding shares of the security class reported on the Schedule 13G (Amendment No. 4).
(d)	Based on the Schedule 13G (Amendment No. 6) filed with the SEC by The Vanguard Group on February 10, 2022. According to the Schedule 13G (Amendment No. 6), The Vanguard Group has shared voting power over 55,958 shares of our common stock, sole dispositive power over 6,331,825 shares of our common stock and shared dispositive power over 110,161 shares of our common stock.

Security Ownership of Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of April 28, 2022, by:

●	each of our directors and director nominees;
●	each of our named executive officers; and
●	all of our directors and executive officers presently serving, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is c/o Hilltop Holdings Inc., 6565 Hillcrest Avenue, Dallas, Texas 75205. Except as otherwise indicated in the footnotes to this table, the persons named in the table have specified that they have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to any applicable community property law.

	Common Stock
	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (a)
Rhodes Bobbitt	126,059	(b)	*
Tracy A. Bolt	40,367		*
J. Taylor Crandall	—		*
Charles R. Cummings	29,999		*
Hill A. Feinberg	681,012	(c)	*
Gerald J. Ford	15,781,241	(d)	19.9%
6565 Hillcrest Avenue, 6th Floor
Dallas, Texas 75205
Jeremy B. Ford	994,106	(e)	1.3%
William B. Furr	79,467	(f)	*
J. Markham Green	114,763		*
William T. Hill, Jr.	36,910	(g)	*
Charlotte Jones	14,798		*
Lee Lewis	107,951	(h)	*
Andrew J. Littlefair	17,695		*
W. Robert Nichols, III	16,000	(i)	*
Thomas C. Nichols	16,180	(j)	*
Kenneth D. Russell	—		*
Jerry L. Schaffner	132,386	(k)	*
A. Haag Sherman	25,539		*
Jonathan S. Sobel	2,680	(l)	*
Robert C. Taylor, Jr.	40,263		*
Stephen Thompson	20,546	(m)	*
Carl B. Webb	122,645		*
M. Bradley Winges	33,095	(n)	*

All Directors and Executive Officers,
as a group (26 persons)	18,595,014	(o)	23.4%

*     Represents less than 1% of the outstanding shares of such class.

(a)	Based on 79,439,118 shares of common stock outstanding on April 28, 2022. Shares issuable under instruments to purchase our common stock that are exercisable within 60 days of April 28, 2022 are treated as if outstanding for computing the percentage ownership of the person holding these instruments, but are not treated as outstanding for purposes of computing the percentage ownership of any other person.
(b)	Includes 62,100 shares of common stock held in an IRA account for the benefit of Mr. Bobbitt.
(c)	Includes 25,776 shares of common stock held directly by Mr. Feinberg’s wife.
(d)	The shares of common stock beneficially owned by Mr. Gerald J. Ford include 76,546 shares that are owned by Turtle Creek Revocable Trust, a revocable trust for the benefit of the members of Mr. Gerald J. Ford’s family, and indirectly by Mr. Gerald J. Ford as settlor of the trust. Mr. Gerald J. Ford disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest therein. Also includes 15,544,674 shares owned by Diamond A Financial, LP. Mr. Gerald J. Ford is the sole member of Diamond HTH Stock Company GP, LLC, which is the sole general partner of Diamond HTH Stock Company, LP, which is the sole general partner of Diamond A Financial, LP. Mr. Gerald J. Ford is the sole limited partner of Diamond HTH Stock Company, LP. Each of Mr. Gerald J. Ford, Diamond A Financial, LP, Diamond HTH Stock Company, LP and

Diamond HTH Stock Company GP, LLC may be deemed to have shared voting and dispositive power of these shares. Excludes 90,000 restricted stock units, or RSUs, that will not vest within 60 days of April 28, 2022.
(e)	Jeremy B. Ford is a beneficiary of a trust that owns a 49% limited partnership interest in Diamond A Financial, LP (see footnote (d)). Excludes 411,685 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2022 and 15,544,674 shares of common stock held by Diamond A Financial, LP.
(f)	Excludes 92,073 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2022.
(g)	Includes 14,550 shares of common stock held in a SEP IRA account for the benefit of Mr. Hill.
(h)	Includes 55,169 shares of common stock held by Lee Lewis Construction. Mr. Lewis is the sole owner of Lee Lewis Construction and may be deemed to have voting and/or investment power with respect to the shares owned by Lee Lewis Construction.
(i)	Includes 16,000 shares of common stock held in an IRA account for the benefit of Mr. W. Robert Nichols, III.
(j)	Includes 2,000 shares of common stock held in an IRA account for the benefit of Mr. Thomas C. Nichols.
(k)	Includes 1,459 shares of common stock held in an IRA account for the benefit of Mr. Schaffner’s wife. Excludes 60,905 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2022.
(l)	Excludes 20,000 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2022.
(m)	Excludes 81,684 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2022.
(n)	Excludes 85,560 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2022.
(o)	Represents 26 persons. Excludes 943,121 shares of common stock deliverable upon the vesting of RSUs that will not vest within 60 days of April 28, 2022.

MANAGEMENT

Executive Officers

General

We have identified the following officers as “executive officers,” consistent with the definition of that term as used by the SEC, as of April 28, 2022:

Name	Age	Position	Officer Since
Keith E. Bornemann	49	Executive Vice President, Chief Accounting Officer	2017
Jeremy B. Ford	47	President and Chief Executive Officer	2010
William B. Furr	44	Executive Vice President, Chief Financial Officer	2016
Darren E. Parmenter	59	Executive Vice President, Chief Administrative Officer	2007
Corey G. Prestidge	48	Executive Vice President, General Counsel and Secretary	2008
Jerry L. Schaffner	64	President and Chief Executive Officer of PlainsCapital Bank	2012
Stephen Thompson	60	President and Chief Executive Officer of PrimeLending	2020
M. Bradley Winges	54	President and Chief Executive Officer of Hilltop Securities	2019

Business Experience of Executive Officers

Information concerning the business experience of Mr. Jeremy B. Ford is set forth above under “Proposal One — Election of Directors — Nominees for Election as Directors” beginning on page 5.

Keith E. Bornemann. Mr. Bornemann has served as the Executive Vice President and Chief Accounting Officer of Hilltop since July 2020. Mr. Bornemann previously served as Executive Vice President and Principal Accounting Officer of Hilltop from November 2017 to July 2020 and Corporate Controller of Hilltop from February 2017 to July 2020. He also served as Senior Vice President and Director of Accounting and Reporting of Hilltop from January 2016 to January 2017 and Vice President of Financial Reporting of Hilltop from January 2013 to January 2016. Prior to joining Hilltop in 2013, Mr. Bornemann was the Vice President and Corporate Controller at First Acceptance Corporation and spent nine years working for the accounting firm Ernst & Young LLP.

William B. Furr. Mr. Furr has served as the Chief Financial Officer of Hilltop since September 2016. Prior to joining Hilltop, Mr. Furr served as Executive Vice President and Community Bank Chief Financial Officer for KeyCorp from November 2012 to August 2016. Before joining KeyCorp, Mr. Furr served in various financial leadership roles at Regions Financial Corporation and Bank of America Corporation.

Darren E. Parmenter. Mr. Parmenter has served as Executive Vice President and Chief Administrative Officer of Hilltop since September 2016. Mr. Parmenter previously served as Executive Vice President and Principal Financial Officer of Hilltop from February 2014 to September 2016 and as Senior Vice President of Finance of Hilltop from June 2007 to

February 2014. From January 2000 to June 2007, Mr. Parmenter was with Hilltop’s predecessor, Affordable Residential Communities Inc., and served as the Controller of Operations from April 2002 to June 2007. Prior to 2000, Mr. Parmenter was employed by Albertsons Inc. as an Assistant Controller.

Corey G. Prestidge. Mr. Prestidge has served as an Executive Vice President of Hilltop since February 2014 and General Counsel and Secretary of Hilltop since January 2008. From November 2005 to January 2008, Mr. Prestidge was the Assistant General Counsel of Mark Cuban Companies. Prior to that, Mr. Prestidge was an associate in the corporate and securities practice group at Jenkens & Gilchrist, a Professional Corporation, which is a former national law firm. Mr. Prestidge is the son-in-law of our Chairman of the Board, Gerald J. Ford, and the brother-in-law of our President and Chief Executive Officer, Jeremy B. Ford.

Jerry L. Schaffner. Mr. Schaffner has served as the President and Chief Executive Officer of PlainsCapital Bank since November 2010. He currently serves as a director of PlainsCapital Bank and various other subsidiaries, and previously served as a director of PlainsCapital from 1993 until March 2009. Mr. Schaffner joined PlainsCapital in 1988 as part of its original management group.

Stephen Thompson. Mr. Thompson has served as the President and Chief Executive Officer of PrimeLending since January 2020, a continuation of his previous role as President of PrimeLending since 2017. Mr. Thompson joined PrimeLending in 2011 and has held the roles of Regional Production Leader, Divisional Production Leader and National Production Leader. Mr. Thompson has over 30 years of mortgage banking experience.

M. Bradley Winges. Mr. Winges has served as the President and Chief Executive Officer of Hilltop Securities since February 2019. Prior to joining Hilltop Securities, Mr. Winges most recently served as Senior Executive Managing Director at Piper Jaffray, where he had worked since February 1991. While at Piper Jaffray, he was a member of the firm’s leadership team and held the roles of Head of Fixed Income Services and Firm Investments and Trading, President of Piper Jaffray Investment Management, Firm Risk Management, Head of Hopewood Lane Trading, Co-Head of Piper Jaffray Financial Products, Head of Municipal Sales and Trading and Institutional Municipal Sales Representative. Mr. Winges also is a member of the Board of the Bond Dealers of America and a committee member of the Fixed Income Market Structure at the SEC.

Terms of Office and Relationships

Our executive officers are elected by our Board of Directors annually or, as necessary, to fill vacancies or newly created offices. Each executive officer holds office until his successor is duly elected and qualified or, if earlier, until his death, resignation or removal. Any officer or agent elected or appointed by our Board of Directors may be removed by our Board of Directors whenever, in its judgment, our best interests will be served, but any removal will be without prejudice to the contractual rights, if any, of the person so removed.

Except as disclosed under “Proposal One — Election of Directors — Nominees for Election as Directors” commencing on page 5 and under “Management — Executive Officers — Business Experience of Executive Officers” on page 25, (a) there are no familial relationships among any of our current directors or executive officers and (b) none of our director nominees hold, or in the last five years have held, directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or pursuant to Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Except as set forth in this Proxy Statement, there are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or that officer was selected.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or this CD&A, reviews the compensation program for our named executive officers, or NEOs, which include our principal executive officer, principal financial officer and our three other most highly-compensated executive officers who served during the year ended December 31, 2021.

For 2021, our NEOs were:

Named Executive Officer	Title/Role
Jeremy B. Ford	President and Chief Executive Officer
William B. Furr	Executive Vice President, Chief Financial Officer
Jerry L. Schaffner	President and Chief Executive Officer of PlainsCapital Bank
Stephen Thompson	President and Chief Executive Officer of PrimeLending
M. Bradley Winges	President and Chief Executive Officer of Hilltop Securities

Executive Summary

Business Highlights

Hilltop reported its second most profitable year in 2021. From 2019 through 2021, Hilltop generated an aggregate of $994 million in net income from continuing operations. The implementation of our strategic initiatives over the past few years, several of which are described below, allowed us to capitalize on available opportunities. These robust financial results and continued enhancements position Hilltop for further growth.

Key Financial Results

We continued to achieve favorable financial results in 2021. While the financial results in 2021 did not reach the same level as in 2020, our 2021 financial results exceeded results in years prior to 2020. The make-up of these results were as follows:

•	PlainsCapital Bank had income before taxes of $283 million, primarily driven by a change in provision for credit losses from a $96 million provision in 2020 to a $58 million reversal in 2021.
•	PrimeLending had income before taxes of $236 million in 2021, as compared to $408 million 2020, which decrease was significantly driven by a decline in gain-on-sale margin.
•	Hilltop Securities had income before taxes of $44 million in 2021, as compared to $116 million in 2020, which decrease was largely caused by lower net revenues in the fixed income services and structured finance businesses.

The charts below illustrate our strong financial and market performance in 2021. Additional details regarding our results can be found in our Annual Report on Form 10-K for the year ended December 31, 2021.

Hilltop ranked fourth out of 50 regional banks included in the KBW Regional Banking Index for the three-year period ended December 31, 2021.

Capital Management

Hilltop has grown capital and deployed it in a prudent manner, repurchasing a total $522 million of its common stock since the beginning of 2015.

Note: Tangible common equity and tangible book value per share (TBVPS) are non-GAAP financial measures. For a reconciliation of tangible common equity and TBVPS to the nearest GAAP measure, see “Annex C.”

Strategic Highlights

During 2021, we had several key accomplishments in support of our business strategy:

•	Capitalized on a strong housing market by originating $23 billion in mortgage loans for the second consecutive year, which was our second-best year ever by volume and profitability.
•	Increased total deposits to $12.8 billion, an increase of $1.6 billion, or 14%, versus 2020.
•	Maintained credit quality, ending the year with total non-performing assets of $54 million, or 0.75% of total Bank loans held for investment. We achieved a net recovery of $0.5 million in 2021.
•	Despite lower volumes and a less robust market environment from 2020, Hilltop Securities produced $424 million net revenue.
•	Repurchased 3.6 million shares for $124 million, equating to 4% of shares outstanding.
•	Increased Hilltop quarterly dividend payment by 33% to 12 cents.
•	Increased tangible book value per share by 15% to $28.37.
•	Fortified the Bank’s liquidity position and access to secured funding sources with over $8.4 billion in available securities, deposits at the Federal Reserve and secured borrowing capacity.

Leadership

The following is the reporting structure for our operating subsidiaries:

Employees

During 2021, we recognized our employees for their dedication and work efforts, especially given the impacts of inflation and the economic environment. In that regard, we provided the following to our employees who are managers and below:

•	Provided $2.9 million of off-cycle merit increases to over 1,000 employees.
•	Paid bonuses in excess of performance achieved.

Environmental, Social & Governance

In early 2021, Hilltop published its first Environmental, Governance & Social, or ESG, report, which represented the baseline for future reporting. During 2021, Hilltop accomplished certain enhancements to its ESG commitment by:

•	Forming an ESG Committee that reports to the Nominating & Governance Committee of the Board of Directors.
•	Establishing an ESG Policy applicable to the enterprise.
•	Achieving the goals set forth in its 2020 ESG Report.
•	Launching a Diversity, Equity and Inclusion Commitment Statement.

Hilltop recently published its 2021 Sustainability and Environmental, Social & Governance Report.

Executive Compensation Highlights

Several years ago, we completed leadership transitions and streamlined our executive team. As illustrated in the graphs to the right, these changes have resulted, and are expected to continue to result, in a substantial reduction in executive base salary expense as compared to 2016 (35% decrease in 2021). While 2021 incentive payouts reflected strong performance, aggregate Section 16 officer compensation in 2021 was only 9% higher than aggregate Section 16 officer compensation in 2016. For reference, pre-tax earnings from continuing operations were $210 million and $504 million in 2016 and 2021, respectively (a 140% increase from 2016 to 2021). Additionally, these transitions resulted in the termination of certain legacy compensation arrangements and allowed us to align all of our executive team with our pay-for-performance compensation program, as evidenced by the chart and outlined further in this CD&A.

* Reflects base salary for the year shown plus annual incentives paid at ranges of 54% to 183% and long-term incentives awarded the following year. See 2021 Goals and Results below.

Our 2021 Executive Compensation Program

The Compensation Committee, or, as used in this CD&A, the Committee, has the responsibility to establish, implement and monitor adherence with our compensation philosophy. The Committee believes that the total compensation paid to executive officers should be fair, reasonable, market competitive, performance-based and aligned with stockholder interests. The Committee administers our executive compensation program in light of taking into consideration our unique business structure, shareholder return and acquisition activity. As a holding company that conducts its operations through its subsidiaries, we provide performance-based compensation to the chief executives of each of our business units that is based on both the results of the business unit and the consolidated Company.

Elements of Total Direct Compensation

Base Salary

●    Intended to compensate the individual fairly for the responsibility level of the position held.

Annual Incentives

●    Variable component of pay intended to motivate and reward the individual’s contributions to achieving our short-term/annual objectives;

●    Payouts are determined based on financial results (weighted 70%) and each executive’s performance with respect to strategic and individual goals (weighted 30%);

●    Financial results are based on our consolidated net income and, for executives of our subsidiaries, the net income of their respective business unit; and

●
Discretionary bonuses are awarded only in exceptional circumstances.

Long-Term Incentives

●    Variable component of pay intended to retain, motivate and reward the individual’s contributions to achieving our long-term objectives and creating stockholder value;

●    Delivered through a grant value mix of Performance-Based Restricted Stock Units, or PRSUs, and Time-Based Restricted Stock Units, or TRSUs; and

●    The vesting of PRSUs varies based on performance results with respect to cumulative EPS goals over a three-year period, with a modifier based on our three-year total shareholder return, or TSR, relative to other banks in the KBW Regional Banking Index.

As illustrated in the chart, total variable compensation represents 88% of the Chief Executive Officer’s total direct compensation.

Governance Highlights

The Committee maintains strong governance features for our executive compensation program as outlined below and further discussed in this CD&A.

What We Do		What We Don’t Do
☑	We tie a significant portion of NEO compensation to our performance through a balance of annual and long-term incentives with multiple performance measures	⌧	Executive officers are prohibited from entering into hedging, short sale and derivative transactions and are subject to restrictions on pledging our securities
☑	We maintain robust stock ownership guidelines for executive officers and directors	⌧	We do not provide for any excise tax gross-ups in any new employment agreements
☑	We require all equity awarded to executive officers to be held for one year following vesting	⌧	All equity grants have double trigger (as opposed to single trigger) change of control provisions
☑	We maintain a clawback policy for incentive compensation	⌧	We do not pay dividends on unvested equity awards
☑	We subject annual incentives to downward adjustment for improper risk taking or significant compliance issues	⌧	We do not provide excessive perquisites
☑	We annually conduct a risk assessment of our compensation programs
☑	We retain an independent compensation consultant reporting directly to the Committee

Role of Stockholder Say-on-Pay Votes and Stockholder Engagement

We provide our stockholders with the opportunity to cast an annual non-binding advisory vote on executive compensation. At our annual meeting of stockholders held in July 2021, approximately 83% of the votes cast (excluding abstentions and broker non-votes) on the say-on-pay proposal were voted in favor of the proposal.

In January 2021, we contacted a total of seventeen of our largest stockholders, other than the Chairman of the Board of Directors, who represented approximately 20% of our outstanding common stock at that time. In connection with this stockholder outreach, eight stockholders who represented approximately 12% of our outstanding common stock at that time scheduled and conducted calls with the Chairman of the Committee. In those calls, the Chairman specifically addressed the compensation of the Chairman of the Board of Directors of the Company.

After the resulting discussion of the Chairman’s compensation, these stockholders understood the reasoning for his compensation and appreciate the value that he provides to the Company. We also committed to provide additional disclosure regarding the reasons supporting his compensation, which we have included in this CD&A and this Proxy Statement. With respect to our compensation program and philosophy in general, those stockholders were supportive. Some of these stockholders suggested other specific metrics for possible use in measuring executive compensation. In accordance with their suggestion, we have included these metrics in this CD&A. These stockholders also expressed that they view our executive compensation to be in line with our peers.

The Committee remains committed to understanding the perspectives of our stockholders and being responsive to their feedback. The Committee will continue to consider the outcome of the Company’s say-on-pay votes and stockholder feedback when making future compensation decisions for the NEOs and directors, including the Chairman of the Board.

Compensation Program Philosophy and Objectives

Our compensation program continues to focus on performance-based pay that reflects our achievements on an annual basis and our ability to deliver long-term value to our stockholders. The Committee regularly reviews the Company’s compensation programs to ensure they are consistent with sound business practices, regulatory requirements, emerging industry trends and stockholder interests.

With this in mind, the following principles help guide our decisions regarding compensation of our NEOs:

●	Compensation opportunities should be competitive with market practices. We are committed to providing competitive total annual compensation opportunities to attract and retain executives with the experience and skills necessary to lead our Company and motivate them to deliver strong performance to our stockholders.
●	A significant portion of compensation should be performance-based. Our executive compensation program emphasizes pay-for-performance. Both our annual and long-term incentives are earned based on a combination of corporate, business unit and individual performance. Our annual incentive compensation also can be reduced based upon improper risk taking and non-compliance with applicable laws and regulations.
●	Management’s interests should be aligned with those of our stockholders. Our long-term incentive compensation is delivered in the form of restricted stock units, or RSUs, to support our goals for alignment, ownership and retention. Half of the RSUs awarded vest upon achievement of predefined performance goals. The percentage of these awards that vest is based first on cumulative EPS over a three-year period and then multiplied by a modifier based on our TSR, relative to members of the KBW Regional Banking Index during the same period. The calculation for the vesting of performance RSUs is as follows:

●	Compensation should be perceived as fair. We strive to create a compensation program that will be perceived as fair and equitable, both internally and externally.
●	Our compensation program should be balanced and mitigate risk taking. We have a balanced approach to total compensation that includes a mix of fixed and performance-based pay, including cash and equity compensation and short- and long-term incentive compensation. We believe this approach effectively aligns our pay with performance, while discouraging inappropriate risk taking.

Elements of our Executive Compensation Program

This section describes the 2021 compensation arrangements for our NEOs.

Base Salary

We provide base salaries for each NEO based on the Committee’s assessment of the scope of each individual’s responsibilities, performance and experience. We believe a portion of total direct compensation should be provided in a form that is fixed and liquid. In reviewing base salaries, the Committee evaluated the salaries of other executive officers of the Company and its peers and any increased level of responsibility, among other items. The following table lists the base salaries for our NEOs in 2020 and 2021:

	Base Salaries
Name	2020	2021		% Increase
Jeremy B. Ford	$775,000	$800,000	(a)	3.2%
William B. Furr	$500,000	$550,000	(a)	10.0%
Jerry L. Schaffner	$650,000	$660,000	(a)	1.5%
Stephen Thompson	$725,000	$800,000	(a)	10.3%
M. Bradley Winges	$500,000	$500,000		—

(a)	Base salary increases became effective on March 27, 2021.

In February 2022, the Committee assessed base salaries of the NEOs and decided to provide the following increases beginning on February 26, 2022: $25,000 for Mr. Furr (new salary $575,000); and $20,000 for Mr. Schaffner (new salary $680,000). These increases were determined to be appropriate given performance by these individuals.

Annual Incentive Program

Target Incentive Opportunities

Target incentive awards are defined at the start of the year in consideration of market data provided by the Committee’s consultant, each NEO’s total compensation package and the Company’s budgetary considerations. The Committee increased the annual incentive target (as a percent of salary) in 2021 as compared to 2020 for Messrs. Furr, Schaffner, Thompson and Winges following a review of market practices and in order to place more emphasis on pay-for-performance. The following table sets forth information concerning Annual Incentive Plan opportunities for 2021:

	Annual Incentive Opportunity
		Target
	Threshold	Amount	% of	Maximum
Name	($)	($)	Base Salary	($) (a)
Jeremy B. Ford	400,000	800,000	100%	1,480,000
William B. Furr	250,000	500,000	91%	925,000
Jerry L. Schaffner	300,000	600,000	91%	1,110,000
Stephen Thompson	600,000	1,200,000	150%	2,220,000
M. Bradley Winges	850,000	1,700,000	340%	3,145,000

(a)	Awards are capped at 185% of the target amount.

In February 2022, the Committee adjusted the annual incentive target for Mr. Winges to 370% (as a percentage of salary) based upon 2022 budget expectations for Hilltop Securities Inc.

Plan Structure and Performance Measures

Each NEO had pre-defined performance objectives based upon measurable performance of both the Company and the individual. At least 70% of each executive’s incentive was based on the net income of the Company and/or their relevant business unit. The Committee and management believe that by using these metrics we are encouraging profitable top line growth and value for stockholders without creating excessive risk.

The measures and weights of the performance objectives for 2021 are summarized in the following graph:

In addition to the above criteria, all payouts under the Annual Incentive Plan are subject to forfeiture and clawback in the event of any improper risk management or non-compliance with applicable laws and regulations.

2021 Goals and Results

The Committee, in its sole discretion, determines the final amount of each participant’s annual cash incentive award based on attainment of the applicable performance goals and assessments of individual and strategic performance.

Each element of the annual cash incentive award is independent of the other. Accordingly, the executive officer may achieve certain performance goals, while at the same time failing to achieve others. In that case, the executive officer will be entitled to receive the award for the performance goal achieved, but not an award for a performance goal for which threshold performance is not achieved. Potential awards range from 50% for threshold performance to a maximum of 185% for stretch performance (with a 200% maximum for financial performance and a 150% maximum for strategic goals).

Early in 2021, the Committee established earnings goals for Hilltop and each business unit. Our 2021 goals were intended to be realistic and reasonable but challenging in order to drive performance. Our 2021 net income target was set below our 2020 actual performance based upon the expected softening in the mortgage and securities markets; however, our 2021 net income target was 29% above the 2020 net income target. At the end of the fiscal year, the Committee determined a payout based on net income performance. 2021 performance goals and actual net income performance were as follows (dollars in millions):

2021 Performance Goal (a)	Threshold ($)	Target ($)	Maximum ($)	Actual ($)	Achievement (b)
Hilltop Net Income	123	204	256	374	183%

PlainsCapital Adjusted Pre-Tax Income (c)	90	150	188	216	144%

Hilltop Securities Pre-Tax Income	49	81	101	44	54%

PrimeLending Pre-Tax Income	92	153	191	232	152%

(a)	The Compensation Committee established goals and determines performance results based on adjusted non-GAAP results that exclude the impact of items including current expected credit losses (“CECL”), leadership changes, business realignment and disposition, and efficiencies that are not indicative of ongoing operations.
(b)	Awards are capped at 200% of the target amount under the plan.
(c)	PlainsCapital pre-tax income is adjusted to remove the impacts of CECL, but includes controllable provision (e.g., charge-offs and specific reserves).

The individual and strategic objectives for the NEOs are developed through an iterative process between the Committee and management. Management develops an initial set of recommendations based upon the business needs. The Committee reviews the proposed goals and revises/amends them at its discretion, ensuring that goals are aligned with the strategic plan approved by the Board of Directors.

The following strategic and individual goals, among others, were established for the NEOs in 2021:

Executive	Key Objectives	Key Outcomes
Jeremy B. Ford

●   Execute strategic plan to drive revenue growth and manage expenses

●   Ensure execution of key initiatives

●   Ensure execution of the operating companies’ strategic plans

●   Enhance competitive position with next level revenue initiatives and strategic projects

●   Execute capital management through M&A sourcing and stockholder returns

●   Effective leadership of the Company and its subsidiaries through continued COVID environment

●   Executed strategic plan to drive revenue growth and expense management

●   Delivered quantifiable benefits of capital management, including return of capital to stockholders

●   Earnings were outsized as compared to budget

William B. Furr

●   Effective delivery against operational and strategic priorities, including completion of finance simplification project, implementation of key initiatives around Market Risk Rule, and execution of key deliverables related to counterparty management

●   Execute on strategic plan through supporting corporate profitability, growth and alignment

●   Support the achievement of the operating budget

●   Effective leadership of Finance & Accounting through continued COVID environment

●
Effectively managed financial risks, reporting and controls
●
Effectively led complex projects, including finance simplification, Market Risk Rule and counterparty management
●
Delivered quantifiable benefits through execution of strategic plan
●
Exceeded operating budget through his leadership and support

Jerry L. Schaffner

●   Meet strategic objectives for managed loan growth, deposit market share, treasury management verticals, private banking, and expense outlook

●

Effectively manage the business through the pandemic

●

Effectively manage credit portfolio

●

Succession planning and execution

●   Effective leadership through continued COVID environment

●

Executed on strategic objectives: loan growth, deposit market share improvement, treasury management and expense management

●

Delivered quantifiable benefits of achieving objectives

Stephen Thompson

●   Drive strategic initiatives, including operational efficiency and service, loan officer growth, minority origination volume and culture and engagement

● Continue progress and improvement on key initiatives and investments

● Continue to guide the development and effectiveness of executives

●   Effective leadership through continued COVID environment

●   Drove key initiatives of operational efficiency and service, loan originator growth and culture

● Guided development of executives

● Effectively managed the business through substantial volumes

● Delivered quantifiable benefits of achieving objectives

M. Bradley Winges

●   Complete final phase of FIS implementation

● Partner with Hilltop on MRR project implementation

●

Strategically grow business lines through targeted product and market segment expansion

●

Rebrand HTIN to Momentum advisory and implement strategic plan to drive overall business

●

Define premier wealth strategy

● Transition to new HQ location

●

Execute on key people strategies, including culture, DEI, HTS University and compensation initiatives

● Partner with HTH through shared service model

● Partner with PrimeLending and the Bank to leverage strengths and add value to clients

●   Effective leadership through continued COVID environment

● Drove key initiatives of FIS implementation, MRR project, rebrand of Momentum Independent Network

● Transitioned to new HQ location

● Contributed to growth in business lines through targeted product and market segment expansion

● Delivered quantifiable benefits of objectives

The Committee evaluated the individual performance of each executive, including the factors noted in the table above, and recognized the results each executive achieved that drove the Company’s outstanding performance in 2021. Based upon these evaluations of each NEO’s individual performance in 2021, the Committee awarded Messrs. Jeremy B. Ford, Furr,

Schaffner and Thompson 150% of target for their strategic and individual goals, and Mr. Winges 135% for his strategic and individual goals. The Committee also assessed risk and compliance performance for each NEO and determined that no reductions were warranted.

Based on the above financial and individual performance measures and the Committee’s discretion, the 2021 annual cash incentive payments were awarded as follows relative to the 2021 target value:

	2021 Annual	% of 2021 Target
Name	Incentive Payment ($)	Annual Incentive
Jeremy B. Ford	1,385,775	173%
William B. Furr	866,109	173%
Jerry L. Schaffner	922,486	154%
Stephen Thompson	1,893,166	158%
M. Bradley Winges	1,311,292	77%

See “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Annual Incentive Plan” for more information with respect to our stockholder-approved Annual Incentive Plan.

Discretionary Cash Bonuses

No additional discretionary cash bonuses were paid for 2021 performance.

Long-Term Incentives

As described above, we believe that a portion of each NEO’s compensation should be tied to the performance of our stock price, aligning the officer’s interest with that of our stockholders. Additionally, we grant at least 50% of each executive’s long-term incentives through PRSUs that vest based upon performance.

PRSUs granted in 2021 will be earned and cliff vest subject to certain performance goals being met after the three-year performance period from January 1, 2021 through December 31, 2023. The PRSUs provide that the percentage of performance-based shares that will vest at the end of the performance period will be determined based on Hilltop’s cumulative EPS relative to pre-established performance objectives, multiplied by a modifier that is determined based on Hilltop’s TSR relative to banks in the KBW Regional Banking Index. The EPS component of the performance calculation ranges from 50% at threshold (for results at 75% of the EPS goal) to 150% at maximum (for results at 125% of the EPS goal), and the TSR modifier ranges as follows:

Accordingly, the total number of shares earned from the performance awards can range from 40% to 180% of the target number of PRSUs granted. No shares will be awarded if EPS results are below threshold. The calculation for the vesting of PRSUs is as follows:

For example, if EPS is above stretch performance and Relative TSR is below threshold, the payout percentage would be as follows:

TRSUs cliff vest on the third anniversary of the date of grant.

All shares of common stock delivered pursuant to the RSUs granted to NEOs are subject to a one-year holding period requirement after vesting. All equity-based awards, including those made to the NEOs, prior to July 2020 were made pursuant to the 2012 Equity Incentive Plan. Since July 2020, all equity-based awards have been made pursuant to the 2020 Equity Incentive Plan, which was adopted by stockholders at the 2020 Annual Meeting of Stockholders held in July 2020. All equity-based awards made to the NEOs are approved by the Committee and not pursuant to delegated authority. Further discussion of the 2012 Equity Incentive Plan and the 2020 Equity Incentive Plan pursuant to which such RSUs were awarded is found under “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below.

2021 Long-Term Incentive Grants

In 2021, long-term incentive awards were made in consideration of each executive’s role, competitive market practice, and 2020 performance. Grants were made in the form of RSUs on February 23, 2021, to the following NEOs in the table below. As discussed in prior year CD&A, grants for 2021 had higher grant values than 2020, while maintaining similar share usage, recognizing the exceptional financial results in 2020. In particular, special consideration was given to the leadership of Messrs. Jeremy B. Ford, Furr, Winges and Thompson in driving the record financial performance and successful execution of multiple key strategic priorities.

		TRSUs	PRSUs	PRSUs	Total RSUs	Total RSUs
	TRSUs	Awarded Grant	Awarded	Awarded Grant	Awarded	Awarded Grant
Name	Awarded (#)	Date Value ($)	(at Target) (#)	Date Value ($)	(at Target) (#)	Date Value ($)
Jeremy B. Ford	50,603	1,658,766	80,117	2,663,890	130,720	4,322,657
William B. Furr	10,107	331,307	16,133	536,422	26,240	867,730
Jerry L. Schaffner	7,284	238,770	8,886	295,460	16,170	534,229
Stephen Thompson	9,917	325,079	20,593	684,717	30,510	1,009,797
M. Bradley Winges	10,678	350,025	12,202	405,717	22,880	755,741

2022 Long-Term Incentive Grants

On February 8, 2022, the Committee awarded long-term incentives through grants of RSUs as set forth in the table below. Grant values were again based on each executive’s role and competitive market practice, as well as the continued strong performance in 2021.

		TRSUs	PRSUs	PRSUs	Total RSUs	Total RSUs
	TRSUs	Awarded Grant	Awarded	Awarded Grant	Awarded	Awarded Grant
Name	Awarded (#)	Date Value ($)	(at Target) (#)	Date Value ($)	(at Target) (#)	Date Value ($)
Jeremy B. Ford	45,940	1,550,016	57,795	1,901,456	103,735	3,451,471
William B. Furr	12,227	412,539	17,412	572,855	29,639	985,394
Jerry L. Schaffner	9,263	312,534	12,967	426,614	22,230	739,148
Stephen Thompson	14,079	475,025	18,524	609,440	32,603	1,084,465
M. Bradley Winges	13,338	450,024	13,337	438,787	26,675	888,811

In 2022, Mr. Winges received an additional grant of 8,892 TRSUs that will cliff vest on the third anniversary of the date of grant. The additional TRSUs were granted in connection with Mr. Winges entering into the amendment to his employment agreement as further discussed below.

Payout of the 2019-2021 PRSUs

The following table provides the calculation of the payout for the PRSUs granted in 2019, which resulted in 180% of the target number of shares being earned. Similar to the 2021 awards described above, payouts for the PRSUs granted in 2019 cliff vested in three years, or early 2022, based on three-year cumulative EPS performance multiplied by a modifier of the payout based on our three-year TSR relative to the banks in the KBW Regional Banking Index. Shares vested from the 2019 PRSU grants are restricted from transfer until the first anniversary of the vesting date.

Metric	Threshold	Target	Maximum	Actual
Cumulative EPS	$3.56	$4.75	$5.94	$12.10
% of Target Payout	50%	100%	150%	150%
				x
Relative TSR percentile ranking	25th	50th	75th	93rd
Modifier	80%	100%	120%	120%
Final Payout				180%

Perquisites and Other Benefits

We provide various perquisites and other benefits to certain NEOs. Mr. Jeremy B. Ford is provided access to company aircraft for personal use and such personal use is treated as income to him. Mr. Schaffner is provided with a company-owned vehicle for his use. Otherwise, our NEOs generally receive only medical benefits, life insurance and long-term disability coverage, as well as matching contributions to the Company’s 401(k) program, on the same terms and conditions as generally available to all employees. See “Executive Compensation — All Other Compensation Table” below.

Compensation of Our Non-Executive Chairman of the Board

Gerald J. Ford, Chairman of the Board of Directors, provides us with significant value given his experience in the financial services industry, including mergers and acquisitions, capital and liquidity management and other operating matters, such as key personnel hires. On a very frequent basis, our Chairman and Chief Executive Officer discuss matters relating to the Company. Our Chairman also meets with the executive management of the Company to discuss matters related to the Company in scheduled meetings generally occurring each week. In addition, our Chairman is instrumental in the sourcing, negotiation and completion of acquisitions and dispositions. Accordingly, our Chairman, in addition to his strategic input, spends considerable time and efforts in guiding our business and executive management in creating value for shareholders.

In addition to the fees paid to our Chairman of the Board of Directors, we also grant the Chairman of the Board of Directors a restricted stock unit, or RSU, award representing 30,000 shares each year. This RSU award cliff vests on the third anniversary of the date of grant. The RSU award agreement also provides for pro rata vesting upon termination without cause, death or disability. Commencing in 2019, all equity award agreements, including the RSU awards granted to the Chairman of the Board of Directors, contain “double trigger” provisions, which require termination without cause within the six months preceding or the twelve months following a change in control in order for the equity awards to vest in connection with a change in control.

The Compensation Committee evaluates the compensation of directors annually, including grants of RSUs to the Chairman of the Board of Directors. Given the experience and involvement of the Chairman of the Board of Directors, the Compensation Committee believes that the compensation paid to the Chairman of the Board of Directors is considerably less than the cost that we would incur to employ or retain someone else of his caliber to provide guidance and advice to us as frequently as he does.

Severance and Other Post-Termination Arrangements

We generally do not maintain any severance or change in control programs other than the change in control provisions in our 2012 Equity Incentive Plan and 2020 Equity Incentive Plan (with exceptions noted below). We have, however, historically paid severance, the amount of which is generally determined based on both length of tenure and level of compensation, when termination occurs other than for cause and pursuant to which certain benefits may be provided to the NEOs. Absent the negotiation of specific agreements with the NEOs, severance benefits generally will be provided on the same basis as provided to other employees of the Company.

Furr Employment Agreement

Pursuant to our employment agreement with Mr. Furr, as amended, upon termination of his employment by us other than for cause, Mr. Furr is entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the employment agreement, RSU award agreements or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination (collectively, the “Furr Accrued Amounts”) and a lump-sum cash payment equal to the sum of (i) his annual base salary rate immediately prior to the effective date of such termination, and (ii) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Furr executes and delivers a release to the Company. If his employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control,” he will be entitled to receive the Furr Accrued Amounts and a lump-sum cash payment equal to two times the sum of (i) his annual base salary rate immediately prior to the effective date of such termination and (ii) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Furr executes and delivers a release to the Company. The immediately foregoing cash amount represents a “double trigger” benefit. Finally, if any payment made as a result of a change in control would constitute a “parachute payment” as defined under Section 280G of the Internal Revenue Code, or the Code, the benefits payable will be reduced to $1 below the parachute limit.

Mr. Furr’s employment agreement was amended on August 30, 2019, to extend the term of the agreement to August 31, 2022, add a customer non-solicitation provision and extend the employee non-solicitation provision, among other changes to be consistent with other employment agreements with the Company.

Schaffner Retention Agreement

On November 30, 2012, in connection with the Company’s acquisition of PlainsCapital, the Company entered into a retention agreement with Mr. Schaffner. If Mr. Schaffner’s employment contract is terminated by the Company for cause, by Mr. Schaffner or due to his death or disability (as such terms are defined below), he or his estate, as applicable, is entitled to:

●	his annual base salary through the date of termination, to the extent not already paid and not deferred;
●	any annual bonus earned for a prior award period, to the extent not already paid and not deferred;
●	any business expenses he incurred that are not yet reimbursed as of the date of termination; and
●	any other amounts or benefits, including all unpaid and/or vested, nonforfeitable amounts owing or accrued to him, required to be paid or provided or which he is eligible to receive under any plan, program, policy or practice or contract or agreement, to the extent not already paid and not deferred, through the date of termination.

In addition, if Mr. Schaffner’s employment is terminated, he or his estate, as applicable, is entitled to a lump-sum cash payment equal to $2,448,000, which represents the amount Mr. Schaffner would have been entitled to receive under his prior employment agreement with PlainsCapital if his employment was terminated at the time of our acquisition of PlainsCapital, plus interest from November 30, 2012.

Thompson Employment Agreement

In connection with the promotion of Mr. Thompson as President and Chief Executive Officer of PrimeLending, on October 25, 2019, the Company and Mr. Thompson entered into an employment agreement that became effective as of January 1, 2020 and will remain in effect until December 31, 2022. If the employment agreement is terminated by the Company for “cause” (as such term is defined in the employment agreement), Mr. Thompson will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the employment agreement, RSU award agreements or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination (collectively, the “Thompson Accrued Amounts”), provided that Mr. Thompson executes and delivers a release to the Company. With respect to a termination resulting from Mr. Thompson’s death or disability, Mr. Thompson (or his estate) will be entitled to receive (i) the Thompson Accrued Amounts, (ii) any portion of the sign-on grant of RSUs with a market value of $125,000 or of any other long-term incentive plan that vests pursuant to the terms of the applicable award agreement, (iii) an amount equal to the cost of COBRA for Mr. Thompson and his immediate family for a period of twelve months following such termination of employment and (iv) a pro rata portion of his target Incentive Bonus for such period, provided that Mr. Thompson executes and delivers a release to the Company.

If Mr. Thompson’s employment is terminated by the Company without “cause” (other than pursuant to a “Change in Control” (as such term is defined in the employment agreement)), Mr. Thompson will be entitled to receive the Thompson Accrued Amounts and, subject to his execution and delivery to the Company of a release, (i) a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the Incentive Bonus paid to him in respect of the calendar year immediately preceding the year of the termination,

(ii) an amount equal to the cost of COBRA for his immediate family and himself for a period of twelve months following such termination of employment, and (iii) any portion of the sign-on grant or any other long-term incentive plan award granted to Mr. Thompson that vests pursuant to the terms of the applicable award agreement.

If Mr. Thompson’s employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “Change in Control,” Mr. Thompson will be entitled to receive the Thompson Accrued Amounts and (i) a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the Incentive Bonus paid to him in respect of the calendar year immediately preceding the year of the termination and (ii) an amount equal to the cost of COBRA for his immediate family and himself for a period of twelve months following such termination of employment, provided that Mr. Thompson executes and delivers a release to the Company. Any unvested RSU awards, including the sign-on grant, also will vest if Mr. Thompson is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “Change in Control”. The foregoing benefits described in this paragraph represent “double trigger” benefits. Notwithstanding the above, any amounts payable to Mr. Thompson upon a “Change in Control” shall not constitute a “parachute payment” and will be reduced accordingly.

Winges Employment Agreement

The Company entered into an employment agreement with Mr. Winges effective upon his commencement of his employment with us on February 20, 2019. The employment agreement remained in effect until February 20, 2022. In March 2022, the employment agreement was amended to extend its term until February 20, 2025. Pursuant to the amended employment agreement, provided that Mr. Winges executes and delivers a release to the Company, if he is terminated without “cause” he will receive a lump-sum cash payment equal to one times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination, and (C) any other long-term incentive program award granted to Mr. Winges that vests pursuant to the terms of the applicable award agreement. In connection with Mr. Winges entering into the amendment to his employment agreement, he received an additional grant of 8,892 TRSUs that will cliff vest on the third anniversary of the date of grant.

If Mr. Winges’s employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “Change in Control,” (i) the full vesting of any long-term incentive plan awards granted to him, and (ii) a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Winges executes and delivers a release to the Company. The foregoing benefits described in this paragraph represent “double trigger” benefits. Notwithstanding, any amounts payable to Mr. Winges upon a “Change in Control” shall not constitute a “parachute payment” and will be reduced accordingly.

Incentive Plans

2012 Equity Incentive Plan

The 2012 Equity Incentive Plan, under which we have granted awards to the NEOs, contains specific termination and change in control provisions. We originally determined to include a change in control provision in the plan (i) to be competitive with what we believe to be the standards for the treatment of equity upon a change in control for similar companies and (ii) to ensure employees who remain after a change in control would be treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control. Under the terms of the 2012 Equity Incentive Plan, if a change in control (as defined below in the discussion of the plan under “Executive Compensation — Potential Payments Upon Termination or Change-in-Control”) were to occur, all awards then outstanding would become vested and/or exercisable and any applicable performance goals with respect thereto would be deemed to be fully achieved. For equity grants after January 1, 2019, all equity award agreements contain “double trigger” provisions, which require termination without cause within the six months preceding or the twelve months following a change in control for the equity awards to vest in connection with a change in control. Further discussion of the change in control payments that may be made pursuant to the 2012 Equity Incentive Plan may be found in the “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” section below.

2020 Equity Incentive Plan

The 2020 Equity Incentive Plan was approved by the Board of Directors on April 30, 2020, and approved by our stockholders on July 23, 2020. Upon a change in control of Hilltop, awards will not vest unless the participant incurs a termination of service by us without cause or by the participant for good reason within six months prior to or twelve months following the change in control. A change in control generally includes (i) the acquisition by a third-party of 33% or more of the outstanding voting stock or equity securities of Hilltop, (ii) a merger, reorganization, consolidation, or similar transaction with a third-party after which the stockholders of Hilltop do not retain over 50% of the outstanding voting stock or equity securities following the transaction, (iii) a majority of the members of our Board of Directors are members who were not appointed by the then existing Board of Directors, or (iv) the complete liquidation or dissolution of Hilltop. In connection with a change in control, outstanding awards may be converted into new awards; exchanged or substituted for new awards; or canceled for no consideration, provided participants were given notice and an opportunity to purchase or exercise such awards, or cancelled and cashed out based on the positive difference between the per share amount to be received in connection with the transaction and the purchase/exercise price per share of the award, if any. Further discussion of the change in control payments that may be made pursuant to the 2020 Equity Incentive Plan may be found in the “Executive Compensation — Potential Payments Upon Termination or Change-in-Control” section below.

Annual Incentive Plan

The Annual Incentive Plan, pursuant to which annual incentive bonuses are awarded, does not contain specific change in control provisions. Accordingly, the Committee, in its discretion, may determine what constitutes a change in control and what effects such an event may have on any awards made pursuant to such plan.

Executive Compensation Process

Role of the Compensation Committee

The Committee is responsible for reviewing and approving all aspects of the compensation programs for our NEOs and making all decisions regarding specific compensation to be paid or awarded to them. The Committee is responsible for, among its other duties, the following:

●	Review and approval of corporate incentive goals and objectives relevant to compensation;
●	Evaluation of individual performance results in light of these goals and objectives;
●	Evaluation of the competitiveness of the total compensation package;
●	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts and retention programs; and
●	Approval of any employment contract or other written agreement with any executive of the Company or its subsidiaries.

The Committee is responsible for determining all aspects of compensation of the Chief Executive Officer, as well as assessing his individual performance.

In setting the compensation of our NEOs, the Committee, in its discretion, considers (i) the transferability of managerial skills, (ii) the relevance of each NEO’s experience to other potential employees, and (iii) the readiness of the NEO to assume a different or more significant role, either within our organization or with another organization. When the Committee makes pay-related decisions, the Committee considers our acquisition and growth strategy, our desire to attract, retain and motivate talent, and the importance of compensation in supporting the achievement of our strategic objectives.

Information about the Committee and its composition, responsibilities and operations can be found under the “Board Committees” section above.

Role of the Chief Executive Officer in Compensation Decisions

The Chief Executive Officer provides input and recommendations to the Committee regarding compensation decisions for his direct reports, including the other NEOs. These recommendations are made within the framework of the compensation programs approved by the Committee and based on market data provided by the Committee’s independent consultant. The input includes base salary changes, annual incentive and long-term incentive opportunities and payouts, specific individual performance objectives, and individual performance assessments. The Chief Executive Officer makes recommendations based on his assessment of the individual officer’s performance, performance of the officer’s respective business or function and employee retention considerations. The Committee reviews and considers the Chief Executive Officer’s recommendations when determining any compensation changes affecting our executive officers.

Role of Compensation Consultant

Pursuant to its charter, the Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the engagement. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2021, the Committee continued its engagement of Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant. Meridian is engaged directly by the Committee.

Pursuant to its engagement, Meridian provides research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees. In addition, Meridian keeps the Committee apprised of regulatory developments and market trends related to executive compensation practices. Meridian does not determine or recommend the exact amount or form of executive compensation for any of the NEOs. A representative of Meridian generally attends meetings of the Committee, is available to participate in executive sessions of the Committee and communicates directly with the Committee and the chairman of the Committee.

Pursuant to the Committee’s charter, if the Committee elects to use a compensation consultant, the Committee must assess the consultant’s independence, taking into account the following factors:

●	The provision of other services to the Company by the consultant;
●	The amount of fees the consultant received from the Company;
●	The policies and procedures the consultant has in place to prevent conflicts of interest;
●	Any business or personal relationships between the consulting firm and the members of the Committee;
●	Any ownership of Company stock by the individuals at the firm performing consulting services for the Committee; and
●	Any business or personal relationship of the firm with an executive officer of the Company.

Meridian has provided the Committee with appropriate assurances and confirmation of its independent status pursuant to these and other factors. The Compensation Committee evaluated whether the work provided by Meridian raised any conflict of interest, and determined that Meridian has been independent throughout its service for the Committee and no conflict of interest was raised by the work of Meridian described in this Proxy Statement.

Peer Group and Benchmarking Approach

The Committee regularly assesses the components of the executive compensation program with advice from its independent compensation consultant. In October 2020, Meridian provided an analysis of base salary, annual incentive and long-term incentive practices of comparable companies in the financial industry. Meridian considered individual compensation elements as well as the total compensation package. This analysis was considered by the Committee when it established 2021 pay opportunities for executives.

In performing this analysis, Meridian developed market data using publicly disclosed compensation information from a peer group of comparable financial institutions, as well as compensation surveys. Survey data reflected financial institutions of similar size to Hilltop and our operating subsidiaries. The Committee did not review the specific companies included in the survey data.

The compensation peer group includes institutions of generally similar asset size and, to the extent possible, organizations with significant other operating segments and non-interest income. In evaluating the peer group, the Committee considers that our combination of businesses adds complexity relative to other banks with similar asset sizes.

The following banks were included in the peer group for Meridian’s market study in October 2020:

Ameris Bancorp	First Midwest Bancorp, Inc.	Simmons First National Corporation
BancFirst Corporation	Flagstar Bancorp, Inc.	South State Corporation
BancorpSouth Bank	Hancock Whitney Corporation	TowneBank
Cadence Bancorporation	Independent Bank Group, Inc.	Trustmark Corporation
Commerce Bancshares, Inc.	International Bancshares Corporation	UMB Financial Corporation
First Financial Bancorp.	Prosperity Bancshares, Inc.	Umpqua Holdings Corporation
First Financial Bankshares, Inc.	Renasant Corporation	WesBanco, Inc.

With Meridian’s assistance, the Committee reviewed the peer group in July 2021 and determined to maintain the same peer group from 2020. While there was announced merger and acquisition activity within such group, it was determined that relevant compensation data remained available.

Risk Considerations in Our Compensation Program

We do not believe that our compensation policies and practices for 2021 gave rise to risks that were reasonably likely to have a material adverse effect on our Company. In reaching this conclusion for 2021, we considered the following factors:

●	Base salary is fixed and the only compensation components that are variable are the annual incentives and PRSUs awarded to NEOs, which were awarded based upon attainment of pre-determined levels of earnings.
●	Annual Incentive Plan payments to the NEOs were determined or approved following the completion of the audit of the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. Thus, the Committee had ample knowledge of the financial condition and results of the Company, as well as reports of other committees of the Board of Directors, upon which to base its decisions.
●	We have a balanced program that includes multiple performance goals, rewards short-term and multi-year performance, pays in cash and equity and provides a meaningful portion of pay in stock, which is tied to our long-term performance.
●	Annual Incentive Plan, 2012 Equity Incentive Plan and 2020 Equity Incentive Plan awards are subject to clawback and adjustments for improper risk taking and significant compliance issues.
●	Each year the Committee reviews all compensation programs to ensure existing programs are not reasonably likely to have a material adverse effect on the Company.

Executive Compensation Programs and Policies

Stock Ownership Guidelines

In February 2014, the Committee recommended, and the Board of Directors adopted, a stock ownership policy applicable to our executive officers and directors. Within five years of the later of appointment or the date the policy was adopted, executive officers are required to achieve and maintain ownership of a defined market value of Company common stock equal to a minimum number of equity or equity-based securities as follows:

●	Six times annual base salary for the Chief Executive Officer; and
●	Three times annual base salary for the other executive officers.

Under this policy, directors are expected to own shares with a value greater than five times their annual retainer for serving on the Board of Directors of the Company, unless they are subject to certain restrictions on receiving director fees, or fees in the form of stock. Our director compensation program permits directors to elect to receive their director compensation in cash, Company common stock or a combination of cash and Company common stock.

In calculating equity ownership for purposes of the stock ownership guidelines, we include all shares beneficially owned by an individual, such as shares owned by an individual in the Company’s benefit plans (e.g., 401(k) and Employee Stock Purchase Plan), shares of restricted stock and shares with respect to which an individual has voting or investment power. Unexercised stock options and unearned performance shares are excluded when determining ownership for these purposes.

Executive officers are expected to hold 50% of any net shares received through compensatory equity-based grants until the ownership guidelines are achieved. Once such officer achieves the ownership requirement, he or she is no longer restricted by this holding requirement, provided his or her total stock ownership level does not fall below the ownership guidelines.

In addition, all awards of RSUs granted since February 2014 to NEOs are, subject to certain exceptions, required to be held for one year after vesting.

As of April 28, 2022, all NEOs are on track to meet the ownership guidelines.

Clawback Policy

Our compensation program also includes a clawback from any annual cash or long-term incentive award for improper risk taking and significant compliance issues. Annual Incentive Plan, 2012 Equity Incentive Plan and 2020 Equity Incentive Plan awards are subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to Hilltop or its subsidiaries or (ii) set forth in any policies adopted or maintained by Hilltop or any of its subsidiaries.

Trading Controls and Hedging, Short Sale and Pledging Policies

Executive officers, including the NEOs, are required to receive the permission of the General Counsel prior to entering into any transactions in our securities, including gifts, grants and those involving derivatives. Generally, trading is permitted only during announced trading periods. Employees who are subject to trading restrictions, including the NEOs, may enter into a trading plan under Rule 10b5-1 under the Exchange Act. These trading plans may be entered into only during an open trading period and must be approved by the General Counsel. We require trading plans to include a waiting period and the trading plans may not be amended during their term. The NEO bears full responsibility if he or she violates our policy by permitting shares to be bought or sold without pre-approval or when trading is restricted.

Executive officers are prohibited from entering into hedging, short sale and derivative transactions and are subject to restrictions on pledging our securities. All employees are prohibited from hedging or pledging unvested RSUs.

Tax Considerations

The Committee continues to reserve flexibility to provide compensation arrangements that it believes are consistent with its compensation philosophy even if the arrangements will result in non-deductible compensation.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Hilltop Holdings Inc. has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

The foregoing report has been submitted by the following members of the Compensation Committee:

A. Haag Sherman (Chairman)Rhodes Bobbitt

William T. Hill, Jr.Andrew Littlefair

Executive Compensation

The following tables set forth information concerning the compensation earned for services performed during 2021, 2020 and 2019 by the NEOs, who were either serving in such capacities on December 31, 2021, during 2021, or are reportable pursuant to applicable SEC regulations.

Summary Compensation Table

Fiscal Years 2021, 2020 and 2019

									Change in
									Pension Value
									and Nonqualified
								Non-Equity	Deferred
					Stock		Option	Incentive Plan	Compensation	All Other
		Salary	Bonus		Awards		Awards	Compensation	Earnings	Compensation
Name and principal position	Year	($)	(a) ($)		(b) ($)		($)	(c) ($)	(d) ($)	(e) ($)	Total ($)
Jeremy B. Ford	2021	793,269	—		4,322,657		—	1,385,775	—	176,996	6,678,697
President and	2020	768,269	—		2,911,894	(f)	—	1,433,750	—	112,314	5,226,227
Chief Executive Officer	2019	750,000	—		1,718,833		—	1,125,000	—	91,172	3,685,005

William B. Furr	2021	536,538	—		867,730		—	866,109	—	12,940	2,283,317
Executive Vice President and	2020	495,962	500,000		485,319		—	832,500	—	10,530	2,324,311
Chief Financial Officer	2019	475,577	—		757,212		—	652,500	—	10,580	1,895,869

Jerry L. Schaffner	2021	657,308	—		534,229		—	922,486	3,806	58,315	2,176,144
President and Chief Executive	2020	643,269	140,000		412,524		—	789,750	14,367	58,556	2,058,466
Officer of the Bank	2019	611,539	—		392,866		—	670,000	44,021	56,537	1,774,963

Stephen Thompson	2021	779,808	—		1,009,797		—	1,893,166	—	42,057	3,724,827
President and Chief Executive	2020	722,115	2,225,000		416,204	(h)	—	1,341,250	—	47,068	4,751,637
Officer of PrimeLending (g)	2019	650,000	—		96,850		—	325,000	—	49,977	1,121,827

M. Bradley Winges	2021	500,000	—		755,741		—	1,311,292	—	11,807	2,578,840
President and Chief Executive	2020	500,000	630,000		582,388		—	2,061,339	—	11,544	3,785,271
Officer of Hilltop Securities (i)	2019	419,231	2,500,000	(j)	1,801,906	(k)	—	500,000	—	577,219	5,798,356

(a)	Represents discretionary bonuses paid for services during 2021, 2020 and 2019, as applicable.
(b)	Reflects the grant date fair value calculated in accordance with the provisions of the Stock Compensation Topic of the ASC, in accordance with the assumptions described in Note 22 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The value of performance-based stock awards is based on the probable outcome of the applicable performance conditions. The following table presents the value of performance-based awards included in the table above based on the achievement of both probable and maximum outcomes:

		Performance-Based Stock Awards
Name	Year	(Probable Achievement) ($)	(Maximum Achievement) ($)
Jeremy B. Ford	2021	2,663,890	3,995,835
	2020	1,411,878	2,117,817
	2019	843,832	1,265,747

William B. Furr	2021	536,422	804,633
	2020	235,317	352,975
	2019	212,167	318,251

Jerry L. Schaffner	2021	295,460	443,189
	2020	200,010	300,014
	2019	192,871	289,307

Stephen Thompson	2021	684,717	1,027,076
	2020	141,186	211,779
	2019	—	—

M. Bradley Winges	2021	405,717	608,575
	2020	282,371	423,557
	2019	—	—

(c)	For 2021, represents cash awards earned under the Annual Incentive Plan for services during 2021, but paid in February 2022. For 2020, represents cash awards earned under the Annual Incentive Plan for services during 2020, but paid in March 2021. For 2019, represents cash awards earned under the Annual Incentive Plan for services during 2019, but paid in March 2020.
(d)	Represents interest earned on non-qualified deferred compensation contributions to Mr. Schaffner during 2021, 2020 and 2019, as applicable. For additional information, see “— Non-Qualified Deferred Compensation.”
(e)	Includes amounts paid during 2021, 2020 and 2019, as applicable, for group life insurance premiums, auto allowance, club expenses, use of company car and aircraft, moving expenses and cellular phone reimbursement, which is described in more detail in the table below.
(f)	Includes 41,667 time-based RSUs granted to Mr. Jeremy B. Ford in connection with the sale of National Lloyds Corporation.
(g)	Mr. Thompson began serving as President and Chief Executive Officer of PrimeLending effective January 1, 2020.
(h)	Includes 5,014 time-based RSUs granted to Mr. Thompson in connection with his promotion to CEO of PrimeLending.

(i)	Mr. Winges began serving as President and Chief Executive Officer of Hilltop Securities effective February 20, 2019.
(j)	Includes sign-on bonus of $1.5 million and guaranteed annual cash incentive award for 2019 under his employment contract of $1.0 million.
(k)	Includes sign-on grants of equity of 10,363 time-based RSUs and 83,000 time-based RSUs to offset compensation forfeited by Mr. Winges for terminating his employment with his former employer.

All Other Compensation
			Gross-Ups or	Company
			Other Amounts	Contributions
		Perquisites	Reimbursed	to Defined
		and Personal	for the Payment	Contribution	Insurance	Total All Other
		Benefits	of Taxes	Plans	Policies	Compensation
Name	Year	(a) ($)	($)	($)	(b) ($)	($)
Jeremy B. Ford	2021	166,076	—	9,750	1,170	176,996
	2020	101,394	—	9,750	1,170	112,314
	2019	80,502	—	9,500	1,170	91,172

William B. Furr	2021	2,410	—	9,750	780	12,940
	2020	—	—	9,750	780	10,530
	2019	300	—	9,500	780	10,580

Jerry L. Schaffner	2021	42,336	—	9,750	6,229	58,315
	2020	42,642	—	9,750	6,164	58,556
	2019	40,941	—	9,500	6,096	56,537

Stephen Thompson	2021	27,159	—	9,750	5,148	42,057
	2020	33,964	—	9,750	3,354	47,068
	2019	37,123	—	9,500	3,354	49,977

M. Bradley Winges	2021	263	—	9,750	1,794	11,807
	2020	—	—	9,750	1,794	11,544
	2019	343,694	222,990	9,500	1,035	577,219

(a)	Year 2021: For Mr. Jeremy B. Ford, reflects personal use of company airplane of $165,813 and other income of $263. For Mr. Furr, reflects personal use of company airplane of $1,707 and other income of $703. For Mr. Schaffner, reflects a car allowance of $24,000, club expenses of $12,016, personal use of company automobile of $4,857, cellular phone reimbursement of $1,200, and other income of $263. For Mr. Thompson, reflects a car allowance of $12,000, club expenses of $13,696, cellular phone reimbursement of $1,200, and other income of $263. For Mr. Winges, reflects other income of $263. Personal use of company aircraft is calculated on a per mile basis utilizing SIFL rates published by the IRS.
(b)	Reflects group term life insurance premiums paid for Messrs. Jeremy B. Ford, Furr, Thompson and Winges, as applicable. Year 2021: For Mr. Schaffner, represents bank-owned life insurance of $1,081 and group term life insurance of $5,148. Group term life insurance is made available to all employees.

Grants of Plan-Based Awards

Grants of Plan-Based Awards Table

Fiscal Year 2021

								All Other
								Stock Awards:	Grant Date
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Number of	Fair Value of
		Incentive Plan Awards (a)			Incentive Plan Awards (b)			Shares of	Share and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Option Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(c) (#)	(d) ($)
Jeremy B. Ford	2/23/2021							50,603	1,658,766
	2/23/2021				40,059	80,117	120,176		2,663,890
	2/23/2021	400,000	800,000	1,480,000

William B. Furr	2/23/2021							10,107	331,307
	2/23/2021				8,067	16,133	24,200		536,422
	2/23/2021	250,000	500,000	925,000

Jerry L. Schaffner	2/23/2021							7,284	238,770
	2/23/2021				4,443	8,886	13,329		295,460
	2/23/2021	300,000	600,000	1,110,000

Stephen Thompson	2/23/2021							9,917	325,079
	2/23/2021				10,297	20,593	30,890		684,717
	2/23/2021	600,000	1,200,000	2,220,000

M. Bradley Winges	2/23/2021							10,678	350,025
	2/23/2021				6,101	12,202	18,303		405,717
	2/23/2021	850,000	1,700,000	3,145,000

(a)	Represent the value of potential payments under the Annual Incentive Plan to the NEOs based on 2021 performance. Management incentive award amounts shown above represent potential awards that may have been earned based on performance during 2021. The actual amounts earned pursuant to Annual Incentive Plan awards for 2021 are reported in the “Summary Compensation Table” above. For more information regarding the Annual Incentive Plan, see below and also refer to “Compensation Discussion and Analysis” in this Proxy Statement.
(b)	Represents performance-based RSUs that vest based upon the achievement of certain performance goals during the three-year period beginning January 1, 2021 and ending December 31, 2023. These RSUs were issued pursuant to the 2020 Equity Incentive Plan and a form of award agreement and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the 2020 Equity Incentive Plan and the form of award agreement. Performance-based RSU award amounts shown above do not reflect the impact of the TSR modifier. For additional information, see “Compensation Discussion and Analysis — Compensation Program Philoshophy and Objections” and “Compensation Discussion and Analysis — Elements of our Executive Compensation Program — Long-Term Incentive Awards.”
(c)	Represents time-based RSUs that cliff vest upon the third anniversary of the date of grant. These RSUs were issued pursuant to the 2020 Equity Incentive Plan and a form of award agreement and are subject to forfeiture, accelerated vesting and other restrictions as more fully set forth in the 2020 Equity Incentive Plan and the form of award agreement. For additional information, see “Compensation Discussion and Analysis — Elements of our Executive Compensation Program — Long-Term Incentives.”
(d)	Reflects the grant date fair value calculated in accordance with the provisions of the Stock Compensation Topic of the ASC. The value of the performance-based stock awards is based on the probable outcome of the applicable performance conditions. For more information regarding outstanding awards held by the NEO, refer to section “Outstanding Equity Awards at Fiscal Year-End” below.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contracts and Incentive Plans

Set forth below is a summary of our employment agreements with Messrs. Furr, Schaffner, Thompson and Winges. We do not have an employment agreement with Mr. Jeremy B. Ford. Also set forth below is a description of our incentive plans, pursuant to which the awards included in the “Outstanding Equity Awards at Fiscal Year-End Table” below were made to our NEOs. The Compensation Committee believes that the arrangements described below serve our interests and the interests of our stockholders because they help secure the continued employment and dedication of our NEOs prior to or following a change in control, without concern for their own continued employment.

Employment Contracts

Mr. Furr

In connection with the appointment of Mr. Furr as Chief Financial Officer of the Company, the Company and Mr. Furr entered into an employment agreement effective as of September 1, 2016. The employment agreement remained in effect until the third anniversary of the effective date. In August 2019, the employment agreement was amended to extend its term until August 31, 2022. Pursuant to this amended agreement, Mr. Furr is entitled to a minimum annual base salary of $485,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee of the Board of Directors of the Company, or whomever is delegated such authority by the Board of Directors, and (2) any long-term incentive award programs adopted by the Compensation Committee, or whomever is delegated such authority by the Board of Directors. Mr. Furr also is entitled to reimbursement of employment-related expenses and to participate in the employee benefit programs generally available to employees of the Company. The agreement also includes, among other things, customary non-competition, non-solicitation and confidentiality provisions. Mr. Furr’s non-competition and non-solicitation obligations continue for 24 months following the earlier of (i) his termination and (ii) the termination of his employment agreement. In consideration for the addition of the 24-month customer non-solicitation provision and the increased time period of the employee non-solicitation provision from twelve to 24 months, as well as other additional provisions, the employment agreement provided that Mr. Furr was entitled to receive a grant of RSUs having an aggregate fair market value of $325,000 on the date of grant. For a description of compensation and benefits to which Mr. Furr is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Mr. Schaffner

On November 30, 2012, in connection with the Company’s acquisition of PlainsCapital, the Company entered into a retention agreement with Mr. Schaffner. The retention agreement provides for an initial term of two years, with automatic one-year renewals at the end of the first year of the agreement and each anniversary thereof unless notice has been given otherwise. Pursuant to the agreement, Mr. Schaffner’s minimum annual base salary is $525,000. He is also entitled to an annual bonus that varies based upon the performance of PlainsCapital. If PlainsCapital’s annual net income is greater than $15,000,000, Mr. Schaffner is entitled to a bonus equal to the average of his annual bonus in the prior three calendar years. Additionally, in accordance with the agreement, Mr. Schaffner is entitled to participate in all of the Company’s employee benefit plans and programs. Further, the agreement provides that the Company will provide Mr. Schaffner with the use of corporate aircraft and an automobile allowance, each at the same level that such benefits were available to Mr. Schaffner immediately prior to our acquisition of PlainsCapital. He continues to have bank-owned life insurance and access to the country club that was available to him through PlainsCapital’s membership prior to our acquisition of PlainsCapital. For a description of compensation and benefits to which Mr. Schaffner is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Mr. Thompson

In connection with the promotion of Mr. Thompson as President and Chief Executive Officer of PrimeLending, on October 25, 2019, the Company and Mr. Thompson entered into an employment agreement that became effective as of January 1, 2020, which will remain in effect until December 31, 2022. Pursuant to the employment agreement, Mr. Thompson is entitled to a minimum annual base salary of $725,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee of the Board of Directors of the Company, or whomever is delegated such authority by the Board, and (2) any long-term incentive award programs adopted by the Compensation Committee, or whomever is delegated such authority by the Board. Mr. Thompson also is entitled to reimbursement of employment-related expenses and to participate in the employee benefit programs generally available to employees of the Company. The agreement also includes, among other things, customary non-competition, non-solicitation and confidentiality provisions. Mr. Thompson’s non-competition obligations continue for 12 months following his termination, and Mr. Thompson’s non-solicitation obligations continue for 12 months following the earlier of (i) his termination and (ii) the termination of his employment agreement. Additionally, pursuant to his employment agreement, Mr. Thompson received a sign-on grant of RSUs having an aggregate fair market value of $125,000 on the date of grant. With respect to calendar year 2020, the employment agreement provided that the value of his long-term incentive award granted in 2020 was at least $300,000. For a description of compensation and benefits to which Mr. Thompson is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Mr. Winges

The Company entered into an employment agreement with Mr. Winges effective upon commencement of his employment with us on February 20, 2019. The employment agreement remained in effect until February 20, 2022. In March 2022, the employment agreement was amended to extend its term until February 20, 2025. Pursuant to this amended agreement, Mr. Winges is entitled to an annual base salary of $500,000 and is eligible to participate in (1) an annual incentive bonus program adopted by the Compensation Committee of the Board of Directors of the Company, or whomever is delegated such authority by the Board, and (2) any long-term incentive award programs adopted by the Compensation Committee, or whomever is delegated such authority by the Board. The agreement also includes, among other things, customary non-interference and non-disparagement provisions. Mr. Winges’ non-interference obligations continue for 18 months following the earlier of (i) his termination and (ii) termination of his employment agreement. In consideration for the addition of the non-interference and non-disparagement provisions, as well as other additional provisions, the amended employment agreement provided that Mr. Winges was entitled to receive a grant of 8,892 RSUs.

Mr. Winges received a sign-on cash bonus of $1,500,000 on the effective date of his employment. This sign-on bonus was paid to offset bonus compensation forfeited at his prior employer. As discussed in more detail below, this sign-on bonus also would have offset any amounts payable if Mr. Winges had been terminated in the first year of his employment. Mr. Winges’s employment agreement also provided for the reimbursement of up to $400,000 of out-of-pocket costs related to Mr. Winges’s relocation to Dallas, Texas and a gross-up of any such expenses not deductible by him. We believed this amount to be reasonable given our requirement that he move to the Dallas, Texas metroplex on an expedited basis. With respect to calendar year 2019, the employment agreement provided that Mr. Winges was entitled to a minimum annual cash incentive bonus of $1,000,000 and the value of his long-term incentive award to be granted in 2020 was at least $500,000.

Mr. Winges’s employment agreement also provided for a grant of 83,000 TRSUs to offset compensation forfeited from Mr. Winges’s prior employer. The employment agreement provided that if Mr. Winges had been terminated without “cause” or due to death or disability within one year of the effective date, he would have received a payment of $2,000,000 less any salary and incentives received during his employment, and this payment would be in lieu of any shares vesting from the grant of TRSUs. Following the first anniversary of his employment, if he is terminated without cause he will receive a lump-sum cash payment equal to one times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the annual incentive cash bonus paid to him in respect of the calendar year immediately preceding the year of the termination. Any unvested portion of the 83,000 TRSUs also will vest in full if such termination, or a termination as a result of death or disability, occurs on or after the first anniversary of the effective date of his employment. For a description of compensation and benefits to which Mr. Winges is entitled in the event of his termination or a change in control, see “Potential Payments Upon Termination or Change-in-Control” below.

Equity Incentive Plans

On September 20, 2012, our stockholders approved the 2012 Equity Incentive Plan, which provides for the grant of equity-based awards, including restricted shares of our common stock, RSUs, stock options, grants of shares, stock appreciation rights, or SARs, and other equity-based incentives, to our directors, officers and other employees and those of our subsidiaries selected by our Compensation Committee. At inception, 4,000,000 shares were authorized for issuance pursuant to the 2012 Equity Incentive Plan. On June 15, 2017, our stockholders reapproved the performance goals contained in the 2012 Equity Incentive Plan. All shares granted and outstanding pursuant to the 2012 Equity Incentive Plan, whether vested or unvested, are entitled to receive dividends and to vote, unless forfeited. All other awards, including RSUs, are not entitled to dividends nor to vote. No participant in our 2012 Equity Incentive Plan may be granted performance-based equity awards in any fiscal year representing more than 500,000 shares of our common stock or stock options or SARs representing in excess of 750,000 shares of our common stock. The maximum number of shares underlying incentive stock options granted under the 2012 Equity Incentive Plan may not exceed 2,000,000.

On July 23, 2020 our stockholders approved the 2020 Equity Incentive Plan, and as a result, our ability to grant new awards pursuant to the 2012 Equity Incentive Plan was terminated. However, all awards that were previously granted and outstanding under the 2012 Equity Incentive Plan remained in full force and effect according to their respective terms.

The 2020 Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, or SARs, restricted stock, RSUs, performance awards, dividend equivalent rights and other equity-based awards, which may be granted singly or in combination, and may be paid in cash or shares of our common stock, to our directors, officers and other employees and those of our subsidiaries selected by our Compensation Committee. At inception, 3,650,000 shares were authorized for issuance pursuant to the 2020 Equity Incentive Plan. All shares granted and outstanding pursuant to the 2020 Equity Incentive Plan, whether vested or unvested, are entitled to receive dividends and to vote, unless forfeited. Generally, holders of restricted stock will be entitled to vote and receive dividends on their restricted shares, but our Compensation Committee may determine, in its discretion, whether dividends paid while the shares are subject to restrictions may be reinvested in additional shares of restricted stock. All other awards, including RSUs, are not entitled to dividends nor to vote; however, an award of RSUs may provide for rights with respect to dividends or dividend equivalents.

Stock options granted under the 2012 Equity Incentive Plan and the 2020 Equity Incentive Plan may be either “incentive stock options” within the meaning of Section 422 of the Code, or nonqualified stock options. All of the shares available for issuance as an award under the 2020 Equity Incentive Plan may be delivered pursuant to incentive stock options. Other than during the first calendar year in which a non-employee director has been elected to serve on the Board of Directors, no such director may be granted awards under the 2020 Equity Incentive Plan in any calendar year that, when taken together with all cash retainers and other fees paid to the director for services to Hilltop for the same calendar year, exceed $450,000 in the aggregate (with the value of any equity awards determined as of the date of grant; provided, however, the Chairman may be granted an award or awards each calendar year in an aggregate amount not to exceed 50,000 shares, which shall be in addition to the $450,000 annual limit on awards to non-employee directors described above. Five percent of the shares of our common stock that may be issued pursuant to awards under the 2020 Equity Incentive Plan may be granted with (or amended by the Compensation Committee to include) more favorable vesting conditions than those set forth in the 2020 Equity Incentive Plan.

The 2012 Equity Incentive Plan was, and the 2020 Equity Incentive Plan is, administered by our Compensation Committee, which has the discretion to, among other things, determine the persons to whom awards will be granted, the number of shares of our common stock to be subject to awards and performance goals and other terms and conditions of the awards. Such performance goals may be applied to our Company as a whole, any of our subsidiaries or affiliates, and/or any of our divisions or strategic business units, and may be used to evaluate performance relative to a market index or a group of other companies. Further, the Compensation Committee has the authority to adjust the performance goals in recognition of unusual or non-recurring events. The 2012 Equity Incentive Plan and the 2020 Equity Incentive Plan each provide that in no event will the Compensation Committee be authorized to re-price stock options, or to lower the base or exercise price of any SARs granted under such plan, without obtaining the approval of our stockholders.

Except as otherwise permitted by our Compensation Committee, awards granted under the 2012 Equity Incentive Plan and the 2020 Equity Incentive Plan will be transferable only by will or through the laws of descent and distribution, and each stock option will be exercisable during the participant’s lifetime only by the participant or, upon the participant’s death, by his or her estate. Director compensation paid in the form of our common stock, whether at our or the director’s election, is issued through the 2012 Equity Incentive Plan and the 2020 Equity Incentive Plan.

Annual Incentive Plan

On September 20, 2012, our stockholders originally approved the Annual Incentive Plan. Our stockholders then reapproved the performance goals contained in the Annual Incentive Plan on June 15, 2017. The Annual Incentive Plan provides for a cash bonus to key employees who are selected by the Compensation Committee for participation in the plan. The Annual Incentive Plan is intended to permit the payment of “performance-based compensation” and is designed to reward executives whose performance during the fiscal year enabled us to achieve favorable business results and to assist us in attracting and retaining executives. A participant may receive a cash bonus under the Annual Incentive Plan based on the attainment, during each performance period, of performance objectives in support of our business strategy that are established by our Compensation Committee. These performance objectives may be based on one or more of the performance criteria outlined in the Annual Incentive Plan.

The performance objectives may be applied with respect to Hilltop or any one or more of our subsidiaries, divisions, business units or business segments and may be applied to performance relative to a market index or a group of other companies. The Compensation Committee may adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events.

Participation in the Annual Incentive Plan does not guarantee the payment of an award. All awards payable pursuant to the Annual Incentive Plan are discretionary and subject to approval by our Compensation Committee. After the performance period ends, the Compensation Committee determines the payment amount of individual awards based on the achievement of the performance objectives. No participant in the Annual Incentive Plan may receive an award that exceeds $10,000,000 per year. Except as otherwise provided in a participant’s employment or other individual agreement, the payment of a cash bonus to a participant for a performance period is conditioned upon the participant’s active employment on the date that the final awards are paid. We may amend or terminate the Annual Incentive Plan at any time.

Outstanding Equity Awards at Fiscal Year End

The following table presents information pertaining to all outstanding equity awards held by the NEOs as of December 31, 2021.

	Stock Awards
						Equity Incentive
				Equity Incentive		Plan Awards:
				Plan Awards:		Market or Payout of
	Number of		Market Value of	Number of Unearned		Value of Unearned
	Shares or Units		Shares or Units	Shares, Units or		Shares, Units or
	of Stock That		of Stock That	Other Rights That		Other Rights That
	Have Not Vested		Have Not Vested	Have Not Vested		Have Not Vested
Name	(#)		(a) ($)	(a) (#)		(a) ($)
Jeremy B. Ford	45,173	(b)	1,587,379	81,311	(c)	2,857,269
	67,782	(d)	2,381,859	122,005	(e)	4,287,256
	41,667	(f)	1,464,178	—		—
	50,603	(g)	1,778,189	144,210	(h)	5,067,539

William B. Furr	11,358	(b)	399,120	20,444	(c)	718,402
	13,600	(i)	477,904	—		—
	11,297	(d)	396,977	20,334	(e)	714,537
	10,107	(g)	355,160	29,039	(h)	1,020,430

Jerry L. Schaffner	10,325	(b)	362,821	18,585	(c)	653,077
	3,300	(j)	115,962	—		—
	9,603	(d)	337,449	17,283	(e)	607,325
	7,284	(g)	255,960	15,994	(h)	562,029

Stephen Thompson	5,000	(b)	175,700	—		—
	5,014	(k)	176,192	—		—
	6,779	(d)	238,214	12,200	(e)	428,708
	9,917	(g)	348,483	37,067	(h)	1,302,534

M. Bradley Winges	83,000	(l)	2,916,620	—		—
	10,363	(l)	364,156	—		—
	13,557	(d)	476,393	24,400	(e)	857,416
	10,678	(g)	375,225	21,963	(h)	771,780

(a)	Value based upon the closing price of $35.14 for our common stock on December 31, 2021. With respect to performance-based RSUs, the number of shares underlying each award was calculated based on the achievement of maximum level performance due to certain modifiers utilized in the performance calculation.
(b)	Represents time-based RSUs that cliff vested on February 27, 2022.
(c)	Represents shares underlying performance-based RSUs that vested on February 27, 2022 upon the achievement of certain performance goals during the three-year period beginning January 1, 2019 and ending December 31, 2021. The amount disclosed in the table is based on applicable maximum performance during the noted period. Actual shares issued under performance awards were 180.0% of unvested shares reported in the table above at December 31, 2021, as approved by the Compensation Committee on February 8, 2022.
(d)	Represents time-based RSUs that cliff vest upon the earlier of February 20, 2023 and a termination of employment without cause within the twelve months following or six months preceding a change of control.
(e)	Represents performance-based RSUs that vest upon the achievement of maximum level performance during the three-year period beginning January 1, 2020 and ending December 31, 2022.
(f)	Represents time-based RSUs that cliff vest upon the earlier of August 10, 2023 and a termination of employment without cause within the twelve months following or six months preceding a change of control.
(g)	Represents time-based RSUs that cliff vest upon the earlier of February 23, 2024 and a termination of employment without cause within the twelve months following or six months preceding a change of control.
(h)	Represents performance-based RSUs that vest upon the achievement of maximum level performance during the three-year period beginning January 1, 2021 and ending December 31, 2023.
(i)	Represents time-based RSUs that cliff vest upon the earlier of September 5, 2022 and a termination of employment without cause within the twelve months following or six months preceding a change of control.
(j)	Represents time-based RSUs that cliff vest upon the earlier of November 21, 2022 and a termination of employment without cause within the twelve months following or six months preceding a change of control.
(k)	Represents time-based RSUs that cliff vest upon the earlier of January 1, 2023 and a termination of employment without cause within the twelve months following or six months preceding a change of control.
(l)	Represents time-based RSUs that cliff vested on February 20, 2022.

Option Exercises and Stock Vested in 2021

The following table presents information pertaining to any outstanding RSU awards held by the NEOs that vested during 2021. There were no option awards outstanding during 2021.

	Stock Awards
	Number of	Value
	Shares Acquired	Realized on
Name	on Vesting (#)	Vesting ($)
Jeremy B. Ford	88,945	3,110,407	(a)

William B. Furr	21,707	759,094	(a)

Jerry L. Schaffner	18,606	650,652	(a)

Stephen Thompson	4,000	137,360	(b)

M. Bradley Winges	—	—

(a)	Value based upon the closing price of $34.97 for our common stock on March 5, 2021 multiplied by the respective number of vested RSUs.
(b)	Value based upon the closing prices of $34.34 for our common stock on April 26, 2021 multiplied by the number of vested RSUs.

Non-Qualified Deferred Compensation

The following table shows the non-qualified deferred compensation activity for our NEOs during the fiscal year ended December 31, 2021.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at Last
	in Last Fiscal	in Last Fiscal	Last Fiscal	Distributions	Fiscal Year End
Name	Year ($)	Year ($)	Year (a) ($)	($)	End (b) ($)
Jeremy B. Ford	—	—	—	—	—

William B. Furr	—	—	—	—	—

Jerry L. Schaffner	—	—	3,806	—	2,598,879

Stephen Thompson	—	—	—	—	—

M. Bradley Winges	—	—	—	—	—

(a)	Represents interest earned on 2012 deferred compensation contributions of $2,448,000 for Mr. Schaffner. All amounts reported as aggregate earnings in the last fiscal year are reported as compensation in the last completed fiscal year in the Summary Compensation Table.
(b)	All amounts were reported as compensation in the Summary Compensation Table for the last completed fiscal year or prior fiscal years.

Potential Payments Upon Termination or Change-in-Control

The 2012 Equity Incentive Plan and 2020 Equity Incentive Plan, under which we have granted awards to the NEOs, contain specific termination and change in control provisions. We determined to include a change in control provision in the plans to be competitive with what we believe to be the standards for the treatment of equity upon a change in control for similar companies and so that employees who remain after a change in control would be treated the same with regard to equity as the general stockholders who could sell or otherwise transfer their equity upon a change in control. Under the terms of the 2012 Equity Incentive Plan, if a change in control (as defined below in the discussion of the 2012 Equity Incentive Plan) were to occur, all awards then outstanding would become vested and/or exercisable and any applicable performance goals with respect thereto would be deemed to be fully achieved. However, for equity grants pursuant to the 2012 Equity Incentive Plan after January 1, 2019 and equity grants pursuant to the 2020 Equity Incentive Plan, all equity award agreements contain “double trigger” provisions, which require termination of employment within the six months preceding or the twelve months following a change in control in order for the equity awards to vest in connection with a change in control.

Employment Contracts

Mr. Furr

If Mr. Furr’s employment agreement is terminated (1) by Mr. Furr, (2) by the Company for “cause” (as such term is defined in the employment agreement), or (3) in the event of Mr. Furr’s death or disability, Mr. Furr (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the employment agreement or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination. With respect to a termination resulting from Mr. Furr’s death or disability, the unvested portion of the equity grants granted to him upon commencement of his employment also will vest, subject to certain conditions.

If Mr. Furr’s employment is terminated by the Company without “cause” (other than pursuant to a “change in control” (as such term is defined in the employment agreement)), Mr. Furr will be entitled to receive the amounts in the foregoing paragraph and, subject to his execution and delivery to the Company of a release, a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination.

If Mr. Furr’s employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control,” Mr. Furr will be entitled to receive the same amount upon a termination for “cause” and a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Furr executes and delivers a release to the Company. Any unvested portion of the equity grants also will vest. Notwithstanding, any amounts payable to Mr. Furr upon a change in control shall not constitute a “parachute payment” and shall be reduced accordingly.

Mr. Schaffner

With respect to Mr. Schaffner, if his employment contract is terminated by us for cause, by Mr. Schaffner or due to his death or disability (as such terms are defined below), he or his estate, as applicable, is entitled to:

(i)	his annual base salary through the date of termination, to the extent not already paid and not deferred;

(ii)	any annual bonus earned for a prior award period, to the extent not already paid and not deferred;

(iii)	any business expenses he incurred that are not yet reimbursed as of the date of termination; and

(iv)	any other amounts or benefits, including all unpaid and/or vested, nonforfeitable amounts owing or accrued to him, required to be paid or provided or which he is eligible to receive under any plan, program, policy or practice or contract or agreement, to the extent not already paid and not deferred, through the date of termination.

In addition, Mr. Schaffner or his estate, as applicable, is entitled to a lump-sum cash payment equal to $2,448,000, which represents the amount Mr. Schaffner would have been entitled to receive under his prior employment agreement with PlainsCapital if his employment was terminated, plus interest from November 30, 2012. Such amounts described in the preceding paragraph are referred to as the “Accrued Amounts.”

If Mr. Schaffner’s employment is terminated by us other than for cause (as such term is defined below) or his death or disability, he is entitled to the Accrued Amounts, including the lump-sum cash payment equal to $2,448,000 and interest thereon from November 30, 2012, as well as payments generally equal to the sum of the average of Mr. Schaffner’s prior annual bonuses over the preceding three years plus his annual base salary. Mr. Schaffner will retain the right to be grossed-up for any excise tax relating to “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code), which is set forth in his prior employment agreement, provided that the gross-up will only relate to any excise taxes arising in connection with our acquisition of PlainsCapital. These severance amounts are payable subject to Mr. Schaffner’s execution of a release of claims.

Mr. Thompson

If Mr. Thompson’s employment agreement is terminated (1) by Mr. Thompson, (2) by the Company for “cause” (as such term is defined in the employment agreement), or (3) in the event of Mr. Thompson’s death or disability, Mr. Thompson (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the employment agreement or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination.

If Mr. Thompson’s employment is terminated by the Company without “cause” (other than pursuant to a “change in control” (as such term is defined in the employment agreement)), Mr. Thompson will be entitled to receive the amounts in the foregoing paragraph and, subject to his execution and delivery to the Company of a release, a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination.

If Mr. Thompson’s employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control,” Mr. Thompson will be entitled to receive the same amount upon a termination for “cause” and a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Thompson executes and delivers a release to the Company. Any unvested portion of the equity grants, including the sign-on grant, also will vest. Notwithstanding, any amounts payable to Mr. Thompson upon a change in control shall not constitute a “parachute payment” and shall be reduced accordingly.

Mr. Winges

If Mr. Winges’s amended employment agreement is terminated (1) by Mr. Winges, (2) by the Company for “cause” (as such term is defined in the employment agreement), or (3) in the event of Mr. Winges’s death or disability, Mr. Winges (or his estate, as applicable) will be entitled to receive his base salary through the effective date of such termination, all earned and unpaid and/or vested, nonforfeitable amounts owed to him at such time under the amended employment agreement, or under any compensation or benefit plans, and reimbursement for any unreimbursed business expenses incurred prior to the effective date of such termination.

If Mr. Winges’s amended employment is terminated by the Company without “cause” (other than pursuant to a “change in control” (as such term is defined in his employment agreement)), Mr. Winges will be entitled to receive the amounts set forth in the foregoing paragraph and, subject to his execution and delivery to the Company of a release, a lump-sum cash payment equal to the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination.

If Mr. Winges’s employment is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control,” Mr. Winges will be entitled to receive the amounts set forth in the first paragraph of this section and a lump-sum cash payment equal to two times the sum of (A) his annual base salary rate immediately prior to the effective date of such termination and (B) an amount equal to the incentive bonus paid to him in respect of the calendar year immediately preceding the year of the termination, provided that Mr. Winges executes and delivers a release to the Company. Any unvested RSU awards, also will vest if Mr. Winges is terminated without “cause” within the twelve months immediately following, or the six months immediately preceding, a “change in control.” Notwithstanding, any amounts payable to Mr. Winges upon a “change in control” shall not constitute a “parachute payment” and will be reduced accordingly.

Definitions of “Cause” and “Disability” Under Employment Contracts

For the purposes of the employment agreements of Messrs. Furr, Thompson and Winges, “cause” means:

●	an act of fraud, embezzlement or theft;
●	the Company is required to remove or replace executive by formal order or formal or informal instruction, including a requested consent order or agreement, from the Federal Reserve or any other regulatory authority having jurisdiction;
●	intentional wrongful damage to property of the Company;
●	intentional wrongful disclosure of trade secrets or confidential information of the Company;
●	intentional violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order;
●	intentional breach of fiduciary duty involving personal profit;
●	intentional action or inaction that causes material economic harm to the Company;
●	a material violation of the Company’s written policies, standards or guidelines applicable to executive; or
●	the failure or refusal of executive to follow the reasonable lawful directives of the Board or, in case of Messrs. Furr and Thompson, their respective supervisors.

For the purposes of the employment agreement with Messrs. Furr, Thompson and Winges, “disability” is defined in accordance with our disability policy in effect at the time of the disability.

For the purposes of Mr. Schaffner’s retention agreement, “cause” means:

●	an intentional act of fraud, embezzlement or theft;
●	intentional wrongful damage to property of the Company;
●	intentional wrongful disclosure of trade secrets or confidential information of the Company;
●	intentional violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease and desist order;
●	intentional breach of fiduciary duty involving personal profit; or
●	intentional action or inaction that causes material economic harm to the Company.

For the purposes of Mr. Schaffner’s retention agreement, “disability” means he shall have been absent from full-time performance of his duties for 180 consecutive days as a result of incapacity due to physical or mental illness that is determined to be total and permanent by a physician.

Set forth below are the amounts that Messrs. Jeremy B. Ford, Furr, Schaffner, Thompson and Winges would have received if the specified events had occurred on December 31, 2021.

Termination due
	Termination for	to Death or	Termination	Change of
Jeremy B. Ford	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance	—	—	—	—
Restricted stock units (a)	—	7,876,913	7,876,913	13,996,121
Welfare benefits	—	—	—	—
Total	$—	$7,876,913	$7,876,913	$13,996,121

(a)	RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2021. If a change of control under the 2012 Equity Incentive Plan or the 2020 Equity Incentive Plan occurs and assuming participant is terminated without cause on the date of the change in control, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2021. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
	Termination for	to Death or	Termination	Change of
William B. Furr	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance (a)	—	—	1,382,500	2,765,000
Restricted stock units (b)	—	1,866,922	1,866,922	2,992,171
Welfare benefits	—	—	—	—
Total	$—	$1,866,922	$3,249,422	$5,757,171

(a)	Cash severance calculation if Mr. Furr is terminated without cause is based upon the sum of: (i) Mr. Furr’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Furr in respect of the calendar year immediately preceding the year of the date of termination. If his employment is terminated without cause upon a change of control, the cash severance calculation is based upon two times the sum of: (i) Mr. Furr’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Furr in respect of the calendar year immediately preceding the year of the date of termination.
(b)	RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2021. If a change of control under the 2012 Equity Incentive Plan or the 2020 Equity Incentive Plan occurs and assuming participant is terminated without cause on the date of the change in control, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2021. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
	Termination for	to Death or	Termination	Change of
Jerry L. Schaffner	Cause	Disability	Without Cause	Control
Accrued amounts (a)	$660,000	$660,000	$660,000	$—
Cash payment (b)	2,598,879	2,598,879	2,598,879	—
Cash severance (c)	—	—	1,323,250	—
Restricted stock units (d)	—	1,336,111	1,336,111	2,084,681
Welfare benefits	—	—	—	—
Total	$3,258,879	$4,594,990	$5,918,240	$2,084,681

(a)	Accrued Amounts calculation based upon the sum of: (i) Mr. Schaffner’s annual base salary through December 31, 2021, to the extent not already paid and not deferred; (ii) any annual bonus earned, to the extent not already paid and not deferred; (iii) any business expenses incurred that have not yet been reimbursed as of the date of termination; and (iv) any other amounts or benefits, including all unpaid and/or vested, nonforfeitable amounts owing or accrued to Mr. Schaffner.
(b)	Cash Payments refers to a lump-sum cash payment that represents the amount, including interest thereon, Mr. Schaffner would have been entitled to receive under his prior employment agreement with PlainsCapital if his employment had been terminated.
(c)	Cash Severance calculation based upon the sum of the average of Mr. Schaffner’s prior annual bonuses for each of the preceding three years plus his annual base salary.
(d)	RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2021. If a change of control under the 2012 Equity Incentive Plan or the 2020 Equity Incentive Plan occurs and assuming participant is terminated without cause on the date of the change in control, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2021. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
	Termination for	to Death or	Termination	Change of
Stephen Thompson	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance (a)	—	—	2,141,250	4,282,500
Restricted stock units (b)	—	872,341	872,341	1,900,406
Welfare benefits	—	19,019	19,019	19,019
Total	$—	$891,360	$3,032,610	$6,201,925

(a)	Cash severance calculation if Mr. Thompson is terminated without cause is based upon the sum of: (i) Mr. Thompson’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Thompson in respect of the calendar year immediately preceding the year of the date of termination. If his employment is terminated without cause upon a change of control, the cash severance calculation is based upon two times the sum of: (i) Mr. Thompson’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Thompson in respect of the calendar year immediately preceding the year of the date of termination.
(b)	RSUs vest ratably upon the death or disability of the participant or termination of the participant without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2021. If a change of control under the 2012 Equity Incentive Plan or the

2020 Equity Incentive Plan occurs and assuming participant is terminated without cause on the date of the change in control, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2021. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

		Termination due
	Termination for	to Death or	Termination	Change of
M. Bradley Winges	Cause	Disability	Without Cause	Control
Accrued amounts	$—	$—	$—	$—
Cash payment	—	—	—	—
Cash severance (a)	—	—	2,561,339	5,122,678
Restricted stock units (b)	—	3,904,081	3,904,081	5,037,530
Welfare benefits	—	—	—	—
Total	$—	$3,904,081	$6,465,420	$10,160,208

(a)	Cash severance calculation if Mr. Winges is terminated without cause is based upon the sum of: (i) Mr. Winges’ annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Winges in respect of the calendar year immediately preceding the year of the date of termination. If his employment is terminated without cause upon a change of control, the cash severance calculation is based upon two times the sum of: (i) Mr. Winges’s annual base salary rate and (ii) an amount equal to annual incentive cash bonus paid to Mr. Winges in respect of the calendar year immediately preceding the year of the date of termination.
(b)	83,000 time-based RSUs vest upon the death or disability of the participant or termination of the participant without cause. Remaining RSUs granted to Mr. Winges vest pro rata upon his death or disability or termination without cause. The foregoing assumes the death or disability or termination of the participant without cause on December 31, 2021. If a change of control under the 2012 Equity Incentive Plan or the 2020 Equity Incentive Plan occurs and assuming participant is terminated without cause on the date of the change of control, all unvested RSUs vest upon such event, which for purposes of the foregoing assumes December 31, 2021. In each case, it is assumed the target award is achieved or utilized to calculate vesting of performance awards. The form of award governing a portion of the RSUs includes a non-solicitation provision that is triggered upon the participant’s termination. For additional information, see “—Incentive Plans.”

Incentive Plans

Each of the incentive plans has a complex definition of “change in control.” Generally speaking under the 2012 Equity Incentive Plan and the 2020 Equity Incentive Plan, a change in control occurs if: (i) with certain exceptions, any person becomes the owner of 33% or more of the outstanding shares of our common stock or the combined voting power of our outstanding stock and other voting securities; (ii) a majority of the directors serving on our Board of Directors are replaced other than by new directors approved by at least two-thirds of the members of our Board of Directors; (iii) we are not the surviving company after a merger or consolidation or sale of all or substantially all of our assets; or (iv) with certain exceptions, our stockholders approve a plan of complete liquidation or dissolution.

Awards granted through 2018 under our 2012 Equity Incentive Plan were “single trigger” awards, meaning that accelerated vesting occurs upon a change in control even if the award holder remains with us after the change in control, regardless of whether awards are assumed or substituted by the surviving company. In 2019, the Compensation Committee of the Board of Directors adopted new forms of award agreements that provide for a “double trigger”, which requires termination within the six months preceding or twelve months following a change in control in order for the equity awards to vest in connection with a change in control. We believe the “double trigger” is in line with current practices of public companies. We believe a “double trigger” change in control provision is appropriate because it allows management to pursue all alternatives for us without undue concern for their own financial security.

For awards granted in 2019 and going forward (whether pursuant to the 2012 Equity Incentive Plan or the 2020 Equity Incentive Plan), awards only vest upon a change in control if the grantee is terminated within the six months preceding or the twelve months following a change in control. Accordingly, grantees will not receive any additional benefit if their employment continues following a change in control.

CEO Pay Ratio

Item 402(u) of Regulation S-K, implementing a requirement of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires that we disclose a ratio that compares the annual total compensation of our median employee to that of our CEO.

In order to determine the median employee, we prepared a list of all employees as of December 31, 2021, along with their gross income as reported on IRS form W-2 for 2021. We included all employees, whether employed on a full-time, part-time, or seasonal basis. Gross income as reported on IRS form W-2 for 2021 was annualized for those employees that were permanent employees but were not employed for the full year. No assumptions, adjustments or estimates were made with respect to total compensation. We believe that W-2 income is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

The annual compensation for 2021 for Jeremy B. Ford, who served as our President and Chief Executive Officer, was $5,468,151. The annual compensation for the median employee for 2021 was $79,325. The resulting ratio of Mr. Jeremy B. Ford’s pay to that of our median employee for 2021 was 69:1.

We believe executive pay must be internally consistent and equitable to motivate our employees to create stockholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2021, directors Rhodes R. Bobbitt, William T. Hill, Jr., Andrew J. Littlefair and A. Haag Sherman served on the Compensation Committee. During fiscal year 2021:

●	none of the members of our Compensation Committee is, or has ever been, one of our officers or employees;
●	none of the members of our Compensation Committee had any relationships with the Company requiring disclosure under “Certain Relationships and Related Party Transactions”;
●	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee;
●	none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and
●	Mr. Jeremy B. Ford served as Chairman of the Board and a member of the Compensation Committee at First Acceptance Corporation. Mr. Russell serves as a director of Hilltop and until November 2021, served as Chief Executive Officer of First Acceptance Corporation. Neither Messrs. Jeremy B. Ford or Russell serve on the Compensation Committee at Hilltop, which approves compensation of Hilltop’s executive officers. First Acceptance Corporation is not a reporting company under the Exchange Act.

During 2021, Mr. Jeremy B. Ford, Hilltop’s President and Chief Executive Officer, served as a director of Hilltop. Hilltop’s Compensation Committee is comprised of independent directors, reviews and sets the compensation of Mr. Jeremy B. Ford and does not believe that this interlock pose any risks that are likely to have a material adverse effect on us.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than ten percent of our stock to file initial reports of ownership and reports of changes in ownership with the SEC.

Based solely on a review of the reports filed with the SEC and representations from our officers and directors, we believe that all Section 16(a) filing requirements for the year ended December 31, 2021, applicable to our officers, directors and greater than ten percent beneficial owners were timely satisfied, except that Mr. Thompson, President and Chief Executive Officer of PrimeLending, failed to file Forms 4 related to the grant of a time-based equity award, shares acquired pursuant to both the reinvestment of dividends and the Employee Stock Purchase Plan during 2021 and 2022; Mr. Lewis filed three late Forms 4 related to open-market sales transactions; and Mr. Cummings filed one late Form 4 related to an open-market sale transaction.

Based on written representations from our officers and directors, we believe that no Forms 5 for directors, officers and greater than ten percent beneficial owners were required to be filed with the SEC for the period ended December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General

Transactions with related persons are governed by our General Code of Ethics and Business Conduct, which applies to all officers, directors and employees. This code covers a wide range of potential activities, including, among others, conflicts of interest, self-dealing and related party transactions. Related party transactions that would be required to be disclosed pursuant to federal securities laws must be reported to the Chief Executive Officer or General Counsel and are subject to approval by the Audit Committee of the Board of Directors. Waiver of the policies set forth in this code will only be permitted when circumstances warrant. Such waivers for directors and executive officers, or that provide a benefit to a director or executive officer, may be made only by the Board of Directors and must be promptly disclosed as required by applicable law or regulation. Absent a review and approval process in conformity with the applicable guidelines relating to the particular transaction under consideration, such arrangements are not permitted.

The Company also has adopted the written Related Party Policy, which sets forth the Company’s policies and procedures for reviewing and approving transactions with related persons – namely, our directors, executive officers, their respective immediate family members and 5% stockholders. The transactions covered by the Related Party Policy include any financial transaction, arrangement or relationship in which the Company is a participant, the related person has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year.

After becoming aware of any transaction which may be subject to the Related Party Policy, the related person is required to report all relevant facts with respect to the transaction to the Chief Executive Officer or General Counsel of Hilltop. Upon determination by the Company’s legal department that a transaction requires review under the Related Party Policy, the material facts of the transaction and the related person’s interest in the transaction are provided to the Audit Committee. The transaction is then reviewed by the disinterested members of the Audit Committee, who determine whether approval of the transaction shall be granted. In reviewing a transaction, the Audit Committee considers facts and circumstances that it deems relevant to its determination, such as: management’s assessment of the commercial reasonableness of the transaction; the materiality of the related person’s direct or indirect interest in the transaction; whether the transaction may involve an actual, or the appearance of, a conflict of interest; and, if the transaction involves a director, the impact of the transaction on the director’s independence.

Certain types of transactions are pre-approved in accordance with the terms of the Related Party Policy. These include transactions in the ordinary course of business involving financial products and services provided by, or to, the Company, including loans, provided such transactions are in compliance with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations.

Hilltop Plaza Investment

On July 31, 2018, HTH Diamond Hillcrest Land LLC, or Hillcrest Land LLC, purchased approximately 1.7 acres of land in the City of University Park, Texas for $38.5 million. Hillcrest Land LLC is owned equally between Hilltop Investments I, LLC, a wholly owned entity of Hilltop, and Diamond Ground, LLC, an affiliate of Mr. Gerald J. Ford. Each of Hilltop Investments I, LLC and Diamond Ground, LLC contributed $19.3 million to Hillcrest Land LLC to complete the purchase. Trusts for which Jeremy B. Ford and the wife of Corey G. Prestidge are a beneficiary own 10.2% and 10.1%, respectively, of Diamond Ground, LLC.

In connection with the purchase of the land, Hillcrest Land LLC entered into a 99-year ground lease of the land with three tenants-in-common: SPC Park Plaza Partners LLC, or Park Plaza LLC, an unaffiliated entity which received an undivided 50% leasehold interest; HTH Hillcrest Project LLC, or HTH Project LLC, a wholly owned subsidiary of Hilltop, which received an undivided 25% leasehold interest; and Diamond Hillcrest, LLC, or Diamond Hillcrest, an entity owned by Mr. Gerald J. Ford, which received an undivided 25% leasehold interest, or collectively, the Co-Owners. The ground lease is triple net. The base rent from the Co-Owners under the ground lease commences 18 months after the ground lease was signed at $1.8 million per year and increases 1.0% per year each January 1 thereafter.

Concurrent with the ground lease, the Co-Owners entered into an agreement to purchase the improvements constructed on the land, which is a mixed-use project containing a six-story building, or Hilltop Plaza. HTH Project LLC and Diamond Hillcrest each own an undivided 25% interest in Hilltop Plaza. Park Plaza LLC owns the remaining undivided 50% interest in

Hilltop Plaza. Park Plaza LLC has agreed to serve as the Co-Owner property manager under the Co-Owners Agreement; however, certain actions require unanimous approval of all Co-Owners. Hilltop Plaza was funded through a $41.0 million construction loan from an unaffiliated third party bank, as well as cash contributions of $5.3 million from each of HTH Project LLC and Diamond Hillcrest. The construction loan was refinanced by an unaffiliated third party bank at December 31, 2021 in amount equal to $48.0 million.

Hilltop and the Bank entered into leases for a significant portion of the total rentable corporate office space in Hilltop Plaza to serve as the headquarters for both companies. Affiliates of Mr. Gerald J. Ford also entered into leases for office space in the building. The two separate 129-month office and retail leases of Hilltop and the Bank, respectively, have combined total base rent of approximately $35 million with the first nine months of rent abated. Hilltop Plaza has served as headquarters for both Hilltop and the Bank since February 2020.

These transactions were reviewed by the Audit Committee and approved by the disinterested members of the Board of Directors of Hilltop.

Gerald J. Ford, Chairman of the Board of Directors of Hilltop, is the sole member of Diamond HTH Stock Company GP, LLC. Diamond HTH Stock Company GP LLC is the sole general partner of Diamond HTH Stock Company, LP and Mr. Gerald J. Ford is the sole limited partner of Diamond HTH Stock Company, LP. The sole general partner of Diamond A Financial, L.P. is Diamond HTH Stock Company, LP and Turtle Creek Revocable Trust is a 1% limited partner of Diamond A Financial, L.P. Diamond A Financial, L.P. owns 19.9% of the outstanding Hilltop common stock as of April 28, 2022. Jeremy B. Ford, a director and the President and Chief Executive Officer of Hilltop, is the beneficiary of a trust that owns a 49% limited partnership interest in Diamond A Financial, L.P. The spouse of Corey G. Prestidge, Hilltop’s Executive Vice President, General Counsel and Secretary, is the beneficiary of a trust that also owns a 49% limited partnership interest in Diamond A Financial, L.P.

Jeremy B. Ford is the son of Gerald J. Ford. Mr. Prestidge is the son-in-law of Gerald J. Ford. Accordingly, Messrs. Jeremy B. Ford and Prestidge are brothers-in-law.

Cowboys Stadium Suite

In 2007, the Bank contracted with Cowboys Stadium, L.P., a company affiliated with the employer of Ms. Jones and that is beneficially owned by Ms. Jones and certain of her immediate family members, for the 20-year lease of a suite at Cowboys Stadium beginning in 2009. Pursuant to the lease agreement, Hilltop has agreed to pay Cowboys Stadium, L.P. annual payments of $500,000, subject to possible annual escalations, not to exceed 3% per year, beginning with the tenth year of the lease. In 2019, that lease of suite was assigned to Hilltop by the Bank. Hilltop paid approximately $546,000 under this lease in 2021.

Leases at The Star

In 2016, the Bank contracted with Frisco HQ Operations, L.P. and Bluestar Frisco Retail L.P., each of which is affiliated with the employer of Ms. Jones and beneficially owned by Ms. Jones and certain of her immediate family members, for the 10-year lease of office space and a Bank branch. Following an initial rent abatement period, the leases provide for annual base rent of an aggregate of approximately $383,000, which increases on a yearly basis thereafter to a maximum annual base rent of an aggregate of approximately $433,000.

Lee Lewis Construction

During 2019, the Bank contracted with a company owned by Mr. Lewis, Lee Lewis Construction, to renovate a branch in Lubbock, Texas. The Bank awarded this contract to Lee Lewis Construction following a bid process. This project was completed in November 2019, and the Bank paid Lee Lewis Construction $925,617 for the renovation of this branch.

On August 10, 2020, Hilltop Securities contracted with Lee Lewis Construction to construct tenant improvements at its new headquarters in Dallas, Texas. Hilltop Securities awarded this contract to Lee Lewis Construction following a bid process. This project was completed in June 2021, and Hilltop Securities paid Lee Lewis Construction $14.5 million for the tenant improvements.

DTF Holdings, LLC

Mr. Sobel, a director of Hilltop, is the managing member of DTF Holdings, LLC. DTF Holdings, LLC has provided investment management services to the Company and its subsidiaries since June 2009 pursuant to an Investment Management Services Agreement. In accordance with the Investment Management Services Agreement, DTF Holdings, LLC is paid an annual fee of $425,000 and reimbursed for its out-of-pocket expenses related to such services. The Investment Management Services Agreement was terminated on June 30, 2020 in connection with sale of National Lloyds Corporation. Mr. Sobel became Chairman of Hilltop Securities in July 2019. Beginning in July 2020, Hilltop Securities pays Mr. Sobel annual fees of $425,000 for his services as Chairman of Hilltop Securities. DTF Holdings, LLC also provides investment management services to other entities related to Gerald J. Ford.

Employment of Certain Family Members

We currently employ, or during 2021 employed, a single family member of our officers and/or directors in the following capacity: Corey G. Prestidge, the brother-in-law of Jeremy B. Ford, our President and Chief Executive Officer, and the son-in-law of Gerald J. Ford, the Chairman of our Board, serves as Hilltop’s Executive Vice President, General Counsel and Secretary. Pursuant to our employment arrangement with this individual, during 2021, Corey G. Prestidge received total compensation for his services as employee of $2,001,626.

Indebtedness

The Bank has had, and may be expected to have in the future, lending relationships in the ordinary course of business with our directors and executive officers, members of their immediate families and affiliated companies in which they are employed or in which they are principal equity holders. In our management’s opinion, our prior or current lending relationships with these persons were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to us and do not involve more than normal collection risk or present other unfavorable features.

PROPOSAL TWO — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A(a)(1) of the Exchange Act, we are asking stockholders to cast an advisory vote on the compensation of our named executive officers disclosed in “Management – Compensation Discussion and Analysis” and “Management – Executive Compensation” sections of this Proxy Statement. At our 2017 annual meeting of stockholders, our stockholders voted in favor of a proposal to hold an advisory vote on executive compensation each year. While this vote is a non-binding advisory vote, we value the opinions of stockholders and will consider the outcome of the vote when making future compensation decisions. An advisory vote to determine the frequency of future advisory votes on executive compensation will be conducted at our annual meeting held in 2023.

We believe that our executive compensation programs effectively align the interests of our named executive officers with those of our stockholders by tying compensation to performance.

This annual vote on this matter is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. The vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

We are asking our stockholders to indicate their support for this Proposal Two and the compensation paid to our named executive officers as disclosed commencing on page 27 of this Proxy Statement by voting FOR, on a non-binding advisory basis, the following resolution:

“NOW, THEREFORE, BE IT RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion related thereto.”

Vote Necessary to Approve, on a Non-Binding Advisory Basis, Executive Compensation

The affirmative vote of a majority of the votes cast on the matter is required to approve, on a non-binding advisory basis, our executive compensation. The Compensation Committee of the Board of Directors will review the results of this matter and will take the results into account in making future determinations concerning executive compensation. For purposes of the non-binding advisory vote on executive compensation, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE — APPROVAL OF AMENDMENT TO THE HILLTOP HOLDINGS INC. EMPLOYEE STOCK PURCHASE PLAN

On April 21, 2022, our Board of Directors adopted an amendment, or the Amendment, to increase the number of shares of our common stock reserved for issuance under the Hilltop Holdings Inc. Employee Stock Purchase Plan, or the ESPP, subject to the approval of our stockholders. The ESPP was originally effective as of January 1, 2021 and, as adopted, we originally reserved 600,000 shares of our common stock for issuance as awards under the ESPP. As of April 21, 2022, there were 313,585 shares remaining available for future issuance as awards under the ESPP. The Amendment would further increase the number of shares of common stock available for issuance pursuant to awards under the ESPP by an additional 800,000 shares, or the Increased Share Amount, to a total of 1,400,000 shares of our common stock.

A copy of the Amendment and the ESPP are included as Annex A and Annex B, respectively, to this Proxy Statement.  Described below is a summary of certain key provisions of the ESPP, which is qualified in its entirety by reference to the full text of the ESPP, as amended.

Purpose of the ESPP

The ESPP is intended to provide eligible employees of Hilltop and certain designated Related Corporations (as defined in the ESPP) with an opportunity to purchase shares of our common stock at a discount and possibly with favorable tax consequences, and thereby provide an additional incentive for such employees to contribute to the prosperity of the Company.  Our Board of Directors believes that the ESPP promotes the interests of the Company and its stockholders by attracting, retaining, and motivating talented employees and aligning the interests of participating employees with those of our stockholders. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and will be treated as such for U.S. federal tax purposes.  The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Summary of the Proposed Amendment

Our Board adopted the Amendment on April 21, 2022, or the Amendment Date, subject to stockholder approval, to increase the number of shares of our common stock available for issuance pursuant to awards under the ESPP by an additional 800,000 shares, to a total of 1,400,000 shares of our common stock.

Summary of the ESPP

Described below is a summary of the material features of the ESPP. This summary does not purport to be a complete description of all of the provisions of the ESPP. It is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Annex B to this proxy statement and is incorporated herein by reference. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the ESPP.

Purpose.  The purpose of the ESPP is to provide a means by which eligible employees of Hilltop and certain designated Related Corporations may be given an opportunity to purchase shares of our common stock and to assist the Company in retaining the services of its employees and securing and retaining the services of new employees, thereby providing incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations. The rights to purchase shares of our common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Internal Revenue Code, or Options.

Shares Subject to the ESPP.  Subject to the terms of the ESPP, an aggregate of 600,000 shares of our common stock was originally reserved for issuance under the ESPP, and if the Amendment is approved by our stockholders, an aggregate amount of 1,400,000 shares of our common stock will be reserved for issuance under the ESPP. If Options granted under the ESPP expire, lapse, or otherwise terminate without being exercised, the shares of common stock not purchased under such Options will again become available for issuance under the ESPP. The stock purchasable under the ESPP may consist, in whole or in part, of authorized and unissued common stock, treasury stock, or common stock purchased on the open market.

As of April 28, 2022, the closing price of a share of our common stock on the NYSE was $26.45. As of the date hereof, 286,415 shares of our common stock have been purchased in the open market under the ESPP. No shares have been issued by us out of the authorized amount, all such shares have been purchased in the open market.

Administration.  The ESPP will be administered by the Board of Directors or such committee or committees of the Board of Directors as is designated by the Board of Directors to administer the ESPP, or the Committee.  The Board of Directors will have the power to (i) determine how and when Options to purchase shares of common stock will be granted and the provisions of each Offering of such Options (which need not be identical); (ii) designate from time to time which Related Corporations of Hilltop will be eligible to participate in the ESPP; (iii) construe and interpret the ESPP and Options, and establish, amend, and revoke rules and regulations for its administration (the Board of Directors, in the exercise of this power, may correct any defect, omission, or inconsistency in the ESPP, in a manner and to the extent it deems necessary or expedient to make the ESPP fully effective); (iv) settle all controversies regarding the ESPP and Options granted under it; (v) suspend or terminate the ESPP at any time as provided for under the ESPP; and (vi) exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the ESPP be treated as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The Board of Directors may delegate some or all of the administration of the ESPP to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the ESPP, the powers theretofore possessed by the Board of Directors that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the ESPP, as may be adopted from time to time by the Board of Directors.  The Board of Directors may retain the authority to concurrently administer the ESPP with the Committee and may, at any time, revest in the Board of Directors some or all of the powers previously delegated. Whether or not the Board of Directors has delegated administration of the ESPP to a Committee, the Board of Directors will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP. All determinations, interpretations, and constructions made by the Board of Directors in good faith in its discretion will be final, binding, and conclusive on all persons.

Offerings.  The Board of Directors may from time to time grant or provide for the grant of Options to purchase shares of common stock under the ESPP to eligible employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board of Directors. Each Offering shall be in such form and will contain such terms and conditions as the Board of Directors deems appropriate, which shall comply with the requirement of Section 423(b)(5) of the Internal Revenue Code that all employees granted Options have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the ESPP and treated as part of the ESPP. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of the ESPP by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period shall not exceed 27 months beginning with the Offering Date, and the substance of the provisions of the ESPP pertaining to (i) eligibility; (ii) the grant of Options; (iii) the purchase price; (iv) participation, withdrawal, and termination; and (v) the exercise of Options.

If a participant has more than one Option outstanding under the ESPP, unless he or she otherwise indicates in agreements or notices delivered by such participant: (i) each agreement or notice delivered by that participant will be deemed to apply to all of his or her Options under the ESPP; and (ii) an Option with a lower exercise price (or an earlier-granted Option, if different Options have identical exercise prices) will be exercised to the fullest possible extent before an Option with a higher exercise price (or a later-granted Option if different Options have identical exercise prices) will be exercised.

Eligibility.  Options may be granted only to employees of Hilltop or, as the Board of Directors may designate, to employees of a Related Corporation. Except as provided below, an employee is not eligible to be granted Options under the ESPP unless, on the Offering Date, such employee has been in the employ of Hilltop or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board of Directors may require (but in no event greater than two years). In addition, the Board of Directors may provide that no employee is eligible to be granted Options under the ESPP unless, on the Offering Date, such employee’s customary employment with Hilltop or the Related Corporation is for more than 20 hours per week and/or for more than five months per calendar year, or such other criteria as the Board of Directors may determine consistent with Section 423 of the Internal Revenue Code.

No employee is eligible to participate in the ESPP if, immediately after the grant of the Option, (i) the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of Hilltop or of any Related Corporation (including any stock which such employee may purchase under all outstanding rights and options); or (ii) such Option would permit such employee’s rights to purchase stock under all “employee stock purchase plans” (described in Section 423 of the Internal Revenue Code) of Hilltop and any Related Corporation to accrue at a rate that exceeds $25,000 of the Fair Market Value (or such other maximum as may be prescribed from time to time by the Internal Revenue Code) of such stock (determined at the Offering Date of the Option) for each calendar year in which such Option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Internal Revenue Code. Officers of Hilltop and any designated Related Corporation, if they are otherwise eligible employees, will be eligible to participate in Offerings under the ESPP. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may exclude from participation in the ESPP or any Offering any employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Internal Revenue Code).

As of April 21, 2022, there were approximately 1,600 employees participating in the ESPP.

Participation in the ESPP.  A participant may elect to authorize payroll deductions pursuant to an Offering under the ESPP by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form will authorize an amount of Contributions expressed as a percentage of the submitting participant’s Compensation (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board of Directors).  Each participant’s Contributions will be credited to a bookkeeping account for such participant under the ESPP and be deposited with the general funds of the Company except where applicable law requires that contributions be deposited with an independent third party. To the extent provided in the Offering, a participant may begin such contributions after the beginning of the Offering. To the extent provided in the Offering, a participant may thereafter reduce (including to zero) or increase his or her contributions. To the extent specifically provided in the Offering, in addition to making contributions by payroll deductions, a participant may make contributions through the payment by cash or check prior to each Purchase Date of the Offering.

Grant of Options.  On each Offering Date of an Offering made under the ESPP, each eligible employee will be granted an Option to purchase up to that number of shares of common stock purchasable with a percentage of such employee’s Compensation (not exceeding the percentage set forth in the Offering) during the period that begins on the Offering Date (or such later date as the Board of Directors determines for a particular Offering) and ends on the date stated in the Offering.  The Board of Directors will establish one or more Purchase Dates during an Offering on which Options granted pursuant to that Offering will be exercised and purchases of shares of common stock will be carried out in accordance with such Offering.

In connection with each Offering made under the ESPP, the Board of Directors may specify a maximum number of shares of common stock that may be purchased by any participant on any Purchase Date during such Offering, and a maximum aggregate number of shares of common stock that may be purchased by all participants pursuant to such Offering.  In addition, in connection with each Offering that contains more than one Purchase Dates, the Board of Directors may specify a maximum aggregate number of shares of common stock that may be purchased by all participants on any or each Purchase Date under the Offering.  If the aggregate purchase of shares of common stock issuable upon exercise of Options granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board of Directors action otherwise, a pro rata allocation of the shares of common stock available will be made in as nearly a uniform manner as practicable and equitable.

Purchase Price.  The purchase price of shares of common stock acquired pursuant to Options may not be less than the lesser of: (i) an amount equal to 85% of the Fair Market Value of the shares of common stock on the Offering Date; or (ii) an amount equal to 85% of the Fair Market Value of the shares of common stock on the applicable Purchase Date, as set forth in the Offering.

Exercise of Options.  On each Purchase Date during an Offering, each participant’s accumulated Contributions will be applied to the purchase of shares of common stock, up to the maximum number of shares of common stock permitted pursuant to the terms of the ESPP and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Options unless specifically provided for in the Offering. If any amount of accumulated Contributions remains in a participant’s account after the purchase of shares of common stock and such remaining amount is less than the amount required to purchase one share of common stock on the final Purchase Date of an Offering, then such remaining amount will be held in such participant’s account for the purchase of shares of common stock under the next Offering under the ESPP, unless such participant withdraws from such next Offering, as provided in the ESPP, or is not eligible to participate in such Offering, as provided in the ESPP, in which case such amount will be distributed to such participant after the final Purchase Date, without interest (unless required by applicable law).

No Options may be exercised unless the shares of common stock to be issued upon such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act and the ESPP is in material compliance with all applicable federal, state and foreign laws, and any other securities laws and other laws applicable to the ESPP. If, on a Purchase Date the shares of common stock are not so registered or the ESPP is not in such compliance, no Options may be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of common stock are subject to such an effective registration statement and the ESPP is in such compliance, except that the Purchase Date may not be delayed more than 12 months and the Purchase Date may in no event be more than 27 months from the Offering Date.

Shares of common stock obtained by exercise of Options must be held by the participant for 90 days prior to participant’s sale of such common stock.  The terms and conditions of Options granted to, and the purchase of shares of common stock by, persons subject to Section 16 of the Exchange Act must comply with the applicable provisions of Rule 16b-3.  The ESPP and all Options granted thereunder are deemed to contain, and the shares of common stock issued upon exercise of Options will be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to ESPP transactions.

Withdrawal.  During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a participant, the Company will distribute to such participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of common stock for the participant) under the Offering, and such participant’s Option in that Offering will terminate. A participant’s withdrawal from an Offering will not affect such participant’s eligibility to participate in any other Offerings under the ESPP, but such participant will be required to deliver a new enrollment form in order to participate in subsequent Offerings.

Termination of Employment.  A participant’s Option granted pursuant to an Offering under the ESPP will terminate immediately upon such participant ceasing to be an employee or other lack of eligibility. The Company will distribute to such terminated or otherwise ineligible employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of common stock) under the Offering. An employee will be deemed to have terminated employment for purposes of the ESPP when the employee begins a leave of absence, unless the employee is on an approved leave of absence or is entitled to disability benefits, in which case participation will be suspended until a return to active employment.

Restrictions on Transfer.  Options are not transferable by a participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in the ESPP. During a participant’s lifetime, Options may be exercised only by such participant. Any attempt to assign, transfer, pledge, or otherwise dispose of such rights or amounts will be null and void and without effect.

Interest.  Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

Adjustments.  In the event of a Capitalization Adjustment, the Board of Directors will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year; (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Options; and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board of Directors’ determination will be final, binding, and conclusive.

Effect of Certain Corporate Events.  In the event of a Corporate Transaction (whether by merger, consolidation, asset or stock sale), then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Options outstanding under the ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the ESPP; or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Options or does not substitute similar rights for Options outstanding under the ESPP, then the participants’ accumulated Contributions will be used to purchase shares of common stock within ten business days prior to the Corporate Transaction under any ongoing Offerings, and the participants’ Options under the ongoing Offerings will terminate immediately after such purchase.

Amendment, Termination, or Suspension of the ESPP.  The Board of Directors may amend the ESPP at any time as the Board of Directors deems necessary or advisable.  However, except for Capitalization Adjustments, stockholder approval will be required for any amendment of the ESPP for which stockholder approval is required by applicable law or listing requirements, including any amendment that (i) materially increases the number of shares of common stock available for issuance under the ESPP; (ii) materially expands the class of individuals eligible to become participants and receive Options under the ESPP; (iii) materially increases the benefits accruing to participants under the ESPP or materially reduces the price at which shares of common stock may be purchased under the ESPP; (iv) materially extends the term of the ESPP; or (v) expands the types of awards available for issuance under the ESPP, but in each of (i) through (v) above, only to the extent stockholder approval is required by applicable law or listing requirements. The Board of Directors may suspend or terminate the ESPP at any time. No Options may be granted under the ESPP while the ESPP is suspended or after it is terminated.  Any benefits, privileges, entitlements, and obligations under any outstanding Options granted before an amendment, suspension, or termination of the ESPP may not be impaired by any such amendment, suspension, or termination except (i) with the consent of the participant to whom such Options were granted; (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Internal Revenue Code); or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

Effective Date.  The ESPP originally became effective on January 1, 2021, and the Amendment became effective as of the Amendment Date; provided, however, that no Options may be exercised as they relate to the Increased Share Amount unless and until the Amendment has been approved by the stockholders of the Company, which approval shall be within 12 months before or after the Amendment Date.

U.S. Federal Income Tax Effects

Tax Effects for Participants.  The information set forth in the paragraph below is a summary only and does not purport to be complete. In addition, the information is based upon current U.S. federal income tax rules and therefore is subject to change if those rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her own tax adviser as to the federal, state, local and other tax consequences of the acquisition or disposition of common stock under the ESPP. This summary is general in nature and does not purport to be legal or tax advice.

Options granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with options granted under an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. A participant will be taxed on amounts withheld by payroll deductions for the purchase of shares of common stock as if such amounts were actually received. Except as described in the preceding sentence, no income relating to Options granted or shares purchased under the ESPP will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares. If the stock is disposed of at least two years after the Offering Date and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the Fair Market Value of the stock at the time of such disposition over the purchase price of such stock, or (ii) the excess of the Fair Market Value of the stock as of the grant date of such Option (typically the Offering Date) over the purchase price (applied and determined as of the grant date of such Option), will be treated as ordinary income. If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the Fair Market Value of the stock on the Purchase Date over the purchase price will be treated as ordinary income at the time of such disposition. Even if the stock is later disposed of for less than its Fair Market Value on the Purchase Date, the same amount of ordinary income will be attributed to the participant, and a capital loss will be recognized equal to the difference between the sales price and the Fair Market Value of the stock on such Purchase Date. The participant’s basis in the stock will be equal to the amount paid for such stock, plus any ordinary income included for such stock. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

Tax Effects for the Company.  There are no federal income tax consequences to the Company by reason of the grant or exercise of Options under the ESPP.  However, the Company will be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations). Any ordinary income that is required to be recognized will not be subject to income or payroll tax withholding.

New Plan Benefits

Participation in the ESPP is voluntary and depends on each eligible employee’s election to participate and the Fair Market Value of our common stock on various dates in the future. Accordingly, the benefits or amounts that will be received with respect to future purchases under the ESPP, as amended, are not determinable. Eligible employees who participate in the ESPP may not purchase shares of our common stock in any calendar year in excess of $25,000.

Required Vote

The approval of the Amendment requires the affirmative vote of the holders of at least a majority of the shares of our common stock cast on the proposal. For purposes of the approval of the ESPP, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum.

increase

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE ESPP.

PROPOSAL FOUR — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as our independent registered public accounting firm during 2021 and has been selected to serve in that capacity for 2022, unless the Audit Committee of the Board of Directors subsequently determines that a change is desirable. While stockholder ratification is not required for the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the selection is being submitted for ratification at the Annual Meeting, solely with a view toward soliciting our stockholders’ opinion. This opinion will be taken into consideration by the Audit Committee in its future deliberations.

A representative of PricewaterhouseCoopers LLP is expected to be at our Annual Meeting to respond to appropriate questions and, if PricewaterhouseCoopers LLP desires, to make a statement.

Vote Necessary to Ratify the Appointment

The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022 will be ratified if this proposal receives the affirmative vote of a majority of the votes cast on the matter. With respect to this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining a quorum. Under applicable rules, a broker will have the authority to vote on this proposal in the absence of instructions from the beneficial owner of the relevant shares.

Report of the Audit Committee

The Audit Committee of the Board of Directors of Hilltop Holdings Inc. currently consists of three directors and operates under a written charter adopted by the Board of Directors. Hilltop considers all members of the Audit Committee to be independent as defined by the applicable NYSE listing standards and SEC regulations. Management is responsible for Hilltop’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, Hilltop’s independent registered public accounting firm, is responsible for performing an independent audit of Hilltop’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee the financial reporting process.

In this context, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2021, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PricewaterhouseCoopers LLP the issue of its independence from the Company. The Audit Committee also concluded that PricewaterhouseCoopers LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with PricewaterhouseCoopers LLP’s independence.

Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussion with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

This report has been furnished by the members of the Audit Committee.

Tracy A. Bolt (Chairman)	Charles R. Cummings	J. Markham Green

Independent Auditor’s Fees

For the fiscal years ended December 31, 2021 and 2020, the total fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, were as follows:

	Fiscal Year Ended
	2021	2020
Audit Fees	$4,682,000	$6,097,000
Audit-Related Fees	279,500	1,270,750
Tax Fees	—	—
All Other Fees	2,700	2,700
Total	$4,964,200	$7,370,450

Audit Fees

Represents fees billed for the audits of our consolidated financial statements and effectiveness of internal control over financial reporting as of and for the years ended December 31, 2021 and 2020, reviews of our interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, audits and related services required for certain of our subsidiaries, and consultations related to miscellaneous SEC and financial reporting matters.

Audit-Related Fees

In 2021 and 2020 these fees primarily related to procedures associated with recently issued accounting standards and attestation reports required under various services agreements and statutory and regulatory requirements.

Tax Fees

No tax fees were incurred during 2021 or 2020.

All Other Fees

In 2021 and 2020, these fees related to an annual renewal of software licenses for accounting research software.

Audit Committee Pre-Approval Policy

In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by PricewaterhouseCoopers LLP to ensure that the work does not compromise its independence in performing its audit services. The Audit Committee also reviews and pre-approves all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. The Audit Committee pre-approved all fees noted above for 2021 and 2020.

The pre-approval policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PricewaterhouseCoopers LLP during either 2021 or 2020 that fell under this provision.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022.

STOCKHOLDER PROPOSALS FOR 2023

Stockholder proposals intended to be presented at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than 5:00 p.m., Dallas, Texas local time, on January 18, 2023 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2023 Proxy Statement and proxy. However, pursuant to such rule, if the 2023 Annual Meeting is not held within 30 days of July 21, 2023, then a stockholder proposal submitted for inclusion in our Proxy Statement for the 2023 Annual Meeting must be received by us a reasonable time before we begin to print and mail our Proxy Statement for the 2023 Annual Meeting.

In order for director nominations and proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act and pursuant to our current bylaws, the nomination or proposal must be received by us at our principal executive offices not before December 30, 2022 and not later than 5:00 p.m. Dallas, Texas local time, on January 30, 2023; provided, however, that in the event that the date of the 2023 annual meeting is advanced by more than 30 days or delayed by more than 60 days from July 21, 2023, notice by the stockholder in order to be timely must be received no earlier than the 120th day prior to the date of the 2023 annual meeting and not later than 5:00 p.m. Dallas, Texas local time, on the later of the 90th day prior to the date of the 2023 annual meeting or, if the first public announcement of the 2023 Annual Meeting is less than 100 days prior to the date of the 2023 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made. Stockholders are advised to review our charter and bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to our corporate Secretary at the address listed under “Questions” below.

To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Hilltop’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 22, 2023.

OTHER MATTERS

Our Board of Directors knows of no other matters that have been submitted for consideration at this Annual Meeting. If any other matters properly come before our stockholders at this Annual Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in their discretion.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations, Hilltop Holdings Inc., 6565 Hillcrest Avenue, Dallas, Texas 75205, or by calling (214) 855-2177. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ANNUAL REPORT

A COPY OF OUR ANNUAL REPORT IS INCLUDED WITH THIS PROXY STATEMENT BUT SHALL NOT BE DEEMED TO BE SOLICITATION MATERIAL. A COPY OF THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 ALSO IS AVAILABLE WITHOUT CHARGE FROM OUR COMPANY WEBSITE AT WWW.HILLTOP-HOLDINGS.COM OR UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, HILLTOP HOLDINGS INC., 6565 HILLCREST AVENUE, DALLAS, TEXAS 75205.

QUESTIONS

If you have questions or need more information about the Annual Meeting, you may write to the corporate Secretary at the following address of our principal executive office:

Corporate Secretary

Hilltop Holdings Inc.

6565 Hillcrest Avenue

Dallas, Texas 75205

You may also call us at (214) 855-2177. We also invite you to visit our website at www.hilltop-holdings.com

Annex A

FIRST AMENDMENT TO

Hilltop Holdings Inc.

EMPLOYEE STOCK PURCHASE PLAN

This FIRST AMENDMENT TO Hilltop Holdings Inc. EMPLOYEE STOCK PURCHSE Plan (this “Amendment”), effective as of April 21, 2022 (the “Effective Date”), is made and entered into by Hilltop Holdings Inc., a Maryland corporation (the “Company”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Hilltop Holdings Inc. Employee Stock Purchase Plan (the “Plan”).

RECITALS

WHEREAS, Section 12(a) of the Plan provides that the Board may amend the Plan at any time in any respect the Board deems necessary or advisable; provided, however, that stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that, among other things, materially increases the number of shares of Common Stock available for issuance under the Plan;

WHEREAS, the Company desires to amend the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan, as set forth in Section 3(a) of the Plan, subject to the provisions of Section 11(a) relating to Capitalization Adjustments, by an additional 800,000 shares of Common Stock (the “Increased Share Amount”); and

WHEREAS, this Amendment materially increases the number of shares of Common Stock available for issuance under the Plan, and consequently, the Company intends to submit this Amendment to the Company’s stockholders for their approval in accordance with Section 12(a) of the Plan.

NOW, THEREFORE, in accordance with Section 12(a) of the Plan, the Plan is hereby amended, effective as of the Effective Date, as follows:

1.Section 3(a) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 3(a):

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate One Million Four Hundred Thousand (1,400,000) shares of Common Stock.

2.This Amendment shall be effective as of the Effective Date; provided, however, that no Purchase Rights may be exercised by Participants as to the Increased Share Amount until the Company’s stockholders have timely approved this Amendment. In the event stockholder approval of this Amendment is not obtained within twelve (12) months of the Effective Date, the additional shares reserved for issuance under the Plan pursuant to this Amendment shall not be available for grant as shares of Common Stock.

3.Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the Effective Date.

Hilltop Holdings Inc.

By:

Name:

Title

A-1

Annex B

HILLTOP HOLDINGS INC.
EMPLOYEE STOCK PURCHASE PLAN

The Hilltop Holdings Inc. Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors of Hilltop Holdings Inc., a Maryland corporation (the “Company”), effective as of April 30, 2020 (the “Effective Date”), subject to approval by the Company’s stockholders.

1. General.

(a) The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. Administration.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board or, if delegated to a Committee, such Committee, in good faith in its discretion shall be final, binding, and conclusive on all persons.

3. Shares of Common Stock Subject to the Plan.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate Six Hundred Thousand (600,000) shares of Common Stock.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

4. Grant of Purchase Rights; Offering.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

5. Eligibility.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is for more than twenty (20) hours per week and/or for more than five (5) months per calendar year, or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering that coincides with the day on which such person becomes an Eligible Employee or that occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6. Purchase Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable with a percentage of such Employee's Compensation (as defined by the Board in each Offering) not exceeding fifteen percent (15%) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any or each Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of: (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. Participation; Withdrawal; Termination.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant's Compensation (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant's Contributions shall be credited to a bookkeeping account for such

Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with an independent third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant's Purchase Right in that Offering shall thereupon terminate. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering. An Employee will be deemed to have terminated employment for purposes of the Plan when the employee begins a leave of absence, unless the Employee is on an approved leave of absence or is entitled to disability benefits, in which case participation shall be suspended until a return to active employment.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant's lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8. Exercise of Purchase Rights.

(a) On each Purchase Date during an Offering, each Participant's accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest (unless required by applicable law). If the amount of Contributions remaining in a Participant's account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state and foreign laws, and any other securities laws and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering

(reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest (unless required by applicable law).

(d)Shares of Common Stock obtained by exercise of Purchase Rights must be held by the Participant for at least ninety (90) days prior to Participant’s sale of such Common Stock. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Purchase Rights shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

9. Covenants of the Company.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. Adjustments upon Changes in Common Stock; Corporate Transactions.

(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board shall make such adjustments in compliance with applicable law, and its determination shall be final, binding, and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

12. Amendment, Termination or Suspension of the Plan.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements or governmental regulations (including, without limitation, the provisions of Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

13. Effective Date of Plan.

The Plan shall become effective on January 1, 2021, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

14. Miscellaneous Provisions.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(b) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way (i) alter the at will nature of a Participant's employment, or (ii) be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(d) The provisions of the Plan shall be governed by the laws of the State of Maryland without resort to that state's conflicts of laws rules.

15. Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)  “Board” means the Board of Directors of the Company.

(b)  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c)  “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and other guidance thereunder.

(d)  “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e)  “Common Stock” means the common stock of the Company.

(f)  “Company” means Hilltop Holdings Inc, a Maryland corporation.

(g)  “Contributions” means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h)  “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i)  “Director” means a member of the Board.

(j)  “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k)  “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l)  “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o)  “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p)  “Offering Date” means a date selected by the Board for an Offering to commence.

(q)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)  “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s)  “Plan” means this Hilltop Holdings Inc. Employee Stock Purchase Plan.

(t)  “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(u)  “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v)  “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w)  “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(x)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(y)  “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed is open for trading.

Annex C

Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ($ '000, except per share amounts)	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021
Total Stockholders' Equity	$ 2,103,039	$ 2,136,711	$ 2,262,360	$ 2,411,372	$ 2,323,939	$ 2,419,185	$ 2,470,281	$ 2,476,371	$ 2,522,668
Less:
Goodwill	267,447	267,447	267,447	267,447	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	26,666	25,019	23,374	21,814	20,364	19,035	17,705	16,455	15,284
Goodwill and intangibles from discontinued operations	27,477	27,446	—	—	—	—	—	—	—
Tangible Common Equity	$ 1,781,449	$ 1,816,799	$ 1,971,539	$ 2,122,111	$ 2,036,128	$ 2,132,703	$ 2,185,129	$ 2,192,469	$ 2,239,937
Shares outstanding as of period end	90,641	90,108	90,222	90,238	82,185	82,261	81,153	78,959	78,965
Book Value Per Share (Common Stockholder's Equity Shares Outstanding)	$ 23.20	$ 23.71	$ 25.08	$ 26.72	$ 28.28	$ 29.41	$ 30.44	$ 31.36	$ 31.95
Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding)	$ 19.65	$ 20.16	$ 21.85	$ 23.52	$ 24.77	$ 25.93	$ 26.93	$ 27.77	$ 28.37

C-1

6565 Hillcrest Avenue

Dallas, Texas 75205

Telephone: (214) 855-2177

Facsimile: (214) 855-2173

HILLTOP HOLDINGS INC.
6565 HILLCREST AVENUE
DALLAS, TX 75205

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D85308-P74396 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

HILLTOP HOLDINGS INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

____

Nominees:

01) Rhodes R. Bobbitt	10) Lee Lewis
02) Tracy A. Bolt	11) Andrew J. Littlefair
03) J. Taylor Crandall	12) Tom C. Nichols
04) Hill A. Feinberg	13) W. Robert Nichols, III
05) Gerald J. Ford	14) Kenneth D. Russell
06) Jeremy B. Ford	15) A. Haag Sherman
07) J. Markham Green	16) Jonathan S. Sobel
08) William T. Hill, Jr.	17) Robert C. Taylor, Jr.
09) Charlotte Jones	18) Carl B. Webb

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Non-binding advisory vote to approve executive compensation.	☐	☐	☐
3. Approval of an amendment to the Hilltop Holdings Inc. Employee Stock Purchase Plan.	☐	☐	☐
4. Ratification of the appointment of PricewaterhouseCoopers LLP as Hilltop Holdings Inc.'s independent registered public accounting firm for the 2022 fiscal year.	☐	☐	☐

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on July 21, 2021 for shares held directly and by 11:59 P.M. Eastern Time on July 19, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. HILLTOP HOLDINGS INC. 6565 HILLCREST AVENUE DALLAS, TX 75205 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on July 21, 2021 for shares held directly and by 11:59 P.M. Eastern Time on July 19, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D53756-P57885 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HILLTOP HOLDINGS INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: ! ! ! 01) 02) 03) 04) 05) 06) 07) 08) 09) 10) Rhodes R. Bobbitt Tracy A. Bolt J. Taylor Crandall Charles R. Cummings Hill A. Feinberg Gerald J. Ford Jeremy B. Ford J. Markham Green William T. Hill, Jr. Charlotte Jones 11) Lee Lewis 12) Andrew J. Littlefair 13) Tom C. Nichols 14) W. Robert Nichols, III 15) Kenneth D. Russell 16) A. Haag Sherman 17) Jonathan S. Sobel 18) Robert C. Taylor, Jr. 19) Carl B. Webb For ! ! Against ! ! Abstain ! ! The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Non-binding advisory vote to approve executive compensation. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as Hilltop Holdings Inc.'s independent registered public accounting firm for the 2021 fiscal year. The proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report for the year ended December 31, 2020 are available at www.proxyvote.com. D53757-P57885 HILLTOP HOLDINGS INC. Annual Meeting of Stockholders July 22, 2021 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Corey G. Prestidge and Jeremy B. Ford, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HILLTOP HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Dallas, Texas local time on July 22, 2021, at 6565 Hillcrest Avenue, 5th floor, Dallas, TX 75205, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side